Exhibit 99.3

INDEX TO LINDE AG GROUP FINANCIAL STATEMENTS

Unaudited Linde AG Group Interim Financial Statements

Group Statement of Profit or Loss	2
Group Statement of Comprehensive Income	3
Group Statements of Financial Position	4
Group Statements of Cash Flows	6
Statement of Changes in Group Equity	8
Notes	11

Linde AG Group Financial Statements and Notes

Independent Auditors’ Report	1
Group Statements of Profit Or Loss	3
Group Statements of Comprehensive Income	4
Group Statement of Financial Position	5
Group Statements of Cash Flows	7
Statements of Changes in Group Equity	9
Notes	14

1

Unaudited Linde AG Group Interim Financial Statements

1 GROUP STATEMENT OF PROFIT OR LOSS

	2nd Quarter		January to June
in € million	2017 adjusted[1]	2018	2017 adjusted[1]	2018
Revenue	4,411	4,458	8,935	8,640
Cost of sales	2,900	2,861	5,889	5,536
GROSS PROFIT	1,511	1,597	3,046	3,104
Marketing and selling expenses	697	582	1,328	1,144
Impairment losses on receivables and contract assets	—	46	—	86
Research and development costs	28	27	53	52
Administration expenses	446	418	830	773
Other operating income	193	129	281	250
Other operating expenses	65	34	115	86
Share of profit or loss from associates and joint ventures (at equity)	6	4	8	9
NET PROFIT ON OPERATING ACTIVITIES	474	623	1,009	1,222
Financial income	8	22	23	29
Financial expenses	78	57	167	126
PROFIT BEFORE TAX	404	588	865	1,125
Taxes on income	89	123	206	242
PROFIT FOR THE PERIOD	315	465	659	883
attributable to Linde AG shareholders	281	429	592	811
attributable to non-controlling interests	34	36	67	72
EARNINGS PER SHARE
Earnings per share in € – undiluted	1.51	2.31	3.19	4.37
Earnings per share in € – diluted	1.51	2.31	3.19	4.37

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

2

2 GROUP STATEMENT OF COMPREHENSIVE INCOME

	2nd Quarter		January to June
in € million	2017 adjusted[1]	2018	2017 adjusted[1]	2018
PROFIT FOR THE PERIOD	315	465	659	883
OTHER COMPREHENSIVE INCOME (NET OF TAX)	-824	377	-839	114
ITEMS THAT MAY BE RECLASSIFIED SUBSEQUENTLY TO PROFIT OR LOSS	-949	306	-931	92
Unrealised gains/losses on available-for-sale financial assets	—	—	1	—
Unrealised gains/losses on hedging instruments	158	-65	209	5
Currency translation differences	-1,107	371	-1,141	87
ITEMS THAT WILL NOT BE RECLASSIFIED TO PROFIT OR LOSS	125	71	92	22
Remeasurement of defined benefit plans	125	70	92	17
Fair value changes from equity instruments at FVOCI	—	1		5
TOTAL COMPREHENSIVE INCOME	-509	842	-180	997
attributable to Linde AG shareholders	-490	808	-206	928
attributable to non-controlling interests	-19	34	26	69

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

3

3 GROUP STATEMENT OF FINANCIAL POSITION

in € million	31.12.2017 adjusted[1]	30.06.2018
Assets
Goodwill	10,895	10,997
Other intangible assets	2,091	1,973
Tangible assets	11,868	11,847
Investments in associates and joint ventures (at equity)	219	224
Other financial assets	84	108
Receivables from finance leases	70	61
Trade receivables	6	6
Other receivables and other assets	401	424
Income tax receivables	12	10
Deferred tax assets	416	403
NON-CURRENT ASSETS	26,062	26,053
Inventories	1,214	1,259
Receivables from finance leases	33	25
Trade receivables	2,775	2,763
Contract assets	—	170
Other receivables and other assets	698	755
Income tax receivables	228	185
Securities	623	17
Cash and cash equivalents	1,433	1,272
Non-current assets classified as held for sale and disposal groups	346	15
CURRENT ASSETS	7,350	6,461
TOTAL ASSETS	33,412	32,514

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

4

4 GROUP STATEMENT OF FINANCIAL POSITION

in € million	31.12.2017 adjusted[1]	30.06.2018
Equity and liabilities
Capital subscribed	475	475
Capital reserve	6,730	6,730
Revenue reserves	8,217	7,751
Cumulative changes in equity not recognised in profit or loss	-1,258	-1,159
TOTAL EQUITY ATTRIBUTABLE TO LINDE AG SHAREHOLDERS	14,164	13,797
Non-controlling interests	877	875
TOTAL EQUITY	15,041	14,672
Provisions for pensions and similar obligations	1,304	1,226
Other non-current provisions	478	436
Deferred tax liabilities	1,252	1,291
Financial debt	6,082	5,458
Liabilities from finance leases	40	51
Trade payables	1	4
Contract liabilities	—	132
Other non-current liabilities	537	382
NON-CURRENT LIABILITIES	9,694	8,980
Current provisions	1,129	999
Financial debt	1,886	2,636
Liabilities from finance leases	14	15
Trade payables	3,851	2,803
Contract liabilities	—	1,355
Other current liabilities	1,182	616
Liabilities from income taxes	551	435
Liabilities related to non-current assets classified as held for sale and disposal groups	64	3
CURRENT LIABILITIES	8,677	8,862
TOTAL EQUITY AND LIABILITIES	33,412	32,514

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

5

5 GROUP STATEMENT OF CASH FLOWS

	January to June
in € million	2017 adjusted[1]	2018
Profit before tax	865	1,125
Adjustments to profit before tax to calculate cash flow from operating activities
Amortisation of intangible assets and depreciation of tangible assets	966	916
Impairments of financial assets	1	—
Profit/loss on disposal of non-current assets	-19	-14
Net interest	133	100
Finance income arising from embedded finance leases in accordance with IFRIC 4/IAS 17	6	3
Share of profit or loss from associates and joint ventures (at equity)	-8	-9
Distributions/dividends received from associates and joint ventures	8	15
Income taxes paid	-268	-285
Changes in assets and liabilities
Change in inventories	-20	-48
Change in trade receivables	-112	-172
Change in contract assets		15
Change in provisions	-134	-198
Change in trade payables	-2	141
Change in contract liabilities		-139
Change in other assets and liabilities	-92	-175
CASH FLOW FROM OPERATING ACTIVITIES	1,324	1,275
Payments for tangible and intangible assets and plants held under finance leases in accordance with IFRIC 4/IAS 17	-828	-856
Payments for investments in consolidated companies	-33	-60
Payments for investments in financial assets	-29	-44
Payments for investments in securities	-1,155	-200
Proceeds on disposal of securities	961	806
Proceeds on disposal of tangible and intangible assets and amortisation of receivables from finance leases in accordance with IFRIC 4/IAS 17	63	135
Proceeds on disposal of consolidated companies and from purchase price repayment claims	122	123
Proceeds on disposal of financial assets	32	13
CASH FLOW FROM INVESTING ACTIVITIES	-867	-83

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

6

6 GROUP STATEMENT OF CASH FLOWS

	January to June
in € million	2017 adjusted[1]	2018
Dividend payments to Linde AG and non-controlling interests	-733	-1,375
Cash inflows/outflows due to changes in non-controlling interests	3	13
Cash inflows from interest rate derivatives	60	50
Interest payments relating to financial debt and cash outflows for interest rate derivatives	-257	-169
Proceeds of loans and capital market debt	3,074	2,587
Cash outflows for the repayment of loans and capital market debt	-2,532	-2,441
Cash outflows for the repayment of liabilities from finance leases	-10	-9
CASH FLOW FROM FINANCING ACTIVITIES	-395	-1,344
CHANGE IN CASH AND CASH EQUIVALENTS	62	-152
OPENING BALANCE OF CASH AND CASH EQUIVALENTS	1,465	1,433
Effects of currency translation	-38	-5
Cash disclosed as non-current assets classified as held for sale and disposal groups	-3	-4
CLOSING BALANCE OF CASH AND CASH EQUIVALENTS	1,486	1,272

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

7

7 STATEMENT OF CHANGES IN GROUP EQUITY

			Revenue reserves		Cumulative changes in equity not recognised through the statement of profit or loss
in € million	Capital subscribed	Capital reserve	Remeasurement of defined pension plans	Retained earnings	Currency translation differences	Available-for- sale financial assets/equity instruments at FVOCI	Hedging instruments	Total equity attributable to Linde AG shareholders	Non- controlling interests	Total equity
AT 01.01.2017 ADJUSTED[1]	475	6,745	-1,383	8,627	979	-1	-865	14,577	903	15,480
Profit for the period	—	—	—	592	—			592	67	659
Other comprehensive income (net of tax)	—	—	92		-1,100	2	208	-798	-41	-839
TOTAL COMPREHENSIVE INCOME	—	—	92	592	-1,100	2	208	-206	26	-180
Dividend payments	—		—	-687	—	—	—	-687	-46	-733
Changes as a result of share option schemes	—	-15	—	—	—	—	—	-15	—	-15
Capital increases/decreases	—	—	—	—	—	—	—	—	3	3
TOTAL CONTRIBUTIONS BY AND DISTRIBUTIONS TO OWNERS OF THE COMPANY	—	-15	—	-687	—	—	—	-702	-43	-745
Acquisition/disposal of non-controlling interests without a change of control	—	—	—	-1	—	—	—	-1	1	—
Acquisition/disposal of a subsidiary with non-controlling interests	—	—	—	—	—	—	—	—	13	13
CHANGES IN OWNERSHIP INTERESTS IN SUBSIDIARIES	—	—	—	-1	—	—	—	-1	14	13
AT 30.06.2017 ADJUSTED[1]	475	6,730	-1,291	8,531	-121	1	-657	13,668	900	14,568
AT 01.01.2018 ADJUSTED[1]	475	6,730	-1,137	9,363	-740	5	-523	14,173	877	15,050
Profit for the period	—	—	—	811	—	—	—	811	72	883
Other comprehensive income (net of tax)	—	—	18		88	6	5	117	-3	114
TOTAL COMPREHENSIVE INCOME	—	—	18	811	88	6	5	928	69	997
Dividend payments	—	—	—	-1,299	—	—	—	-1,299	-76	-1,375
Capital increases/decreases	—	—	—	—	—	—	—	—	13	13
TOTAL CONTRIBUTIONS BY AND DISTRIBUTIONS TO OWNERS OF THE COMPANY	—	—	—	-1,299	—	—	—	-1,299	-63	-1,362
Acquisition/disposal of a subsidiary with non-controlling interests	—	—	—	—	—	—	—	—	-8	-8
CHANGES IN OWNERSHIP INTERESTS IN SUBSIDIARIES	—	—	—	—	—	—	—	—	-8	-8
OTHER CHANGES	—	—	—	-5	—	—	—	-5	—	-5
AT 30.06.2018	475	6,730	-1,119	8,870	-652	11	-518	13,797	875	14,672

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

8

8 SEGMENT INFORMATION

	Segments		Segments				Reconciliation		Group
	Gases Division		Engineering Division		Other Activities
	January to June		January to June		January to June		January to June		January to June
in € million	2017	2018	2017	2018	2017 adjusted[1]	2018	2017 adjusted[1]	2018	2017 adjusted[1]	2018
Revenue from third parties	7,567	7,176	1,086	1,185	282	279	—	—	8,935	8,640
Revenue from other segments	5	6	126	179	12	14	-143	-199	—	—
TOTAL REVENUE FROM THE REPORTABLE SEGMENTS	7,572	7,182	1,212	1,364	294	293	-143	-199	8,935	8,640
OPERATING PROFIT	2,166	2,184	97	137	13	15	-140	-126	2,136	2,210
Restructuring and merger costs (special items)	117	23	17		—	—	27	49	161	72
Amortisation of intangible assets	958	908	17	17	11	12	-20	-21	966	916
and depreciation of tangible assets
NET PROFIT ON OPERATING ACTIVITIES	1,091	1,253	63	120	2	3	-147	-154	1,009	1,222
Capital expenditure (excluding financial assets)	725	795	7	10	13	3	-46	-30	699	778

	Segments
	Gases Division
	EMEA		Asia/Pacific		Americas		Total Gases Division
	January to June		January to June		January to June		January to June
in € million	2017	2018	2017	2018	2017	2018	2017	2018
Revenue from third parties	2,939	2,946	2,159	2,069	2,469	2,161	7,567	7,176
Revenue from other segments	8	11	13	13	76	83	5	6
TOTAL REVENUE FROM THE REPORTABLE SEGMENTS	2,947	2,957	2,172	2,082	2,545	2,244	7,572	7,182
OPERATING PROFIT	924	968	615	600	627	616	2,166	2,184
Restructuring and merger costs (special items)	104	7	—	—	13	16	117	23
Amortisation of intangible assets and depreciation of tangible assets	358	356	281	270	319	282	958	908
NET PROFIT ON OPERATING ACTIVITIES	462	605	334	330	295	318	1,091	1,253
Capital expenditure (excluding financial assets)	311	262	178	275	236	258	725	795

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

9

9 SEGMENT INFORMATION

	Segments		Segments				Reconciliation
	Gases Division		Engineering Division		Other Activities				Group
	2nd quarter		2nd quarter		2nd quarter		2nd quarter		2nd quarter
in € million	2017	2018	2017	2018	2017 adjusted[1]	2018	2017 adjusted[1]	2018	2017 adjusted[1]	2018
Revenue from third parties	3,771	3,668	497	649	143	142	—	—	4,411	4,459
Revenue from other segments	2	2	67	113	6	7	-75	-122	—	—
TOTAL REVENUE FROM
THE REPORTABLE SEGMENTS	3,773	3,670	564	762	149	149	-75	-122	4,411	4,459
OPERATING PROFIT	1,113	1,105	44	77	7	11	-75	-68	1,089	1,125
Restructuring and merger costs
(special items)	101	15	13	—	—	—	25	26	139	41
Amortisation of intangible assets and depreciation of tangible assets	472	458	9	9	5	6	-10	-12	476	461
NET PROFIT ON OPERATING
ACTIVITIES	540	632	22	68	2	5	-90	-82	474	623
Capital expenditure
(excluding financial assets)	363	449	4	7	6	1	-13	4	360	461

	Segments
	Gases Division
	EMEA		Asia/Pacific		Americas		Total Gases Division
	2nd quarter		2nd quarter		2nd quarter		2nd quarter
in € million	2017	2018	2017	2018	2017	2018	2017	2018
Revenue from third parties	1,466	1,484	1,093	1,068	1,212	1,116	3,771	3,668
Revenue from other segments	3	7	6	5	36	40	2	2
TOTAL REVENUE FROM THE REPORTABLE SEGMENTS	1,469	1,491	1,099	1,073	1,248	1,156	3,773	3,670
OPERATING PROFIT	462	450	347	317	304	338	1,113	1,105
Restructuring and merger costs (special items)	93	7	—	—	8	8	101	15
Amortisation of intangible assets and depreciation of tangible assets	179	177	136	138	157	143	472	458
NET PROFIT ON OPERATING ACTIVITIES	190	266	211	179	139	187	540	632
Capital expenditure (excluding financial assets)	181	151	84	147	98	151	363	449

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has once again been disclosed in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail on this subject is given in NOTE 6 of the Notes to the interim financial statements.

10

ADDITIONAL COMMENTS

[1] Basis of preparation and accounting policies

The condensed Group interim financial statements of Linde AG at 30 June 2018 have been prepared in accordance with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) and comply with the requirements of IAS 34 Interim Financial Reporting. They do not include all the information required for a complete set of financial statements prepared in accordance with the IFRS issued by the IASB. However, selected explanatory notes are included to explain events and transactions that are significant to understand changes in the Group’s financial position and performance since the last annual reporting period of the Group ended December 31, 2017.

The reporting currency is the euro. All amounts are shown in millions of euro (EUR m), unless stated otherwise.

The accounting policies used in the condensed Group interim financial statements are the same as those used to prepare the Group financial statements for the year ended 31 December 2017, with the exception of accounting standards which have become effective from 1 January 2018. In the first half of 2018, there were no changes in the discretionary decisions and estimates compared with the information disclosed in the 2017 Financial Report.

In addition, IAS 34 Interim Financial Reporting has been applied. Since 1 January 2018, the following new standards issued by the IASB have become effective:

•	IFRS 15 Revenue from Contracts with Customers including Amendments to IFRS 15

•	Clarifications relating to IFRS 15 Revenue from Contracts with Customers

•	IFRS 9 Financial Instruments

•	Amendments to IFRS 2 Share-based Payment

•	Annual Improvements to the IFRSs (2014–2016)

•	IFRIC 22 Foreign Currency Transactions and Advance Consideration

The following standards were issued by the IASB, but have not yet been applied in the condensed Group interim financial statements of The Linde Group for the six months ended 30 June 2018:

•	Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (first-time application postponed indefinitely by IASB)

•	IFRS 16 Leases (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	IFRIC 23 Uncertainty over Income Tax Treatments (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Amendments to IAS 28: Long-term Interests in Associates and Joint Ventures (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Annual Improvements to the IFRSs (2015–2017) (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Amendments to IAS 19 regarding plan amendments, curtailments and settlements (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Amendments to IFRS 9: Prepayment Features with Negative Compensation (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Amendments to the Conceptual Framework (first-time application according to IASB in financial years beginning on or after 1 January 2020)

11

[2] Changes in Group structure

The types of companies included in the consolidated interim financial statements of The Linde Group and changes in the structure of the Group are disclosed below.

10 STRUCTURE OF COMPANIES INCLUDED IN THE INTERIM FINANCIAL STATEMENTS

	As at 31.12.2017	Additions	Disposals	As at 30.06.2018
CONSOLIDATED SUBSIDIARIES	556	2	12	546
of which within Germany	20	—	2	18
of which outside Germany	536	2	10	528
COMPANIES ACCOUNTED FOR USING THE LINE-BY-LINE METHOD	7	—	—	7
of which within Germany	—	—	—	—
of which outside Germany	7	—	—	7
COMPANIES ACCOUNTED FOR USING THE EQUITY METHOD	35	—	2	33
of which within Germany	2	—	—	2
of which outside Germany	33	—	2	31
NON-CONSOLIDATED SUBSIDIARIES	42	1	5	38
of which within Germany	2	—	—	2
of which outside Germany	40	1	5	36

Significant disposals during the reporting period are described in NOTE [6] non-current assets classified as held for sale and disposal groups. Additions during the reporting period are described in NOTE [3].

[3] Acquisitions

Linde did not make any significant acquisitions during the reporting period. Information about the acquisitions which did take place in the first half of 2018 is therefore provided below in aggregate rather than by individual company.

In the first six months of 2018, Linde made acquisitions to expand its industrial gases and Healthcare business in the Americas und Asia/Pacific segments. The total purchase price for these acquisitions was EUR 58 m, of which EUR 57 m was paid in cash. The total purchase price includes deferred payments of EUR 1 m. In the course of these purchases, Linde acquired non-current assets of EUR 36 m and liabilities of EUR 1 m. Total goodwill arising was EUR 23 m. The main components of the goodwill are synergies, especially distribution synergies, and the potential arising from the continuation of the companies’ business. Of the goodwill, EUR 22 m is tax-deductible.

Since the dates of their acquisition, the companies acquired have generated revenue of EUR 12 m and a contribution to the Group’s profit for the period of EUR 1 m. if the business acquired had been consolidated into The Linde Group from 1 January 2018, the contribution to revenue would have been EUR 28 m and the contribution to profit for the period would have been EUR 3 m.

11 IMPACT OF ACQUISITIONS ON THE NET ASSETS OF THE LINDE GROUP

Opening balance upon initial consolidation	Fair value
in € million
Non-current assets	36
Inventories	—
Other current assets	—
Cash and cash equivalents	—
Equity (attributable to Linde AG)	35
Non-controlling interests	—
Liabilities	1

12

[4] Foreign currency translation

Exchange rates for the major currencies used by Linde were as follows:

12 PRINCIPAL EXCHANGE RATES
		Spot rate on reporting date		Average rate January to June
Exchange rate €1 =	ISO code	31.12.2017	30.06.2018	2017	2018
Australia	AUD	1.53781	1.57912	1.43681	1.56885
China	CNY	7.80668	7.70892	7.44919	7.70751
South Africa	ZAR	14.84441	16.07018	14.31014	14.88630
UK	GBP	0.88779	0.88588	0.86026	0.87961
USA	USD	1.19980	1.16405	1.08363	1.20984

13

[5] Revenue

New accounting standard IFRS 15 Revenue from Contracts with Customers replaces the rules for revenue recognition set out in IAS 11 and IAS 18 and has been applied for the first time with effect from 1 January 2018. Linde is applying the modified retrospective method, whereby the cumulative effects of the first-time application of IFRS 15 are recognised as an adjustment to the opening balance of revenue reserves. The prior-year figures in the Group statement of financial position have not been adjusted. Moreover, IFRS 15 has only been applied retroactively to contracts which had not been fulfilled in full at 1 January 2018. A detailed description of the application of IFRS 15 at Linde was given on PAGES 120 AND 121 OF THE 2017 FINANCIAL REPORT.

The first-time application of the new accounting standard resulted in a change, in the case of certain contracts, in the treatment of amounts recharged in respect of customer-related goods and services, which are no longer permitted to be recognised as such, because Linde has no control (as defined in IFRS 15) over the goods and services purchased. Netting costs which have previously been recognised gross against the sales-related cost reimbursement by the customer has resulted in the first half of 2018 (when compared with the previous accounting treatment in accordance with IAS 11 and IAS 18) in a reduction in revenue of EUR 195 m and a reduction of an equal amount in cost of sales.

This related mainly to revenue in the on-site business of the Gases Division.

IFRS 15 also requires for the first time the disclosure of contract assets and contract liabilities in the Group statement of financial position. If IFRS 15 had not been applied, the contract assets of EUR 170 m reported at 30 June 2018 would have been disclosed as trade receivables. If IFRS 15 had not been applied, EUR 897 m of the current contract liabilities of EUR 1.355 bn reported at 30 June 2018 would have been disclosed as current trade payables, while EUR 458 m of that total would have been disclosed as other current liabilities. In addition, if IFRS 15 had not been applied, the non-current contract liabilities of EUR 132 m reported at 30 June 2018 would have been disclosed as other non-current liabilities.

Group revenue is generated principally from contracts with customers as defined in IFRS 15. Sundry revenue which does not fall within the scope of IFRS 15 is generated mainly from lease agreements with customers.

In the Gases Division, revenue is classified on the basis of the primary regional markets, the main product areas and the time over which or point in time at which the revenue is recognised in accordance with IFRS 15. Revenue in the Gases Division during the reporting period comprises performance obligations of EUR 3.646 bn fulfilled over a particular period of time and performance obligations of EUR 3.389 bn fulfilled at a particular point in time.

The following table includes only revenue in the Gases Division from third parties and no revenue from other segments. The revenue disclosed per product area reflects only revenue in accordance with IFRS 15 and can therefore not be reconciled with revenue by product area shown in the current Group interim management report.

13 REVENUE FROM THIRD PARTIES – GASES DIVISION

	Segments
January to June 2018, in € million	EMEA	Asia/Pacific	Americas	Gases Division
On-site	613	708	381	1,702
Liquefied gases	688	657	481	1,826
Cylinder gas	1,085	566	270	1,921
Healthcare	467	103	1,016	1,586
REVENUE IN ACCORDANCE WITH IFRS 15	2,853	2,034	2,148	7,035
Sundry revenue in accordance with other accounting standards	93	35	13	141
REVENUE FROM THIRD PARTIES	2,946	2,069	2,161	7,176

14

In the Engineering Division, revenue is classified on the basis of the main product areas and the time over which or point of time at which the revenue is recognised. Revenue in the Engineering Division during the reporting period comprises performance obligations of EUR 1.026 bn fulfilled over a particular period of time and performance obligations of EUR 159 m fulfilled at a particular point in time.

The following table includes only revenue in the Engineering Division from third parties and no revenue from other segments and can therefore not be reconciled with revenue by plant type shown in the current Group interim management report.

14 REVENUE FROM THIRD PARTIES – ENGINEERING DIVISION

in € million	January to June 2018
Olefin plants	291
Natural gas plants	558
Air separation plants	194
Hydrogen and synthesis gas plants	78
Other	64

REVENUE FROM THIRD PARTIES IN ACCORDANCE WITH IFRS 15	1,185

Revenue in the Other Activities segments of EUR 279 m derives from the activities of logistics services company Gist and was generated entirely from performance obligations fulfilled over a particular period of time.

[6] Non-current assets classified as held for sale and disposal groups

At 30 June 2018, assets of EUR 15 m and liabilities of EUR 3 m were disclosed as non-current assets classified as held for sale and disposal groups.

These relate mainly to vehicles in the Asia/Pacific segment, which were acquired in 2016 and are due for sale in accordance with an operating sale and leaseback agreement. In addition, the Remeo business in Germany has been disclosed as a disposal group. The sale is planned to take place in the second half of 2018.

The business of logistics services company Gist was classified as a discontinued operation in December 2016. As sales negotiations with potential buyers were abandoned in the second quarter of 2018 and a sale can no longer be deemed highly probable, this segment is again being disclosed in continuing operations. It has therefore been included again in the segment report. As the assets held for sale have not been depreciated since December 2016, an adjustment (of EUR 11 m in each case) has been made to reflect the depreciation not charged in the first half of 2017 and the first half of 2018. The prior-year figure was adjusted accordingly.

In the reporting period, the gases business in Pakistan and part of a production facility within the EMEA segment and the German subsidiary Tega – Technische Gase und Gasetechnik GmbH were sold as planned. The total profit on disposal was EUR 60 m.

15

[7] Financial instruments

New accounting standard IFRS 9 Financial Instruments replaces the existing rules set out in IAS 39 Financial Instruments: Recognition and Measurement and was applied for the first time with effect from 1 January 2018.

IFRS 9 introduces new rules on the classification and measurement of financial assets and contains new rules on impairment losses on financial instruments. A detailed description of the new impairment model was given on PAGES 122 AND 123 OF THE 2017 FINANCIAL REPORT.

On applying IFRS 9 for the first time, Linde has elected to continue to account for hedging relationships in accordance with IAS 39 instead of IFRS 9.

A description of the effects of the first-time application of IFRS 9 was given in the INTERIM REPORT JANUARY TO MARCH 2018 ON PAGES 24 TO 26.

15 FINANCIAL ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

	Level 1		Level 2		Level 3
in € million	31.12.2017	30.06.2018	31.12.2017	30.06.2018	31.12.2017	30.06.2018
Investments and securities	623	30	—	20	—	5
Of which in other comprehensive income (debt instruments)	—	5	—	—	—	—
Of which in other comprehensive income (equity instruments)	—	13	—	20	—	5
Of which through profit or loss	—	12	—	—	—	—
Derivatives with positive fair values	—	—	167	160	—	—
Derivatives with negative fair values	—	—	299	301	—	—
Cash and cash equivalents	—	—	—	—	—	—

For individual categories of financial assets and financial liabilities in The Linde Group, the carrying amount of the item is generally a reasonable approximation of the fair value of the item. This does not apply to receivables from finance leases or to financial debt. In the case of receivables from finance leases, the fair value is EUR 93 m, while the carrying amount is EUR 86 m. The fair value of the financial debt is EUR 8.388 bn, compared with its carrying amount of EUR 8.094 bn. The fair value of financial instruments is generally determined using quoted market prices. If no quoted market prices are available, the fair value is determined using measurement methods customary in the market, based on market parameters specific to the instrument. There is currently no intention to sell assets in the investments and securities category which are reported at fair value in other comprehensive income (equity).

For derivative financial instruments, the fair value is determined as follows. Options are measured using Black-Scholes pricing models. Futures are measured with recourse to the quoted market price in the relevant market.

All other derivative financial instruments are measured by discounting future cash flows using the present value method. The starting parameters for these models should, as far as possible, be the relevant observable market prices and interest rates at the reporting date.

At the reporting date, no significant assets or liabilities had been recognised for which the values had been determined by valuation techniques with principal inputs not derived from observable market data (Level 3). Of the equity instruments recognised in other comprehensive income at fair value, an amount of EUR 5 m was allocated to Level 3, as no observable market data was available for these investments. The nearest approximation to fair value for those investments was acquisition cost. During the reporting period, there were no transfers between Levels 1, 2 and 3 of the fair value hierarchy.

More information on Linde’s financial debt is given on PAGES 6 AND 7 OF THE GROUP INTERIM MANAGEMENT REPORT.

16

[8] Segment reporting

As a result of the reclassification of Gist in continuing operations, the segment report has been adjusted and now includes the Other Activities segment again.

To arrive at the figure for the Gases Division as a whole from the figures for the segments within the Gases Division, consolidation adjustments of EUR 101 m (2017: EUR 92 m) were deducted from revenue. Therefore, it is not possible to arrive at the figure for the Gases Division as a whole by merely adding together the segments in the Gases Division.

The reconciliation of segment revenue to Group revenue and of the operating profit of the segments to Group profit before tax is shown in the table below:

16 RECONCILIATION OF SEGMENT REVENUE AND OF THE SEGMENT RESULT

	January to June		2nd quarter
in € million	2017 adjusted[1]	2018	2017 adjusted[1]	2018
Revenue
Total segment revenue	9,078	8,839	4,486	4,581
Consolidation	-143	-199	-75	-122
GROUP REVENUE	8,935	8,640	4,411	4,459
Operating profit
Operating profit from segments	2,276	2,336	1,164	1,193
Operating profit from corporate activities	-140	-131	-78	-42
Consolidation	—	5	3	-26
OPERATING PROFIT	2,136	2,210	1,089	1,125
Restructuring and merger costs (special items)	161	72	139	41
Amortisation and depreciation	966	916	476	461
Financial income	23	29	8	22
Financial expenses	167	126	78	57
PROFIT BEFORE TAX	865	1,125	404	588

[1]

In the six months to 30 June 2018, the business of logistics services provider Gist has been disclosed once again in continuing operations. The figures for the prior-year period have been adjusted accordingly. More detail is given in NOTE 6.

17

[9] Events after the reporting date

On 16 July 2018, Linde AG entered into an agreement with a consortium comprising companies belonging to the German industrial gas producer Messer Group and CVC Capital Partners Fund VII to sell the major part of Linde’s gases business in North America and various business operations in South America. In 2017, the business to be sold generated total revenue of around USD 1.7 bn and EBITDA of just over USD 360 m. The business to be sold comprises principally Linde’s entire US liquefied gases business and the Linde business in Brazil, Canada and Colombia. The purchase price of USD 3.3 bn is subject to the customary adjustment mechanisms when the purchase agreement is completed. The disposal is also subject to the completion of the proposed merger between Linde und Praxair and to regulatory approvals. It is therefore not deemed highly probable as defined by IFRS 5 and has therefore not been disclosed at the reporting date as non-current assets classified as held for sale or disposal groups.

No other significant events have occurred for The Linde Group since the end of the reporting period on 30 June 2018.

On 24 July 2018, the Executive Board of Linde AG authorised the condensed Group interim financial statements for issue.

18

Linde AG Group Financial Statements and Notes

Independent Auditor’s Report

The Board of Directors

Linde Aktiengesellschaft:

We have audited the accompanying consolidated financial statements of Linde Aktiengesellschaft and its subsidiaries, which comprise the consolidated group statements of financial position as of December 31, 2017 and 2016, and the related consolidated group statements of profit or loss, comprehensive income, cash flows and changes in group equity for each of the years in the three-year period ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Linde Aktiengesellschaft and its subsidiaries as of December 31, 2017 and 2016, and their consolidated financial performance and their consolidated cash flows for each of the years in the three-year period ended December 31, 2017 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

February 19, 2018

LINDE AG

GROUP STATEMENTS OF PROFIT OR LOSS

in EUR m	Note		2015	2016	2017
Revenue	[6	]	17,345	16,948	17,113
Cost of sales			11,166	10,847	11,274
GROSS PROFIT			6,179	6,101	5,839

Marketing and selling expenses			2,546	2,387	2,375
Research and development costs			131	121	112
Administration expenses			1,653	1,720	1,629
Other operating income	[7	]	419	467	418
Other operating expenses	[7	]	251	278	216
Share of profit or loss from associates and joint ventures (at equity)			12	13	19
NET PROFIT ON OPERATING ACTIVITIES FROM CONTINUING OPERATIONS			2,029	2,075	1,944

Financial income	[9	]	42	29	37
Financial expenses	[9	]	439	353	302
PROFIT BEFORE TAX FROM CONTINUING OPERATIONS			1,632	1,751	1,679

Income tax expense	[10	]	396	424	143
PROFIT FOR THE YEAR FROM CONTINUING OPERATIONS	[19	]	1,236	1,327	1,536

PROFIT FOR THE YEAR FROM DISCONTINUED OPERATIONS			16	-52	30

PROFIT FOR THE YEAR			1,252	1,275	1,566
attributable to Linde AG shareholders			1,149	1,154	1,434
attributable to non-controlling interests			103	121	132
EARNINGS PER SHARE – CONTINUING OPERATIONS	[11	]		—	—

Earnings per share in EUR - undiluted			6.10	6.50	7.56
Earnings per share in EUR - diluted			6.09	6.48	7.56
EARNINGS PER SHARE – DISCONTINUED OPERATIONS	[11	]		0 .00	0 .00

Earnings per share in EUR - undiluted			0.09	-0.28	0.16
Earnings per share in EUR - diluted			0.09	-0.28	0.16

LINDE AG

GROUP STATEMENTS OF COMPREHENSIVE INCOME

in EUR m	2015	2016	2017
PROFIT FOR THE YEAR	1,252	1,275	1,566

OTHER COMPREHENSIVE INCOME (NET OF TAX)	622	-509	-1,188

ITEMS THAT WILL BE RECLASSIFIED SUBSEQUENTLY TO PROFIT OR LOSS	609	- 91	-1,434

Unrealised gains/losses on available-for-sale financial assets	-7	1	6
Unrealised gains/losses on hedging instruments	-477	40	342
Currency translation differences	1,093	-132	-1,782
ITEMS THAT WILL NOT BE RECLASSIFIED SUBSEQUENTLY TO PROFIT OR LOSS	13	-418	246

Remeasurement of defined benefit plans	13	-418	246
TOTAL COMPREHENSIVE INCOME	1,874	766	378

attributable to Linde AG shareholders	1,747	629	309
attributable to non-controlling interests	127	137	69

LINDE AG

GROUP STATEMENT OF FINANCIAL POSITION

in EUR m	Note		31.12.2016	31.12.2017
Assets
Goodwill	[12	]	11,405	10,681
Other intangible assets	[12	]	2,440	2,047
Tangible assets	[13	]	12,756	11,756
Investments in associates and joint ventures (at equity)	[14	]	239	219
Other financial assets	[14	]	71	84
Receivables from finance leases	[16	]	165	70
Trade receivables	[16	]	2	6
Other receivables and other assets	[16	]	378	381
Income tax receivables	[16	]	7	12
Deferred tax assets	[10	]	500	416

NON—CURRENT ASSETS			27,963	25,672

Inventories	[15	]	1,231	1,211
Receivables from finance leases	[16	]	49	33
Trade receivables	[16	]	2,755	2,668
Other receivables and other assets	[16	]	788	706
Income tax receivables	[16	]	199	227
Securities	[17	]	131	623
Cash and cash equivalents	[18	]	1,463	1,432
Non-current assets classified as held for sale and disposal groups	[19	]	610	941
CURRENT ASSETS			7,226	7,841

TOTAL ASSETS			35,189	33,513

LINDE AG

GROUP STATEMENT OF FINANCIAL POSITION (continued)

in EUR m	Note		31.12.2016	31.12.2017
Equity and liabilities
Capital subscribed			475	475
Conditionally authorised capital EUR 57 million (2015: EUR 57 million)
Capital reserve			6,745	6,730
Revenue reserves			7,244	8,235
Cumulative changes in equity not recognised through the statement of profit or loss			113	-1,258
TOTAL EQUITY ATTRIBUTABLE TO LINDE AG SHAREHOLDERS	[20	]	14,577	14,182

Non-controlling interests	[20	]	903	877
TOTAL EQUITY			15,480	15,059

Provisions for pensions and similar obligations	[21	]	1,564	1,280
Other non-current provisions	[22	]	526	477
Deferred tax liabilities	[10	]	1,683	1,243
Financial debt	[23	]	6,674	6,089
Liabilities from finance leases	[24	]	53	40
Trade payables	[25	]	1	1
Other non-current liabilities	[25	]	725	537
NON—CURRENT LIABILITIES			11,226	9,667

Current provisions	[22	]	1,140	1,110
Financial debt	[23	]	1,854	1,930
Liabilities from finance leases	[24	]	21	14
Trade payables	[25	]	3,570	3,814
Other current liabilities	[25	]	1,208	1,159
Income Tax Liabilities	[25	]	549	551
Liabilities in connection with non-current assets classified as held for sale and disposal groups	[19	]	141	209
CURRENT LIABILITIES			8,483	8,787

TOTAL EQUITY AND LIABILITIES			35,189	33,513

LINDE AG

GROUP STATEMENTS OF CASH FLOWS

in EUR m	Note	2015	2016	2017
Profit before tax from continuing operations		1,632	1,751	1,679
Adjustments to profit before tax to calculate cash flow from operating activities - continuing operations			—	—

Amortisation of intangible assets / depreciation of tangible assets	[12], [13]	1,866	1,897	1,896
Impairments of financial assets	[14]	16	8	1
Profit/loss on disposal of non-current assets		-18	-36	-47
Net interest	[9]	366	307	258
Finance Income arising from embedded finance leases in accordance with IFRIC 4/IAS 17	[9]	18	14	10
Share of profit or loss from associates and joint ventures (at equity)	[14]	-12	-13	-19
Distributions/dividends received from associates and joint ventures	[14]	22	22	29
Income taxes paid	[10]	-532	-446	-453
Changes in assets and liabilities			—	—

Change in inventories	[15]	-45	21	-75
Change in trade receivables	[16]	293	-91	20
Change in provisions	[21], [22]	-26	-64	-17
Change in trade payables	[25]	-189	349	271
Change in other assets and liabilities		192	-319	-75
CASH FLOW FROM OPERATING ACTIVITIES - CONTINUING OPERATIONS		3,583	3,400	3,478

CASH FLOW FROM OPERATING ACTIVITIES - DISCONTINUED OPERATIONS		10	40	30

CASH FLOW FROM OPERATING ACTIVITIES - CONTINUING AND DISCONTINUED OPERATIONS		3,593	3,440	3,508

Payments for tangible and intangible assets and plants held under finance leases in accordance with IFRIC 4/IAS 17		-1,876	-1,761	-1,660
Payments for investments in consolidated companies	[2]	-113	-250	-40
Payments for investments in financial assets		-76	-75	-67
Payments for investments in securities	[17]	-953	-1,240	-1,655
Proceeds on disposal of securities	[17]	1,052	1,531	1,162
Proceeds on disposal of tangible and intangible assets and amortisation of receivables from finance leases in accordance with IFRIC 4/IAS 17		85	173	267
Proceeds on disposal of consolidated companies and from purchase price repayment claims		1	116	123
Proceeds on disposal of non-current assets held for sale and disposal groups	[19]	12	—	—
Proceeds on disposal of financial assets		88	34	52
CASH FLOW FROM INVESTING ACTIVITIES - CONTINUING OPERATIONS		-1,780	-1,472	-1,818

CASH FLOW FROM INVESTING ACTIVITIES - DISCONTINUED OPERATIONS		-15	-19	-28

CASH FLOW FROM INVESTING ACTIVITIES - CONTINUING AND DISCONTINUED OPERATIONS		-1,795	-1,491	-1,846

LINDE AG

GROUP STATEMENTS OF CASH FLOWS (continued)

in EUR m	Note		2015	2016	2017
Dividend payments to Linde AG shareholders and non-controlling interests	[31	]	-701	-765	-813
Cash inflows/outflows due to changes of non-controlling interests			—	—	25
Cash inflows from interest rate derivatives	[9	]	182	149	88
Interest paid for debt and cash outflows for interest rate derivatives	[9	]	-546	-496	-388
Proceeds of loans and capital market debt	[23	]	3,150	5,322	4,757
Cash outflows for the repayment of loans and capital market debt	[23	]	-3,584	-6,085	-5,273
Cash outflows for the repayment of liabilities from finance leases	[24	]	-24	-21	-17
CASH FLOW FROM FINANCING ACTIVITIES - CONTINUING OPERATIONS			-1,523	-1,896	-1,621

CASH FLOW FROM FINANCING ACTIVITIES - DISCONTINUED OPERATIONS			4	-21	-2

CASH FLOW FROM FINANCING ACTIVITIES - CONTINUING AND DISCONTINUED OPERATIONS			-1,519	-1,917	-1,623

CHANGE IN CASH AND CASH EQUIVALENTS			279	32	39
OPENING BALANCE OF CASH AND CASH EQUIVALENTS	[18	]	1,137	1,417	1,463
Effects of currency translation			3	18	-67
Cash and cash equivalents reported as non-current assets classified as held for sale and disposal groups	[19	]	-2	-4	-3
CLOSING BALANCE OF CASH AND CASH EQUIVALENTS	[18	]	1,417	1,463	1,432

LINDE AG

STATEMENTS OF CHANGES IN GROUP EQUITY

			Revenue reserves		Cumulative changes in equity not recognised through the statement of profit or loss
in EUR m	Capital subscribed	Capital reserve	Remeasurement of defined benefit plans	Retained earnings	Currency translation differences	Available-for- sale financial assets	Hedging instruments	Total equity attributable to Linde AG shareholders	Non- controlling interests	Total equity
At 01.01.2015	475	6,730	-980	7,544	61	5	-429	13,406	861	14,267

Profit for the year	—	—	—	1,149	—	—	—	1,149	103	1,252
Other comprehensive income (net of tax)	—	—	14	—	1,066	-6	-476	598	24	622
TOTAL COMPREHENSIVE INCOME	—	—	14	1,149	1,066	-6	-476	1,747	127	1,874

Dividend payments	—	—	—	-585	—	—	—	-585	-116	-701
Changes as a result of share option schemes	—	6	—	—	—	—	—	6	—	6
TOTAL CONTRIBUTIONS BY AND DISTRIBUTIONS TO OWNERS OF THE COMPANY	—	6	—	-585	—	—	—	-579	-116	-695

Other changes	—	—	—	4	—	—	—	4	-1	3

At 31.12.2015 / 01.01.2016	475	6,736	-966	8,112	1,127	-1	-905	14,578	871	15,449

Profit for the year	—	—	—	1,154	—	—	—	1,154	121	1,275
Other comprehensive income (net of tax)	—	—	-417	—	-148	—	40	-525	16	-509
TOTAL COMPREHENSIVE INCOME	—	—	-417	1,154	-148	—	40	629	137	766

Dividend payments	—	—	—	-640	—	—	—	-640	-125	-765
Changes as a result of share option schemes	—	9	—	—	—	—	—	9	—	9
Repurchase of own shares	—	—	—	—	—	—	—	—	—	—
Capital increase	—	—	—	—	—	—	—	—	—	—
TOTAL CONTRIBUTIONS BY AND DISTRIBUTIONS TO OWNERS OF THE COMPANY	—	9	—	-640	—	—	—	-631	-125	-756

Acquisition/disposal of non-controlling interests without change in control	—	—	—	—	—	—	—	—	—	—
Acquisition/disposal of a subsidiary with non-controlling interests	—	—	—	—	—	—	—	—	23	23
CHANGES IN OWNERSHIP INTERESTS IN SUBSIDIARIES	—	—	—	—	—	—	—	—	23	23

OTHER CHANGES	—	—	—	1	—	—	—	1	-3	-2

At 31.12.2016 / 01.01.2017	475	6,745	-1,383	8,627	979	-1	-865	14,577	903	15,480

Profit for the year	—	—	—	1,434	—	—	—	1,434	132	1,566
Other comprehensive income (net of tax)	—	—	246	—	-1,719	6	342	-1,125	-63	-1,188
Total comprehensive income	—	—	246	1,434	-1,719	6	342	309	69	378

Dividend payments	—	—	—	-687	—	—	—	-687	-126	-813
Changes as a result of share option schemes	—	-15	—	—	—	—	—	-15	—	-15
Repurchase of own shares	—	—	—	—	—	—	—	—	—	—
Capital increase	—	—	—	—	—	—	—	—	11	11
TOTAL CONTRIBUTIONS BY AND DISTRIBUTIONS TO OWNERS OF THE COMPANY	—	-15	—	-687	—	—	—	-702	-115	-817

Acquisition/disposal of non-controlling interests without change in control	—	—	—	-2	—	—	—	-2	12	10
Acquisition/disposal of a subsidiary with non-controlling interests	—	—	—	—	—	—	—	—	8	8
CHANGES IN OWNERSHIP INTERESTS IN SUBSIDIARIES	—	—	—	-2	—	—	—	-2	20	18

OTHER CHANGES	—	—	—	—	—	—	—	—	—	—

At 31.12.2017	475	6,730	-1,137	9,372	-740	5	-523	14,182	877	15,059

LINDE AG

SEGMENT INFORMATION 1

SEGMENT INFORMATION 1

	Segments
	Gases Division			Engineering Division			Reconciliation			Group (including continuing & discontinued operations)
in EUR m	2015	2016	2017	2015	2016	2017	2015	2016	2017	2015	2016	2017
Revenue from third parties	15,157	14,882	14,977	2,188	2,066	2,136	—	—	—	17,345	16,948	17,113
Revenue from other segments	11	10	11	406	285	252	-417	-295	-263	—	—	—
TOTAL REVENUE FROM THE REPORTABLE SEGMENTS	15,168	14,892	14,988	2,594	2,351	2,388	-417	-295	-263	17,345	16,948	17,113

OPERATING PROFIT	4,151	4,210	4,268	216	196	220	-280	-308	-275	4,087	4,098	4,213

Restructuring and merger costs (special items)	160	101	221	30	12	56	2	13	96	192	126	373
Amortisation of intangible assets/depreciation of tangible assets	1,863	1,893	1,900	41	44	34	-38	-40	-38	1,866	1,897	1,896
thereof write-downs and impairments	7	17	17	4	7	1	—	—	—	11	24	18
thereof write-downs and impairments in connection with non-current assets classified as held for sale and disposal groups	—	6	—	—	—	—	—	—	—	—	6	—
EBIT	2,128	2,216	2,147	145	140	130	-244	-281	-333	2,029	2,075	1,944

Capital expenditure (excluding financial assets)	1,881	1,660	1,752	32	30	30	3	22	-95	1,916	1,712	1,687

[1]

Due to the plans to sell Gist, the segment reporting was changed in the 2017 financial year. Further information is available in NOTE [29] SEGMENT INFORMATION. The prior-year figures were adjusted accordingly.

	Segments Gases Division
	EM EA			Asia/Pacific			Americas			Total Gases Division
in EUR m	2015	2016	2017	2015	2016	2017	2015	2016	2017	2015	2016	2017
Revenue from third parties	5,984	5,721	5,862	4,130	4,084	4,354	5,043	5,077	4,761	15,157	14,882	14,977
Revenue from other segments	26	15	14	27	25	24	140	155	147	11	10	11
TOTAL REVENUE FROM THE REPORTABLE SEGMENTS	6,010	5,736	5,876	4,157	4,109	4,378	5,183	5,232	4,908	15,168	14,892	14,988

OPERATING PROFIT	1,790	1,807	1,874	1,063	1,084	1,202	1,298	1,319	1,192	4,151	4,210	4,268

Restructuring and merger costs (special items)	87	49	164	40	42	11	33	10	46	160	101	221
Amortisation of intangible assets/depreciation of tangible assets	688	703	713	584	569	579	591	621	608	1,863	1,893	1,900
thereof write-downs and impairments	2	4	1	4	10	16	1	3	—	7	17	17
thereof write-downs and impairments in connection with non-current assets classified as held for sale and disposal groups	—	6	—	—	—	—	—	—	—	—	6	—
EBIT	1,015	1,055	997	439	473	612	674	688	538	2,128	2,216	2,147

Capital expenditure (excluding financial assets)	895	753	698	386	375	465	600	532	589	1,881	1,660	1,752

LINDE AG

REVENUE BY LOCATION OF CUSTOMER

in EUR m	2015	2016	2017
Europe	5 .986	5.995	6.440

Germany	1.304	1.228	1.272
Russia	382	716	1.127
UK	1.166	932	883
Asia/ Pacific	4.947	4.871	5.120

China	1.199	1.241	1.358
Australia	1.122	1.040	1.056
North America	5.212	5.050	4.455

USA	4.685	4.506	3.868
South America	662	572	590

Africa	538	460	508

GROUP REVENUE	17.345	16.948	17.113

LINDE AG

NON-CURRENT SEGMENT ASSETS BY LOCATION OF COMPANY

in EUR m	2016	2017
Europe	10,035	9,849

Germany	1,276	1,291
UK	1,177	1,098
Asia/ Pacific	7,958	7,063

China	1,421	1,381
Australia	1,192	1,046
North America	7,532	6,611

USA	2,858	2,472
South America	434	362

Africa	642	599

NON—CURRENT SEGMENT ASSETS	26,601	24,484

The information disclosed by country excludes goodwill.

LINDE AG

Notes to the Group Financial Statements

General principles

[1] Basis of preparation

The Linde Group is an international technology group which operates across the globe. The parent company of The Linde Group is Linde Aktiengesellschaft. The registered office of Linde AG is in Munich, Germany.

The consolidated financial statements of Linde Aktiengesellschaft (Linde) have been prepared in accordance with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB). We have applied all standards issued by the IASB and interpretations by the International Financial Reporting Committee (IFRIC) that were effective as of December 31, 2017.

The reporting currency is the euro. All amounts are shown in millions of euro (EUR m), unless stated otherwise. The Group statements of profit or loss has been prepared using the cost of sales method.

The annual financial statements of companies included in the consolidation are drawn up at the same reporting date as the annual financial statements of Linde Aktiengesellschaft.

[2] Acquisitions

There were no major acquisitions in 2017. Therefore, acquisitions made during the year are described below in aggregate rather than on an individual basis. In order to expand its business in the Industrial Gases and Healthcare product areas, Linde made acquisitions in the EMEA, Americas and Asia/Pacific segments in the year under review. The total purchase price for these acquisitions, including restated existing shares, was EUR 55 m, of which EUR 44 m was paid in cash. The total purchase price includes contingent consideration of EUR 1 m and deferred purchase price payments of EUR 2 m. In the course of a gradual acquisition, existing shares were restated at the fair value of EUR 8 m and the resulting positive impact on earnings in the amount of EUR 1 m was reported under operating profit. In the course of these corporate acquisitions, Linde has acquired non-current assets, inventories, liquid funds and other current assets. The acquired goodwill came to EUR 37 m in total. Key components relate to synergy potential, particularly sales synergies in the Healthcare area, and potential resulting from continuation as a going concern. The goodwill is tax-deductible in the amount of EUR 25 m. The shares of non-controlling shareholders were recognised based on the share of the restated net assets. The acquisitions resulted in the addition of receivables totalling EUR 9 m. The gross value of the receivables is EUR 9 m. Since the date of acquisition, the acquired companies have contributed EUR 23 m in revenue and EUR 0 m in profit for the year to the Group operating profit. If the business had already been consolidated within The Linde Group since 1 January 2017, then the revenue contribution would have been EUR 33 m and the contribution to profit for the year would have been EUR 1 m.

IMPACT OF ACQUISITIONS ON THE NET ASSETS OF THE LINDE GROUP

Opening balance upon initial consolidation
in EUR m	Other
Non-current assets	38
Inventories	1
Other current assets	10
Cash and cash equivalents	4
Equity (attributable to Linde AG)	18
Non-controlling interests	13
Liabilities	22

IMPACT OF ACQUISITIONS ON THE PROFIT FOR THE YEAR OF THE LINDE GROUP

IMPACT OF ACQUISITIONS ON THE PROFIT FOR THE YEAR OF THE LINDE GROUP

in EUR m	Profit for the year since the acquisition date	Profit for the year since the beginning of the financial year on 01.01.2017[1]
Other	—	1

1	When these amounts were calculated, the fair value adjustments were assumed to be the same as those at the acquisition date.

IMPACT OF ACQUISITIONS ON THE REVENUE OF THE LINDE GROUP

IMPACT OF ACQUISITIONS ON THE REVENUE OF THE LINDE GROUP

in EUR m	Revenue since the acquisition date	Revenue since the beginning of the financial year on 01.01.2017
Other	23	33

[3] Scope of consolidation

STRUCTURE OF COMPANIES INCLUDED IN THE CONSOLIDATED FINANCIAL STATEMENTS

	As at			As at			As at
	31.12.2014/ 01.01.2015	Additions	Disposals	31.12.2015/ 01.01.2016	Additions	Disposals	31.12.2016/ 01.01.2017	Additions	Disposals	As at 31.12.2017
CONSOLIDATED SUBSIDIARIES	535	4	11	528	47	19	556	16	16	556
of which within Germany	18	1	1	18	2	—	20	—	—	20
of which outside Germany	517	3	10	510	45	19	536	16	16	536
COMPANIES ACCOUNTED FOR USING THE LINE-BY-LINE METHOD	5	—	—	5	—	—	5	2	—	7
of which within Germany	—	—	—	—	—	—	—	—	—	—
of which outside Germany	5	—	—	5	—	—	5	2	—	7
COMPANIES ACCOUNTED FOR USING THE EQUITY METHOD	35	2	—	37	4	5	36	—	1	35
of which within Germany	3	2	—	5	1	4	2	—	—	2
of which outside Germany	32	—	—	32	3	1	34	—	1	33
NON-CONSOLIDATED SUBSIDIARIES	59	1	10	50	9	6	53	4	15	42
of which within Germany	1	—	1	—	4	—	4	—	2	2
of which outside Germany	58	1	9	50	5	6	49	4	13	40

Changes in the scope of the consolidation may arise as a result of acquisitions, sales, mergers or closures, or as a result of changes in the assessment as to whether Linde AG exercises control or joint control over a company.

The main disposals in the reporting period relate to the sale of the subsidiary Shenzhen South China Industrial Gases Co. Ltd. and of the Australian subsidiary Flexihire Pty. Ltd. The sales resulted, at the level of the Group as a whole, in a total net profit on deconsolidation of EUR 70 m, which is included in other operating income (EUR 76 m) and expenses (EUR 6 m).

The other main disposals in the financial year are shown in NOTE [19]. Most of the other disposals were mergers and liquidations.

[4] Foreign currency translation

Transactions in foreign currency are translated into the relevant functional currency of the individual entity on the transaction date. After initial recognition, foreign currency fluctuations relating to monetary items are recognised in profit or loss. For non-monetary items, historical translation rates continue to form the measurement basis.

Translation differences arising from the translation of items into the reporting currency continue to be recognised in other comprehensive income. The financial statements of foreign subsidiaries, including any fair value adjustments identified in the course of a purchase price allocation, are translated in accordance with the functional currency concept set out in IAS 21 The Effects of Changes in Foreign Exchange Rates.

Assets and liabilities, contingent liabilities and other financial commitments are translated at the mid-rate on the reporting date (closing rate method). Items in the Group statements of profit or loss and the reported profit for the year are translated at a rate which approximates to the translation rate on the date of the transaction (the average rate).

Differences arising from the translation of equity are recognised in other comprehensive income.

The financial statements of foreign companies accounted for using the equity method are translated using the same principles for the adjustment of equity as are applied to consolidated subsidiaries.

In general, the financial statements of subsidiaries outside Germany which report in a functional currency which is the currency of a hyperinflationary economy are adjusted for the change in purchasing power arising from the inflation in accordance with IAS 29 Financial Reporting in Hyperinflationary Economies.

PRINCIPAL EXCHANGE RATES

		Exchange rates		Average rates
		on reporting date		for the year
Exchange rate EUR 1 =	ISO Code	31.12.2016	31.12.2017	2016	2017
Australia	AUD	1.45732	1.53781	1.48859	1.47357
China	CNY	7.30336	7.80668	7.35307	7.63240
UK	GBP	0.85229	0.88779	0.81950	0.87656
South Africa	ZAR	14.44751	14.84441	16.26524	15.04332
USA	USD	1.05160	1.19980	1.10700	1.13023

[5] Accounting policies

The financial statements of companies included in the consolidated financial statements of The Linde Group have been prepared using uniform accounting policies in accordance with IFRS 10 Consolidated Financial Statements.

The preparation of the Group financial statements in accordance with IFRS requires management judgements and estimates for some items, which might have an effect on their recognition and measurement in the statement of financial position and statements of profit or loss. The actual amounts realised may differ from these estimates.

The main accounting and valuation policies, as well as the estimates and management judgements associated with them, are explained below:

Principles of consolidation

Consolidation

Companies are consolidated using the acquisition method. Where non-controlling interests are acquired, any remaining balance between the acquisition cost and the share of net assets acquired is offset directly in equity. Intra-Group sales, income and expenses and accounts receivable and payable are eliminated. Intra-Group profits and losses arising from intra-Group deliveries of non-current assets and inventories are also eliminated.

The cost of an acquisition is measured at the fair value of the assets acquired, and liabilities assumed, in order to gain control, on the date of acquisition. The identifiable assets, liabilities and contingent liabilities acquired as a result of a business combination are recognised for the first time at their fair values at the date of acquisition, irrespective of the scope of any non-controlling interests. Non-controlling interests are measured at the pro rata fair value of the assets acquired and the liabilities assumed (partial goodwill method).

Control

The Group financial statements comprise Linde and all the entities which Linde controls. In accordance with IFRS 10, Linde controls an entity when it has rights to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity after considering all relevant facts and circumstances. When assessing whether to consolidate an entity, Linde evaluates a range of control factors, particularly:

•	the purpose and design of the entity,

•	the relevant activities and how these are determined,

•	whether Linde’s rights result in the ability to direct the relevant activities,

•	whether Linde has exposure or rights to variable returns, and

•	whether Linde has the ability to use its power to affect the amount of its returns.

If Linde holds more than 50% of the voting rights associated with its equity interests in an entity, this generally indicates that Linde has control over the entity unless there is evidence that another investor or other investors have the practical ability to direct the relevant activities.

If Linde does not own more than 50% of the voting rights associated with its equity interests, it controls an entity if it has the practical ability to direct the relevant activities of such entity on other contractual bases. Linde controls certain entities which were solely formed for the construction and operation of gas production plants. In these cases, Linde provides an investment in the form of equity and partially shareholder loans and continuously contributes the know-how to build, maintain and operate the gas production plants which constitute the relevant activities that significantly affect the amount of returns. These entities depend on Linde’s technology input.

Joint control

Companies over which Linde AG may exercise joint control, as defined by IFRS 11, are either included in the Group financial statements on the basis of the interest (line-by-line method) or using the equity method, depending on the characteristics of the company. If Linde AG holds the same number of voting rights as another company, this generally indicates joint control, unless other (contractual) rights result in control being exercised by one of the shareholders.

If joint control exists, Linde needs to distinguish whether the investment is a joint operation or a joint venture. This distinction is dependent on whether Linde has rights to the assets and obligations for the liabilities of the arrangement or whether it has rights to the net assets of the arrangement. To make the distinction, Linde must consider the structure and legal form of the company, any contractual agreements which might apply and any other relevant circumstances.

Joint ventures are accounted for under the equity method at cost at the date of acquisition. In subsequent periods, the carrying amount is adjusted up or down to reflect Linde’s share of the comprehensive income of the investee. Any distributions received from the investee and other changes in the investees’ equity reduce or increase the carrying amount of the investment. If the losses of an associate or joint venture attributable to The Linde Group equal or exceed the value of the interest held in this associate or joint venture, no further losses are recognised unless the Group incurs an obligation or makes payments on behalf of the associate or joint venture. The same principles apply to the consolidation of companies accounted for using the equity method as for the consolidation of subsidiaries.

Significant influence

Associates over which Linde AG can exercise significant influence as defined by IAS 28 are also accounted for using the equity method. Significant influence is presumed if Linde AG holds (directly or indirectly) 20 percent or more of the voting rights in an investee. The term “significant influence” refers to a scenario in which Linde can exert a significant influence via representation in the relevant management bodies, unless it can be clearly demonstrated that this is not the case.

Non-consolidated subsidiaries

Non-consolidated subsidiaries and other investments, when taken individually and together, are immaterial from the Group’s point of view in terms of total assets, revenue and profit or loss for the year and do not have a significant impact on the net assets, financial position and results of operations of the Group.

Management judgements

When assessing whether Linde exercises control, joint control or significant influence over companies in which it holds less than 100 percent of the voting rights, management judgements may be required. Above all in cases where Linde holds 50 percent of the voting rights, a decision has to be taken as to whether there are rights or circumstances which might mean that Linde has power over the potential subsidiary or that joint control exists.

Changes to contractual agreements or facts or circumstances are monitored on an ongoing basis and are evaluated to determine whether they have an impact on the assessment as to whether Linde is exercising control or joint control over its investment.

Business combinations require estimates to be made when determining fair values. When discounted cash flow methods are used, discretionary aspects include in particular the time period and amount of the cash flow and the determination of an appropriate discount rate.

Intangible assets

Purchased and internally generated intangible assets are stated at acquisition cost or manufacturing cost less accumulated amortisation and any impairment losses. An internally generated intangible asset is recognised if it can be identified as an asset, if it is probable that the future economic benefits that are attributable to the asset will flow to Linde, and if the cost of the asset can be measured reliably. It is important to determine whether the intangible assets have finite or indefinite useful lives. The estimated useful life of customer relationships purchased is calculated on the basis of the term of the contractual relationship underlying the customer relationship, or on the basis of expected customer behavior. Customer relationships are stated at acquisition cost and amortised on a straight-line basis over their estimated useful lives. Goodwill, intangible assets with indefinite useful lives and intangible assets not yet ready for use are not amortised, but are subject instead to an impairment test once a year, or more often if there is any indication that an asset may be impaired. The cash-generating unit (CGU) applied in impairment reviews of goodwill corresponds to the operating segments EMEA, Americas and Asia/Pacific, as well as the Engineering Division. The impairment test involves initially comparing the value in use of the cash-generating unit with its carrying amount. If the carrying amount of the cash-generating unit exceeds the value in use, a test is performed to determine whether the fair value of the asset less costs to sell is higher than the carrying amount. To calculate the value in use of the cash-generating units, post-tax future cash inflows and outflows are derived from corporate financial budgets approved by management which cover a detailed planning period of five years. The calculation of the terminal value is based on the future net cash flows from the latest available detailed planning period. The post-tax interest rates used to discount the cash flows take into account industry-specific and country-specific risks relating to the particular cash-generating unit. When the terminal value is discounted, declining growth rates are used, which are lower than the growth rates calculated in the detailed planning period and which serve mainly to compensate for a general inflation rate.

If the reason for an impairment loss recognised in prior years no longer exists, the carrying amount of the intangible asset is increased to a maximum figure of the carrying amount that would have been determined had no impairment loss been recognised. This does not apply to goodwill.

Costs incurred in connection with the purchase for consideration and in-house development of software used internally, including the costs of bringing this software to an operational state, are capitalised and amortised on a straight-line basis over an estimated useful life of three to eight years.

USEFUL LIVES OF INTANGIBLE ASSETS

Customer relationships	2-40 years
Brands	10 years-indefinite useful lives
Other intangible assets	3-14 years

Tangible assets

Tangible assets are reported at acquisition cost or manufacturing cost less accumulated depreciation based on the estimated useful life of the asset and any impairment losses. Tangible assets are depreciated using the straight-line method and the depreciation expense is disclosed in the statements of profit or loss under the heading which corresponds to the functional features of the underlying asset. The depreciation method and the estimated useful lives of the assets are reviewed on an annual basis and adapted to prevailing conditions.

The following useful lives apply to the different types of tangible assets:

USEFUL LIVES OF TANGIBLE ASSETS

Buildings & land rights	10–40 years
Technical equipment & machinery	6–15 years
Other equipment, furniture and fixtures	3–20 years

The useful lives are estimated based on past experience. Assumptions also need to be made when Linde assesses whether an asset may be capitalised and which components of the cost of the asset may be capitalised. Estimates need to be made here, for example, of the expected future economic benefits of an asset or the expected future costs of the dismantling of plants. In addition, the capitalisation of costs which are incurred during the operating phase of an asset, such as the costs of upgrades to plants or their complete overhaul, depends on whether these costs will lead to better or higher output or whether they extend the estimated useful life of the asset.

If significant events or market developments indicate an impairment in the value of the tangible asset, Linde reviews the recoverability of the carrying amount of the asset by testing for impairment. The scope of the cash-generating unit is determined by external, independent cash flows. Special local market-related circumstances determine the combination of cash flows from different product segments. To determine the recoverable amount on the basis of value in use, estimated future cash flows are discounted at a rate which reflects the risk specific to the asset. When estimating future cash flows, current and expected future inflows as well as segment-specific, technological, economic and general developments are taken into account. If the reason for an impairment loss recognised in prior years no longer exists, the carrying amount of the tangible asset is increased to a maximum figure of the carrying amount that would have been determined had no impairment loss been recognised.

Inventories

Inventories are reported at the lower of acquisition or manufacturing cost and net realisable value. Inventories are generally measured on a moving average basis or using the FIFO (first in, first out) method.

Non-current assets held for sale and disposal groups and discontinued operations

Non-current assets and disposal groups, as well as liabilities directly related to these, are classified separately in the Statement of Financial Position as held for sale if they are available for sale in their present condition and the sale within the next twelve months is highly probable.

Non-current assets classified as held for sale and disposal groups are measured at the lower of carrying amount and fair value less costs to sell. Amortisation and depreciation has been discontinued. The process involved in determining the fair value less costs to sell involves estimates and assumptions that are subject to uncertainty. Discontinued operations are reported as soon as a part of the business is classified as held for sale, or has already been disposed of, and the business area in question represents either a separate major line of business or a geographical area of operations and is part of a single coordinated plan to dispose of a separate major line of business or geographical area of operations. The profit/loss from discontinued operations is reported separately from the expenses and income from continuing operations in the Group statements of profit or loss; prior-year figures are shown on a like-for-like basis. In the Group statements of cash flows, the cash flows from discontinued operations are shown separately from the cash flows from continuing operations; prior-year figures are shown on a like-for- like basis. The information provided in the Notes to the Group financial statements – insofar as they relate to the Group statements of profit or loss and the Group statements of cash flows – relates to continuing operations. If the information relates exclusively to discontinued operations, this is highlighted accordingly.

Provisions for pensions and similar obligations

The valuation of pension provisions is based on the projected unit credit method set out in IAS 19 Employee Benefits for defined benefit obligations. This method takes into account not only vested future benefits and known pensions at the reporting date, but also expected future increases in salaries and pensions. The calculation of the provisions is determined using actuarial reports based on biometric assumptions.

The fair value of the plan assets (adjusted if necessary to comply with the rules relating to the asset ceiling set out in IAS 19.64) is deducted from the present value of the pension obligations (gross pension obligation) to give the net pension obligation or net pension asset in respect of defined benefit pension plans. According to IAS 19.64, a net pension asset may only be disclosed if The Linde Group, under its obligation as an employer, has the right to receive a refund of the surplus or to reduce future contributions.

The net interest expense for the financial year is calculated by multiplying the net pension obligation or net pension asset at the beginning of the period by the interest rate underlying the discounting of the gross defined benefit obligation at the beginning of the period.

The discount rate is calculated on the basis of the returns achieved on the relevant call date for high quality fixed-interest corporate bonds in the market. The currency and period to maturity of the underlying bonds correspond to the currency and probable period to maturity of the post-employment benefit obligations. If such returns are not available, the discount rates are based on market returns for government bonds.

Remeasurements comprise on the one hand the actuarial gains and losses on the remeasurement of the gross defined benefit obligation and on the other hand the difference between the return on plan assets actually realised and the return assumed at the beginning of the period, which is based on the discount rate of the corresponding gross defined benefit obligation. If a pension plan is overfunded and the asset ceiling applies, remeasurements also comprise the change in the net asset from the application of the asset ceiling rules to the extent that this has not been accounted for in net interest.

Actuarial gains and losses arise from changes in actuarial assumptions or from variations between earlier actuarial assumptions and actual events.

All remeasurements (i.e. actuarial gains and losses, the cumulative effect of an asset ceiling and the effects of an increase in the pension obligation in accordance with IFRIC 14 The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction) are offset immediately in other comprehensive income.

The expense arising from additions to the pension provisions is allocated to functional costs. The net interest expense or net interest income from defined benefit plans is disclosed in the financial result. For each pension plan, it is established whether the net figure is a net interest expense or net interest income and the amounts are disclosed accordingly in the financial result.

Miscellaneous provisions

In accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets, miscellaneous provisions are recognised when a present obligation to a third party exists as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Miscellaneous provisions are recognised for all identifiable risks and liabilities of uncertain timing or amount. The amounts provided are the best estimate of the probable expenditure required to settle the obligation and are not offset against recourse claims. The settlement amount is calculated based on the assessment of the probability of an outflow of resources, and on past experience and the circumstances known at the reporting date. This also includes any cost increases which need to be taken into account at the reporting date. The actual outflow of resources at a future date may therefore vary from the figure included in other provisions. Provisions which relate to periods of more than twelve months are discounted.

Provisions for warranties and onerous contracts include provisions for warranties and provisions for litigation. Assumptions are made here about the probability of occurrence of the risk and the expected future outflow of resources. The uncertainty associated with the measurement of warranty provisions is relatively moderate, as Linde has recourse to historical warranty cost ratios when determining the amounts to be set aside.

Litigation is associated with great uncertainty. A degree of discretion is required to assess whether a present obligation to a third party exists at the reporting date as a result of a past event, whether it is probable that an outflow of resources will be required in future to settle the obligation and whether a reliable estimate can be made of the amount of the obligation. The current status of outstanding litigation is regularly reviewed and updated by the Group’s legal department and lawyers appointed by the Group. Changes to this status as a result of new information may result in adjustments being made to the provision.

Provisions for other obligations include provisions for costs which are expected to arise on the completion of major projects. There is an increased level of uncertainty associated with the measurement of these provisions. Provisions for warranty claims are recognised taking current or estimated future claims experience into account.

Dismantling provisions are capitalised when they arise, at the discounted value of the obligation, and a provision for the same amount is established at the same time. An estimate is made, based on past experience, of future costs expected to be incurred to dismantle plants and restore the land on which the plant was built to its original condition. The expected costs are reassessed on an annual basis and the amount of the provision is adjusted if required. The depreciation charged on the asset and the unwinding of interest applied to the provision are both allocated as an expense to the periods of use of the asset.

Provisions for restructuring are recognised if a formal, detailed restructuring plan has been drawn up and communicated to the relevant parties.

Income tax provisions are disclosed in income tax liabilities.

Revenue recognition

Revenue comprises sales of products and services as well as lease and rental income, less discounts and rebates.

In the on-site product area, revenue is recognised when the risks of ownership have been transferred to the customer, the consideration can be reliably determined and it is probable that the associated receivables will be collected. In the cylinder gas and liquefied gases business, revenue is recognised at the time of delivery of, and transfer of risk associated with, the gases to be supplied to the customer/when the related services on which the invoicing is based are performed. Revenue from healthcare services in the Healthcare product area is recognised in the amount of the agreed reimbursement rates when the agreed healthcare service is rendered.

Long-term construction contracts

Revenue from long-term customer-specific construction contracts is recognised, in accordance with IAS 11 Construction Contracts, based on the stage of completion of the contract (percentage of completion method, or PoC method). The stage of completion of each contract is determined by the ratio of the costs incurred to the expected total cost (cost-to-cost method). For major projects, the calculation and analysis of the stage of completion of the project takes into account in particular contract costs incurred by subcontractors. External experts are sometimes used to assist with the calculation of these costs. When the outcome of a construction contract cannot be estimated reliably, revenue is recognised only to the extent of the contract costs incurred which can probably be covered, and the contract costs in the period in which they are incurred are recognised as an expense (zero profit method). If the cumulative contract output (costs incurred plus profits disclosed) exceeds payments on account on an individual contract, the construction contract is disclosed under Trade receivables. If there is a negative balance after deducting payments on account, the amount is disclosed under Trade payables. Anticipated losses on contracts are recognised in full, based on an assessment of identifiable risks.

The financial income from long-term construction contracts is disclosed in other operating income as a result of its clear relationship with the Group’s operating business. The measurement of contract revenue is affected by uncertainties that depend on the outcome of future events. Underlying estimates are revised at the end of each reporting period based on the latest available information at that time. Changes to total estimated cost and anticipated losses, if any, are recognised in the period determined. A variation is an instruction by the customer for a change in the scope of the work to be performed under the contract. A variation may lead to an increase or a decrease in contract revenue. A variation is included in the contract revenue if it is probable that the customer will approve the variation and the amount of revenue arising from the variation, respectively, and the amount of revenue can be measured reliably. A claim is an amount that the contractor seeks to collect from the customer or another party as reimbursement for costs not included in the contract price. Claims are included in contract revenue only when negotiations have reached an advanced stage such that it is probable that the customer will accept the claim and the amount that is probable will be accepted by the customer can be measured reliably.

Cost of sales

Cost of sales comprises the cost of goods and services sold and the cost of merchandise sold. It includes not only the cost of direct materials and direct manufacturing expenses, but also overheads including depreciation of production plants, amortisation of certain intangible assets and inventory write-downs.

Research and development costs

Research costs and development costs which cannot be capitalised are recognised immediately in profit or loss

Financial result

The financial result includes:

•	interest expenses on liabilities,

•	dividends received,

•	interest income on receivables,

•	gains and losses on financial instruments recognised in profit or loss,

•	the net interest expense and net interest income from defined benefit plans,

•	interest expense and income from finance leases and

•	the expense and income relating to the measurement of certain embedded derivatives.

Interest income and interest expenses are recognised in profit or loss on the basis of the effective interest rate method.

Dividends are recognised in profit or loss when they have been declared. Dividend payments made by operating companies which are reported at cost or at fair value in which Linde holds more than 10 percent of the voting rights and which have a clear connection to Linde’s core operating business are recognised in other operating income. Core businesses are defined as those business areas which make a material contribution to the revenue of a division. A material contribution is deemed to be one of around 20 percent.

Financial instruments

Financial assets and liabilities are only recognised in the Group statement of financial position when Linde becomes a party to the contractual provisions of the financial instrument. In the normal course of events purchases and sales of financial assets are accounted for on settlement day. The same does not apply to derivatives, which are accounted for on the trading day.

According to IAS 39 Financial Instruments: Recognition and Measurement, financial instruments must be categorised as financial instruments held for trading or at fair value through profit or loss, available-for-sale financial assets, held-to-maturity financial investments, or loans and receivables. The Linde Group does not avail itself of the fair value option, whereby financial assets or financial liabilities are classified as at fair value through profit or loss when they are first recognised.

Available-for-sale financial assets include equity instruments and debt instruments. If equity instruments are not held for trading or measured at fair value through profit or loss, they are classified as available-for-sale financial assets. Debt instruments are included in this category if they are held for an unspecified period and can be sold depending on the market situation.

Financial instruments are initially recognised at fair value. Transaction expenses which are directly attributable to the acquisition or issue of financial instruments are only included in the determination of the carrying amount if the financial instruments are not recognised at fair value through profit or loss.

The subsequent measurement of available-for-sale financial assets is based on the separate recognition in equity as other comprehensive income of unrealised gains and losses, inclusive of deferred tax, until they are realised. Equity instruments for which no price is quoted in an active market and for which the fair value cannot be reliably determined are reported at cost. If the fair value of available-for-sale financial assets falls below cost and if there is objective evidence that the asset is impaired, the cumulative loss recognised directly in equity is transferred to profit or loss. Impairment reversals are recognised in equity for equity instruments and in profit or loss for debt instruments.

Loans and receivables and held-to-maturity financial investments are measured at amortised cost using the effective interest rate method. Where there is objective evidence that the asset is impaired, it is recognised at the present value of expected future cash flows if this is lower than amortised cost. The present value of expected future cash flows is calculated using the original effective interest rate of the financial asset.

The Linde Group conducts regular impairment reviews of the following categories of financial assets: loans and receivables, available-for-sale financial assets and held-to-maturity financial investments. The following criteria are applied:

[a] significant financial difficulty of the issuer or obligor,

[b] breach of contract, such as a default or delinquency in payments of interest or principal,

[c] the lender, for economic or legal reasons relating to the borrowers financial difficulty, granting to the borrower a concession that would not otherwise be considered,

[d] it becoming probable that the borrower will enter bankruptcy or other financial reorganisation,

[e] the disappearance of an active market for that asset because of financial difficulties,

[f] a recommendation made by capital market observers,

[g] information about significant changes with an adverse effect that have taken place in the technological, economic or legal environment of a contracting party,

[h] a significant or prolonged decline in the fair value of the financial instrument.

Impairments are recognised through profit or loss in impairment accounts. If the financial asset is not recoverable, it is written off.

A financial asset is eliminated if Linde loses its contractual entitlement to cash flows from such an asset or if it transfers virtually all the risks and opportunities associated with that financial asset. In the 2017 financial year, no financial assets that would qualify for elimination were transferred by Linde.

All derivative financial instruments are reported at fair value, irrespective of their purpose or the reason for which they were acquired.

Embedded derivatives (i.e. derivatives which are included in host contracts) are separated from the host contract and accounted for as derivative financial instruments, if certain requirements are met.

Receivables and liabilities from finance leases, trade receivables and trade payables, financial debt, as well as miscellaneous receivables and assets and miscellaneous liabilities, are reported at amortised cost as long as they are not derivative financial instruments. Differences between historical cost and the repayment amount are accounted for using the effective interest rate method. Appropriate impairment losses are recognised if specific risks are identified. Impairments of receivables are based to a large extent on making estimates and assessments about individual amounts receivable. These estimates and assessments are founded on the creditworthiness of that particular customer, prevailing economic trends and an analysis of historical bad debts on a portfolio basis. Individual impairments of receivables take account of both customer-specific and country-specific risks. The carrying amount of the financial debt which comprises the hedged item in a fair value hedge is adjusted for the corresponding gain or loss with respect to the hedged risk.

Financial instruments which contain both an equity portion and a liability portion are classified in accordance with IAS 32 Financial Instruments: Presentation. The financial instruments issued by The Linde Group are classified entirely as financial liabilities and reported at amortised cost. No part thereof is classified separately as an equity instrument.

Deferred taxes

Deferred tax assets and liabilities are accounted for in accordance with IAS 12 Income Taxes under the liability method in respect of all temporary differences between the carrying amounts of the assets and liabilities under IFRS and the corresponding tax base used in the computation of taxable profit, and in respect of all consolidation adjustments affecting net income and unused tax loss carryforwards. Deferred tax assets are only recognised for unused tax losses to the extent that it is probable that taxable profits will be available in future years against which the tax losses can be utilised. Deferred taxes are calculated at the tax rates that apply to the period when the asset is realised or the liability is settled, using tax rates set out in laws that have been enacted or substantively enacted in the individual countries by the reporting date.

Accounting for leases

According to IFRIC 4 Determining whether an Arrangement contains a Lease, if specific criteria are met, certain arrangements should be accounted for as leases that do not take the legal form of a lease. In particular, in the Gases Division, certain gas supply contracts are classified as embedded leases if the fulfilment of the arrangement depends upon a specific asset and if customer’s revenue share accounts for an overwhelming proportion of the production capacity of the asset. If an embedded lease exists, the criteria set out in IAS 17 Leases are used to examine in each individual case whether, under the gas supply contract, substantially all the risks and rewards incidental to ownership of the plant have been transferred to the customer, meaning that this constitutes an embedded finance lease. This involves separating that portion of the gas supply contract which relates to the embedded lease from the rest of the contract. Then it is established whether the minimum lease payments thus identified amount to substantially all the fair value of the plant and whether the minimum lease term is for the major part of the plants economic life.

When classifying procurement lease agreements, Linde must also make assumptions: e. g. to determine the appropriate interest rate or the residual value or estimated useful lives of the underlying assets.

If Linde is the lessee under a finance lease agreement, the assets are disclosed at the beginning of the lease under tangible assets at the fair value of the leased asset or, if lower, at the present value of the future lease payments. Corresponding liabilities from finance leases are recognised.

Rental and lease payments under operating leases are recognised in functional costs in the statements of profit or loss on a straight-line basis over the lease term.

Recently issued accounting standards

The IASB and IFRIC have revised numerous standards and have issued many new ones in the course of their projects to develop IFRS and achieve convergence with US GAAP. Of these, the following standards are mandatory in the consolidated financial statements of The Linde Group for the year ended 31 December 2017:

•	Amendments to IAS 12: Recognition of Deferred Tax Assets for Unrealised Losses

•	Annual improvements to IFRS Standards 2014–2016 Cycle

•	Amendments to IAS 7: Disclosure Initiative

These changes have no significant impact on the net assets, financial position and results of operations of The Linde Group.

Recently issued accounting standards which have not yet been applied

The following standards have been issued by the IASB, but have not been applied in the consolidated financial statements of The Linde Group for the year ended 31 December 2017, as they are not yet effective:

•	IFRS 15 Revenue from Contracts with Customers including Amendments to IFRS 15 (first-time application according to IASB in financial years beginning on or after 1 January 2018)

•	Clarifications relating to IFRS 15 Revenue from Contracts with Customers (first-time application according to IASB in financial years beginning on or after 1 January 2018)

•	IFRS 9 Financial Instruments (first-time application according to IASB in financial years beginning on or after 1 January 2018)

•	Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (first-time application deferred indefinitely by the IASB)

•	IFRS 16 Leases (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Amendments to IFRS 2 Share-based Payment (first-time application according to IASB in financial years beginning on or after 1 January 2018)

•	Annual improvements to IFRS Standards 2014–2016 Cycle, (first-time application according to IASB in financial years beginning on or after 1 January 2018)

•	IFRIC 22 Foreign Currency Transactions and Advance Consideration (first-time application according to IASB in financial years beginning on or after 1 January 2018)

•	IFRIC 23 Uncertainty over Income Tax Treatments (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Amendments to IAS 28: Investments in Associates and Joint Ventures (first-time application according to IASB in financial years beginning on or after 1 January 2019)

•	Annual improvements to IFRS Standards 2015-2017 Cycle, (first-time application according to IASB in financial years beginning on or after 1 January 2019)

IFRS 15

The new standard on revenue recognition seeks to create a framework which brings together the multiplicity of rules which have until now been set out in a number of different standards and interpretations. According to IFRS 15 Revenue from Contracts with Customers, revenue is to be recognised when control over the goods or services in question has passed to the customer. This means that the principle of the transfer of control replaces the principle of the transfer of risks and rewards.

In future, companies preparing their financial statements in accordance with IFRS will determine when to recognise revenue (at what time or over which period) and how much revenue to recognise by applying five steps. The new requirements were endorsed by the European Union in 2017 and are mandatory for financial years beginning on or after 1 January 2018. Earlier application is permitted. IFRS 15 replaces IAS 11 Construction Contracts and IAS 18 Revenue, as well as the corresponding interpretations.

Linde will apply the standard for the first time for the 2018 financial year, applying the modified retrospective method. The modified retrospective method involves recognising the cumulative effects of the first-time application of the standard at 1 January 2018 as an adjustment to the value shown in the opening statement of financial position for revenue reserves. In addition, the standard will only be applied with retroactive effect to contracts that have not yet been fulfilled in full at 1 January 2018.

Linde has launched a Group-wide project on the introduction of IFRS 15 that comprises two phases (analysis and implementation phase). The analysis phase involved analysing the main types of contract in respect of the IFRS 15 requirements. This analysis had been completed on the reporting date. The next step, the implementation phase, will involve implementing the necessary adjustments that have been identified in the IT processes/systems, and training the Group companies on the IFRS 15 requirements and – where necessary – on the new processes.

Linde has identified the performance obligations for the Gases Division and the Engineering Division based on the five-step model pursuant to IFRS 15 and has assessed the impact of potential changes in revenue recognition for these activities in accordance with IFRS 15. All in all, the first-time application of the standard will not have any major impact on the value shown in the opening statement of financial position for revenue reserves at 1 January 2018.

In the on-site product area, revenue will be realised – as in the past – with the proportional fulfilment of the supply obligation/the fulfilment of the volume-based performance obligation. In the cylinder gas and liquefied gases business, revenue will continue to be recognised upon the delivery of the gas/fulfilment of the related services on which the invoicing is based. Revenue from healthcare services in the Healthcare product area is recognised in the amount of the agreed reimbursement rates when the agreed healthcare service is rendered. The long-term construction contracts in the Engineering Division that are measured using the PoC method still meet the requirements for the period-related recognition of revenue under IFRS 15.

In addition, the IFRS 15 analysis has shown that in the on-site business, certain customer-related deliveries and services that have been charged on and recognised as revenue to date can no longer be recognised as revenue from now on, because Linde does not have control over the purchased deliveries and services within the meaning of IFRS 15.

The offsetting of the costs previously recognised in gross terms against the cost reimbursement by the customer on the revenue side will result in a reduction in revenue in the 2018 financial year and – in the same amount – in a reduction in the cost of sales by around EUR 450 m. This will also have a positive effect on the operating margin, while the operating profit will remain unaffected.

The requirements set out in IFRS 15 will change the presentation in the annual financial statements with regard to items in the statement of financial position and the information provided in the Notes. In the future, quantitative and qualitative information will be provided on contractual assets and liabilities from contracts with customers, in particular. If one of the parties has fulfilled its contractual obligations, then the company has to report the contract as a contractual asset or contractual liability depending on whether the company has rendered its service or the customer has made payment. All unconditional entitlements to the receipt of a consideration are to be reported separately by a company as a receivable.

IFRS 9

IFRS 9 Financial Instruments, which was published in July 2014, replaces the existing guidelines in IAS 39 Financial Instruments: Recognition and Measurement. The new standard is mandatory for financial years beginning on or after 1 January 2018. IFRS 9 introduces new provisions on the classification and measurement of financial assets. The provisions for financial liabilities that apply to Linde were taken over from IAS 39. IFRS 9 contains new provisions on the impairment of financial instruments, which is now based on the expected credit losses, and provisions on hedge accounting, which aim to bring accounting closer into line with risk management. IFRS 9 also introduces new, more extensive information to be provided in the Notes, in particular on the credit risk and expected credit losses, on the recognition of financial assets and on hedge accounting.

IFRS 9 will be applied for the first time in the 2018 financial year. Changes in accounting methods will be presented applying the retrospective method as a matter of principle.

The following exceptions apply in connection with the first-time application of IFRS 9:

•	No adjustment of comparative information for prior periods with regard to changes in classification and measurement (including impairments)

•

Changes in the values recognised for financial assets and liabilities due to the first-time application of IFRS 9 will be recognised under revenue reserves and cumulative changes in equity as at 1 January 2018.

Classification:

IFRS 9 contains new classification and measurement rules for financial instruments that are based on the business model on which the portfolio is based and the nature of the cash flows generated by the financial instrument. Under IFRS 9, all financial assets will be split into two classification categories — those that are measured at amortised cost (AC) and those that are measured at fair value (FV). If financial assets are measured at fair value, then expenses and income have to be recognised in full either through profit or loss (FVTPL) or in other comprehensive income (FVTOCI).

The Linde Group has taken a full inventory of its financial instruments, allocated them to the business models and set the measurement categories pursuant to IFRS 9. In cases involving equity instruments that are classed as available-for-sale (AfS) financial assets pursuant to IAS 39, Linde makes use of the option provided under IFRS 9 for classifying these as FVTOCI and recognising changes in fair value in other comprehensive income. Based on the analysis and the data available as at 31 December 2017, Linde does not expect the new classification and measurement regulations for financial assets to have any major impact.

IFRS 9 continues to apply the IAS 39 accounting model for financial liabilities. There are still two measurement categories: measurement at fair value and at amortised cost. Financial liabilities held for trading are measured at fair value. All other financial liabilities are measured at amortised cost, unless the company voluntarily designates them as measured at fair value through profit or loss” at the time of initial recognition (known as the “fair value option”).

Linde has not designated any financial liabilities as measured at fair value and does not intend to do so either. In this respect, the regulations governing the classification of financial liabilities set out in IFRS 9 do not have any major impact.

Impairment—financial assets:

The impairment model set out in IFRS 9 requires the reflection of expected losses and replaces the IAS 39 impairment model based on losses incurred. The new impairment model applies to financial assets that are measured at amortised cost or at fair value with changes in value recognised in other comprehensive income.

The impairment is to be determined either based on the “12-month expected credit losses” (present value of the expected payment defaults resulting from potential default events occurring within twelve months of the reporting date) or based on the full lifetime expected credit losses (present value of the expected credit losses that result from all possible default events over the life of the financial instrument).

A loss allowance for full lifetime expected credit losses is required for a financial instrument if the credit risk of that financial instrument has increased significantly since initial recognition. The same applies irrespective of an increase in the credit risk for trade receivables or contract assets that do not include a financing component in accordance with IFRS 15.

Additionally, entities can elect an accounting policy to always recognise full lifetime expected losses for all contract assets and trade receivables that include a financing component in accordance with IFRS 15. The same election is also permitted for lease receivables. Linde will be making use of this option for the items in question.

For all other financial instruments, the expected losses are to be included in the amount of the 12-month expected credit losses.

Trade receivables, contract assets and lease receivables:

In order to implement the new impairment rules, suitable models for calculating the default rates on trade receivables, contract assets and lease receivables were developed during the reporting year.

The new impairment model is based on an analysis of the actual historical default rates for each business and product area, taking regional circumstances into account. If necessary, these historical default rates are adjusted to reflect the impact of current changes in the macroeconomic environment using forward-looking information. The default rates are also critically evaluated based on the expectations of the responsible management team regarding the collectibility of the receivables.

Linde expects the initial application of the new impairment model to result in a reduction in risk provisions for trade receivables and contract assets amounting to around EUR 10 m to EUR 20 m.

Linde does not expect the initial application of the new impairment model to have any major impact as far as lease receivables are concerned.

Other financial assets:

Linde has taken the 12-month expected losses as a basis for determining the impairments on securities, cash and cash equivalents and on other receivables and assets.

Based on these analyses and the data available as at 31 December 2017, the first-time application of the new impairment model will not have any major impact on these items.

Hedge accounting:

in connection with the first-time application of IFRS 9, Linde will make use of the accounting option based on which its hedge accounting will continue to be based on IAS 39 as opposed to IFRS 9.

IFRS 16

IFRS 16 establishes principles for the recognition, measurement, presentation and disclosure of leases. The new standard now provides a single lessee accounting model requiring lessees to recognise assets and liabilities for all leases unless the lease term is twelve months or less or the underlying asset has a low value (option in each case). Lessors continue to classify leases as operating or finance, with IFRS 16’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17.

Linde enters into lease agreements principally as the lessee. The number of operating leases is much higher than the number of finance leases. As a result, the application of IFRS 16 will result in an increase in both assets and financial liabilities at Linde. No significant impact on finance leases is expected. Linde is likely to make use of the options relating to short-term and low-value leases. As far as the transitional requirements are concerned, Linde is likely to apply the modified retrospective method. At the present time, the Group plans to apply IFRS 16 for the first time as at 1 January 2019. The quantitative impact of IFRS 16 is currently still being analysed.

The remaining standards have no significant impact on the net assets, financial position and results of operations of The Linde Group.

NOTES TO THE GROUP STATEMENTS OF PROFIT OR LOSS

[6] Revenue

Revenue is analysed by activity in the segment information in the Group financial statements. In 2017, there were no customers from whom the Group derived over 10 percent of its revenue.

REVENUE

in EUR m	2015	2016	2017
Revenue from sale of goods and services	15,519	15,260	15,304
Revenue from long-term construction contracts	1,826	1,688	1,809

TOTAL	17,345	16,948	17,113

[7] Other operating income and expenses

OTHER OPERATING INCOME

in EUR m	2015	2016	2017
Exchange gains	117	60	59
Profit on disposal of non-current assets	36	150	134
Compensation payments received	18	28	10
Income arising from changes to pension schemes	42	45	15
Ancillary revenues	13	15	14
Income from release of provisions	24	27	39
Financial income from long-term construction contracts	18	14	9
Income from free-standing foreign currency hedges	15	20	18
Miscellaneous operating income	136	108	120

TOTAL	419	467	418

2015 to 2016

The increase in other operating income of EUR 48 m was largely the result of the increase in the profit on disposal of non-current assets. This also includes the profit from the scheduled disposal of non-current assets classified as held for sale and disposal groups.

2016 to 2017

The change in other operating income is mainly due to the relatively substantial profit on disposal of non-current assets, and to the change in pension schemes in the previous year.

OTHER OPERATING EXPENSES

in EUR m	2015	2016	2017
Exchange losses	101	72	82
Expenses from free-standing foreign currency hedges	9	9	13
Loss on disposal of non-current assets	21	25	16
Expenes related to pre-retirement part-time work schemes	3	2	2
Taxes	23	27	24
Miscellaneous operating expenes	94	143	79

TOTAL	251	278	216

2015 to 2016

The increase in other operating expenses by EUR 27 m was primarily attributable to higher miscellaneous operating expenses.

2016 to 2017

The drop in other operating expenses of EUR 62 m was primarily attributable to the drop in miscellaneous operating expenses. The prior-year value was relatively high due to various one-off effects.

[8] Other information on the Group statements of profit or loss

During the 2017 financial year, personnel expenses from continuing operations of EUR 3.780 bn (2016: EUR 3.724 bn; 2015: EUR 3,829 m) were recognised in functional costs. The increase in the expenses was due mainly to the fact that restructuring costs were higher than in the previous year. Exchange rate effects had the opposite effect. The figures for amortisation and depreciation are given in the segment information.

The inventories recognised as an expense in the 2017 financial year came to EUR 9.738 bn (2016: 9,480 m; 2015: 9,612 m).

[9] Financial income and expenses

FINANCIAL INCOME

in EUR m	2015	2016	2017
Net interest income from defined benefit plans	7	7	6
Finance income from finance leases in accordance with IFRIC 4/IAS 17	19	15	10
Income from investments		1	1
Other interest and similar income	16	6	20

TOTAL	42	29	37

2015 to 2016

The drop in financial income is largely due to the reduction in other interest and similar income; because the interest rates to be applied in the 2016 financial year were lower than in the previous year.

2016 to 2017

The increase in financial income can be attributed mainly to the increase in other interest and similar income.

FINANCIAL EXPENSES

in EUR m	2015	2016	2017
Net interest expense from defined benefit plans	31	30	34
Impairment of financial assets	1	4	1
Other interest and similar charges	407	319	267

TOTAL	439	353	302

2015 to 2016

The drop in other interest and similar charges can be attributed primarily to the early redemption of two hybrid bonds in the amount of EUR 700 m and GBP 250 m, which bore interest at a rate of 7.375 percent and 8.125 percent respectively. In interest income and interest expenses, gains and losses from fair value hedge accounting are offset against each other, in order to give a fair presentation of the economic effect of the underlying hedging relationship. Interest income and interest expenses relating to derivatives were also disclosed net.

2016 to 2017

The drop in other interest and similar charges is due primarily to lower financing costs and the drop in gross financial debt. In interest income and interest expenses, gains and losses from fair value hedge accounting are offset against each other, in order to give a fair presentation of the economic effect of the underlying hedging relationship. Interest income and interest expenses relating to derivatives were also disclosed net.

[10] Taxes on income

INCOME TAX EXPENSE

in EUR m	2015	2016	2017
Current tax expene (+) and income (-)	464	499	481
Tax expense (+) and income (-) relating to prior periods	13	23	-18
Deferred tax expense (+) and deferred tax income (-)	-81	-98	-320

TOTAL	396	424	143

In the period under review, the tax expense and income relating to prior periods included current tax income of EUR 40 m (2016: current tax expense of EUR 15 m; 2015: current tax expense of EUR 43 m) and deferred tax expense of EUR 22 m (2016: deferred tax expense of EUR 8 m; 2015: deferred tax income of EUR 30 m). Included in tax income and expense relating to prior periods are the positive and negative effects of facts established by external tax audits in various countries. Of the total amount of deferred tax income, EUR 295 m (2016: EUR 75 m; 2015: EUR 76 m) relates to the change in temporary differences.

The income tax expense disclosed for the 2017 financial year of EUR 143 m is EUR 317 m lower than the expected income tax expense of EUR 460 m, a theoretical figure arrived at by applying the German tax rate of 27.4 percent (2016: 27.4 percent; 2015: 27.4 percent) to Group profit before tax. The difference between the expected income tax expense and the figure disclosed is explained below:

EXPECTED AND DISCLOSED TAX EXPENSE

in EUR m	2015	2016	2017
Profit before tax	1,632	1,751	1,679
Income tax rate of Linde AG (including trade tax, in %)	27.4	27.4	27.4
EXPECTED INCOME TAX EXPENSE	447	480	460

Foreign tax rate differential	-3	-54	-68
Effect of associates	-3	-4	-6
Reduction in tax due to tax-free income	-147	-96	-105
Increase in tax due to non-tax-deductible expenses	63	43	71
Tax expense and income relating to prior periods	13	23	-18
Effect of changes in tax rate	-7	-9	-260
Change in other permanent differences	-14	30	55
Other	47	11	14
INCOME TAX EXPENSE DISCLOSED	396	424	143

Effective tax rate (in %)	24.3	24.2	8.5

In the 2017 financial year, the corporate income tax rate in Germany was 15.0 percent (2016 and 2015: 15.0 percent). Taking into account an average rate for trade earnings tax of 11.6 percent (2016 and 2015: 11.6 percent) and the solidarity surcharge (0.8 percent in 2017 as well as in 2015 and 2016), this produces a tax rate for German companies of 27.4 percent (2016 and 2015: 27.4 percent). This tax rate is also used to calculate deferred tax at German companies. Income tax rates for companies outside Germany vary between 9.0 percent and 40.0 percent.

The effect of changes in tax rate is due primarily to the remeasurement of deferred taxes in the US due to the US tax reform (tax income of EUR 250 m). Temporary differences relating to investments in subsidiaries of EUR 259 m (2016: EUR 128 m; 2015: EUR 120 m) have not led to the recognition of deferred tax, either because the differences are not expected to reverse in the near future as a result of their realisation (due to distributions or the disposal of the company) or the profits are not subject to taxation.

In the reporting period, other changes consisted of an expense arising from a change in the valuation allowance of EUR 15 m (2016: income of EUR 3 m; 2015: expense of EUR 47 m). As in the previous year, the recognition of a deferred tax asset in respect of losses brought forward not previously recognised and temporary differences did not have any positive impact. The positive impact of the utilisation of loss carryforwards in respect of which no deferred tax asset had yet been recognised was EUR 13 m (2016 and 2015: EUR 4 m).

DEFERRED TAX ASSETS AND LIABILITIES

	2016		2017
in EUR m	Deferred tax assets	Deferred tax liabilities	Deferred tax assets	Deferred tax liabilities
Intangible assets	5	702	8	516
Tangible assets	153	1,156	153	974
Financial assets	121	152	116	113
Current assets	381	589	331	392
Provisions	447	205	371	143
Liabilities	1,076	674	1,001	801
Tax loss carryforwards and tax credits	112	—	132	—
Amounts offset	-1,795	-1,795	-1,696	-1,696

TOTAL	500	1,683	416	1,243

The tax credits in the 2017 financial year related mainly to investment incentives, as in the prior year. Movements in deferred tax assets and liabilities result from the following items:

CHANGE IN DEFERRED TAX ASSETS AND LIABILITIES

in EUR m	2016	2017
Deferred tax assets at 01.01.	327	500
Deferred tax liabilities at 01.01.	-1,750	-1,683
NET AMOUNT AT 01.01.	-1,423	-1,183

Deferred tax expenses (-)/income (+) through profit or loss	90	298
Change in deferred tax not affecting profit or loss	132	-59
of which in connection with provisions	133	-53
of which in connection with current assets	-1	-6
Exchange rate effects	-24	99
Other effects	42	18
NET AMOUNT AT 31.12.	-1,183	- 827

Deferred tax assets at 31.12.	500	416
Defferred tax liabilities at 31.12.	-1,683	-1,243

The exchange rate effects mainly result from changes in exchange rates on deferred tax assets and liabilities denominated in currencies other than the euro. Of this amount, the exchange rate effects recognised in other comprehensive income amounted to EUR -16 m in 2017 (2016: EUR -8 m).

The other effects in 2017 result from the reclassification of deferred taxes relating to the gases business in Pakistan and to Tega, Technische Gase und Gastechnik GmbH, which were reclassified to non-current assets classified as held for sale and disposal groups (mainly a reduction in deferred tax liabilities on intangible assets and tangible assets in the amount of EUR 5 m) and from the decrease of deferred tax assets on tangible assets within the context of disposals (EUR 1 m). Another key factor influencing the other effects related to the change in deferred tax assets on tax credits in the amount of EUR 16 m due to investment incentives and similar programmes.

In 2016, the other effects resulted mainly from the addition of deferred tax assets on loss carryforwards (EUR 18 m) and on liabilities (EUR 6 m) in connection with the acquisition of American Home Patient, Inc., as well as from the recognition of the Gist division as a discontinued operation and the associated separate recognition of deferred tax liabilities on intangible assets (EUR 11 m) and on tangible assets (EUR 5 m). Deferred tax disclosed in other comprehensive income not affecting profit or loss totalled EUR 411 m (2016: EUR 486 m; 2015: EUR 362 m). Of this amount, deferred tax assets of EUR 351 m (2016: EUR 419 m; 2015: EUR 294 m) were attributable to provisions and deferred tax assets of EUR 60 m (2016: EUR 67 m; 2015: EUR 68 m) were attributable to current assets.

Deferred tax assets are only recognised to the extent that it is probable that the deferred tax asset will be realised. As a result, deferred tax assets of EUR 191 m (2016: EUR 220 m) which relate to potential reductions in the tax base in the amount of EUR 1.037 bn (2016: EUR 993 m) were not recognised, as it is not probable that the underlying tax loss carryforwards and tax credits of EUR 924 m (2016: EUR 929 m) and deductible temporary differences of EUR 113 m (2016: EUR 64 m) will be utilised.

Of the total amount of tax loss carryforwards and tax credits that were not recognised in the amount of EUR 924 m (2016: EUR 929 m), EUR 296 m (2016: EUR 191 m) may be carried forward for up to ten years and EUR 628 m (2016: EUR 738 m) may be carried forward for longer than ten years. Deferred tax assets relating to tax loss carryforwards and tax credits of EUR 132 m (2016: EUR 112 m) were recognised on the basis of projections based largely on the management’s assessment, that it is sufficiently probable that the respective entities will generate a sufficiently positive tax result in the future against which the tax loss carryforwards and tax credits that have not yet been used can be offset in the eligible carryforward periods.

TAX LOSS CARRYFORWARDS NOT YET USED

in EUR m	2016	2017
May be carried forward for up to 10 years	282	261
May be carried forward for longer than 10 years	75	3
May be carried forward indefinitely	735	678

Total	1,092	942

The movement in tax loss carryforwards is mainly due to additions in Indonesia, Saudi Arabia and Thailand, as well as to reductions in China, Brazil and Finland. There were also tax loss carryforwards relating to US state tax of EUR 729 m (2016: EUR 782 m).

Distributions to Linde AG shareholders do not have any impact on taxes on income at the level of Linde AG.

[11] Earnings per share

EARNINGS PER SHARE

in EUR m	2015	2016	2017
Profit for the year form continuing operations — attributable to Linde AG shareholders	1,133	1,206	1,404
Shares in thousand untis
Weighted average number of shares outstanding	185,638	185,636	185,638
Dilution as a result of share option schemes	417	360	—
Weighted average number of shares outstanding — diluted	186,055	185,996	185,638
EARNINGS PER SHARE FROM CONTINUING OPERATIONS IN EUR — UNDILUTED	6.10	6.50	7.56

EARNINGS PER SHARE FROM CONTINUING OPERATIONS IN EUR — DILUTED	6.09	6.48	7.56

The LTIP 2012 share option scheme was modified in the the 2017 financial year: To date, whenever share options were exercised, compensation was provided in the form of either equity instruments or cash compensation.

Since the second quarter of 2017, cash compensation has been the only option. This means that the exercise of share option schemes no longer has any diluting effect on the number of shares in 2017.

[12] Goodwill/other intangible assets

MOVEMENT SCHEDULE INTANGIBLE ASSETS - ACQUISITION COST

in EUR m	Goodwill	Customer relationships	Brands	Other intangible assets	Total
At 01.01.2015	11,062	3,607	516	1,354	16,539

Currency adjustments	506	119	17	34	676
Additions due to acquisitions	45	7	2	—	54
Additions	—	1	—	46	47
Disposals	—	61	—	18	79
Reclassifications	—	2	—	14	16
Reclassification as assets held for sale	-2	—	—	—	-2

At 31.12.2015/ 01.01.2016	11,611	3,675	535	1,430	17,251

Currency adjustments	-7	-63	-2	1	-71
Additions due to acquisitions	146	29	7	—	182
Additions	—	—	—	52	52
Disposals	2	—	28	94	124
Reclassifications	—	—	—	29	29
Reclassification as assets held for sale	-336	-146	-2	-21	-505

At 31.12.2016/ 01.01.2017	11,412	3,495	510	1,397	16,814

Currency adjustments	-723	-233	-39	-71	-1,066
Additions due to acquisitions	37	—	—	—	37
Additions	—	—	—	18	18
Disposals	2	1	—	18	21
Reclassifications	-7	7	—	5	5
Reclassification as assets held for sale	-30	-11	-1	-1	-43

At 31.12.2017	10,687	3,257	470	1,330	15,744

SCHEDULE OF INTANGIBLE ASSETS - CUMULATIVE AMORTISATION

in EUR m	Goodwill	Customer relationships	Brands	Other intangible assets	Total
At 01.01.2015	7	1,444	202	909	2,562

Currency adjustments	—	51	6	21	78
Additions due to acquisitions	—	—	—	—	—
Amortisation	—	182	26	109	317
Impairments	—	—	—	2	2
Reversal of impairments	—	—	—	—	—
Disposals	—	54	—	18	72
Reclassifications	—	2	—	-2	—
Reclassification as assets held for sale	—	—	—	—	—

At 31.12.2015/ 01.01.2016	7	1,625	234	1,021	2,887

Currency adjustments	1	-13	-1	—	-13
Additions due to acquisitions	—	—	—	—	—
Amortisation	—	162	20	116	298
Impairments	—	—	—	7	7
Reversal of impairments	—	—	—	—	—
Disposals	1	—	28	80	109
Reclassifications	—	—	—	11	11
Reclassification as assets held for sale	—	-94	—	-18	-112

At 31.12.2016/01.01.2017	7	1,680	225	1,057	2,969

Currency adjustments	-1	-124	-17	-59	-201
Additions due to acquisitions	—	—	—	—	—
Amortisation	—	143	19	102	264
Impairments	—	—	—	1	1
Reversal of impairments	—	—	—	—	—
Disposals	—	1	—	15	16
Reclassifications	—	—	—	—	—
Reclassification as assets held for sale	—	—	—	-1	-1

At 31.12.2017	6	1,698	227	1,085	3,016

Net carrying amount at 31.12.2015	11,604	2,050	301	409	14,364

Net carrying amount at 31.12.2016	11,405	1,815	285	340	13,845

Net carrying amount at 31.12.2017	10,681	1,559	243	245	12,728

In the statement of financial position at 31 December 2017, the total figure for goodwill is EUR 10.681 bn (2016: EUR 11.405 bn). Goodwill arising on acquisitions made in the 2017 financial year was EUR 37 m (2016: EUR 146 m). The total net carrying amount of trademarks acquired in the course of acquisitions was EUR 243 m (2016: EUR 285 m) at the reporting date.

The brand names acquired in the course of the BOC acquisition and other acquisitions have been classified as intangible assets with finite useful lives since the 2011 financial year as a long-term rebranding programme for the relevant brands has begun. These brand names are amortised on a straight-line basis over a period of ten to twelve years. At 31 December 2017, their net carrying amount was EUR 141 m (2016: EUR 169 m). The brand names acquired in the course of the Lincare acquisition have indefinite useful lives. These were the subject of an impairment test at the level of Lincare in 2017.

The recoverable amount of goodwill was determined on the basis of its value in use. A discounted cash flow method was used for this purpose. The detailed planning period was five years. The growth rates assumed for the detailed planning period were based on the growth potential and market estimates for the forms of treatment and applications offered by Lincare. The operating margin was assumed to remain largely stable at the level seen in 2016 throughout the detailed planning period. A pre-tax interest rate of 10.9 percent and growth in the terminal value of 1 percent were used. The carrying amount at 31 December 2017 was EUR 102 m (2016: EUR 116 m).

The amortisation expense for intangible assets with finite useful lives of EUR 264 m (2016: EUR 298 m; 2015: EUR 317 m) was disclosed in functional costs, principally in marketing and selling expenses. Software solutions are the main component of other intangible assets.

An impairment test of goodwill was carried out at 30 September 2017. No impairment losses were recognised as a result. The recoverable amount of goodwill was determined as its value in use, as in the previous year. To calculate its value in use, a discounted cash flow method was used. A detailed five-year plan was used as the basis for the calculation of cash flows.

The economic growth rates and overall conditions assumed for the detailed planning period were based on the latest estimates from international economic research institute Oxford Economics. The operating margin in the individual segments was assumed to remain largely stable at the level seen in 2017 throughout the detailed planning period. The inflation assumption for the period extending beyond the planning period is 1.0 percent for all cash-generating units. A change in the valuation assumptions that the management considers possible does not result in the carrying amount exceeding the recoverable amount.

ASSUMPTIONS FOR THE IMPAIRMENT TEST OF GOODWILL

	Carrying amount of allocated goodwill in EUR m		Pre-tax WACC based on region-specific premiums and discounts at impairment test date in percent		Post-tax WACC based on region-specific premiums and discounts at impairment test date in percent		Average annual growth rate in gross domestic product in planning period in percent		Average annual growth rate in industrial production in planning period in percent		Long-term growth rate in percent
	31.12.2016	31.12.2017	30.09.2016	30.09.2017	30.09.2016	30.09.2017	2016	2017	2016	2017	2016	2017
EMEA	4,986	4,874	6.9	8.3	5.6	6.7	1.9	2.1	1.6	3.2	0.5	1.0
Asia/Pacific	1,992	1,874	7.0	8.4	5.5	6.6	4.2	4.4	3.7	5.4	0.8	1.0
Americas	4,150	3,661	8.0	9.5	5.4	6.6	2.0	2.1	1.8	3.4	0.8	1.0
Engineering Division	277	272	7.6	6.5	5.7	5.3	3.2	4.1	2.7	3.1	0.8	1.0

GROUP	11,405	10,681

[13] Tangible assets

SCHEDULE OF TANGIBLE ASSETS - ACQUISITION COST

in EUR m	Land, land rights and buildings	Technical equipment and machinery	Other equipment, furniture and fixtures	Plants under construction	Total
AS AT 01.01.2015	3,017	23,125	1,567	2,087	29,796

Currency adjustments	47	674	-7	-4	710
Additions due to acquisitions	6	29	—	5	40
Additions	38	538	95	1,218	1,889
Disposals	24	288	71	2	385
Reclassifications	42	1,333	30	-1,380	25
Reclassification as assets held for sale	-2	-4	—	—	-6

AS AT 31.12.2015/01.01.2016	3,124	25,407	1,614	1,924	32,069

Currency adjustments	-37	110	12	22	107
Additions due to acquisitions	5	80	6	1	92
Additions	29	902	96	650	1,677
Disposals	62	451	64	115	692
Reclassifications	61	1,096	38	-1,194	1
Reclassification as assets held for sale	-160	-207	-26	-1	-394

AS AT 31.12.2016/01.01.2017	2,960	26,937	1,676	1,287	32,860

Currency adjustments	-128	-1,747	-69	-54	-1,998
Additions due to acquisitions	15	18	4	1	38
Additions	18	546	79	1,024	1,667
Disposals	30	274	66	5	375
Reclassifications	77	1,264	68	-1,289	120
Reclassification as assets held for sale	-7	-299	-3	-3	-312

AS AT 31.12.2017	2,905	26,445	1,689	961	32,000

SCHEDULE OF TANGIBLE ASSETS - CUMULATIVE DEPRECIATION

in EUR m	Land, land rights and buildings	Technical equipment and machinery	Other equipment, furniture and fixtures	Plants under construction	Total
AS AT 01.01.2015	1,406	14,980	1,125	134	17,645

Currency adjustments	27	378	-6	8	407
Additions due to acquisitions	—	—	—	—	—
Depreciation	92	1,365	111	—	1,568
Impairments	1	6	1	1	9
Reversal of impairments	—	—	—	—	—
Disposals	20	276	70	1	367
Reclassifications	—	64	-14	-21	29
Reclassification as assets held for sale	-1	-3	—	—	-4

AS AT 31.12.2015/ 01.01.2016	1,505	16,514	1,147	121	19,287

Currency adjustments	-26	26	8	-2	6
Additions due to acquisitions	—	—	—	—	—
Depreciation	89	1,383	121	—	1,593
Impairments	—	17	—	—	17
Reversal of impairments	—	—	—	—	—
Disposals	33	372	58	114	577
Reclassifications	1	26	-14	—	13
Reclassification as assets held for sale	-91	-125	-19	—	-235

AS AT 31.12.2016/ 01.01.2017	1,445	17,469	1,185	5	20,104

Currency adjustments	-57	-1,072	-47	2	-1,174
Additions due to acquisitions	—	—	—	—	—
Depreciation	88	1,401	125	—	1,614
Impairments	—	17	—	—	17
Reversal of impairments	—	—	—	—	—
Disposals	18	265	55	—	338
Reclassifications	-1	62	—	7	68
Reclassification as assets held for sale	-4	-41	-2	—	-47

AS AT 31.12.2017	1,453	17,571	1,206	14	20,244

NET CARRYING AMOUNT AT 31.12.2015	1,619	8,893	467	1,803	12,782

NET CARRYING AMOUNT AT 31.12.2016	1,515	9,468	491	1,282	12,756

NET CARRYING AMOUNT AT 31.12.2017	1,452	8,874	483	947	11,756

Tangible assets include leased buildings, technical equipment and machinery, and fixtures, with a carrying amount totalling EUR 76 m (2016: EUR 77 m). Due to the form of the underlying finance leases, these tangible assets are attributable to The Linde Group in its capacity as the economic owner of the assets. Of the total of EUR 76 m, EUR 20 m (2016: EUR 22 m) relates to land and buildings, EUR 5 m (2016: EUR 12 m) to technical equipment and machinery and EUR 51 m (2016: EUR 42 m) to vehicles.

Also included in tangible assets is technical equipment held under embedded operating leases on the sales side. Of the total minimum lease payments due in future from the customer from such embedded operating leases, EUR 71 m is due within one year (2016: EUR 75 m). EUR 286 m is due within one to five years (2016: EUR 309 m) and EUR 620 m is due in more than five years (2016: EUR 741 m).

Impairment tests were based on the recoverable amount of the assets examined, whereby generally the value in use was applied. The discount rates used (WACC) were based on those used in the impairment test for goodwill. Impairment losses of EUR 17 m were recognised in 2017 (2016: EUR 17 m; 2015: EUR 9 m). The impairment losses related mainly to production plants and were allocated to the following segments: EMEA EUR 1 m (2016: EUR 4 m; 2015: EUR 2 m), Asia/Pacific EUR 16 m (2016: EUR 9 m; 2015: EUR 4 m) and Americas EUR 0 m (2016: EUR 3 m; 2015: EUR 1 m). No impairments were recognised in the Engineering Division (2016: EUR 1 m; 2015: EUR 2 m). The impairment losses relating to tangible assets are largely included in cost of sales and in research and development costs.

There were no reversals of impairment losses in 2017, 2016 or in 2015. Borrowing costs during the construction phase of EUR 11 m (2016: EUR 24 m; 2015: EUR 52 m) were capitalised, based on a pre-tax interest rate of 2.5 to 3.1 percent (2016: 3.1 to 3.8 percent; 2015: 3.6 to 3.8 percent).

The cost of tangible assets was reduced in the 2017 financial year by government grants of EUR 2 m (2016: EUR 3m).

Tangible assets of EUR 47 m (2016: EUR 48 m) were pledged as security.

[14] Investments in associates and joint ventures/other financial assets

SCHEDULE OF FINANCIAL INVESTMENTS - ACQUISITION COST

in EUR m	Investments in associates and joint ventures (at equity)	Other investments	Non-current loans 1	TOTAL
AS AT 01.01.2015	251	73	30	354

Currency adjustments	8	4	1	13
Additions	16	7	2	25
Disposals	22	29	2	53
Reclassifications	—	6	-1	5

AS AT 31.12.2015/ 01.01.2016	253	61	30	344

Currency adjustments	-1	—	-2	-3
Additions	19	21	11	51
Disposals	21	1	—	22
Reclassifications	—	-10	-2	-12

AS AT 31.12.2016/ 01.01.2017	250	71	37	358

Currency adjustments	-19	-3	-4	-26
Additions	27	15	22	64
Disposals	28	4	1	33
Reclassifications	—	-13	-2	-15
Reclassification as assets held for sale	—	—	-1	-1

AS AT 31.12.2017	230	66	51	347

1	EUR 35 m(2016: EUR 18 m; 2015: EUR 12 m) of the non-current loans relates to loans to associates and joint ventures.

SCHEDULE OF FINANCIAL ASSETS – CUMULATIVE AMORTISATION

in EUR m	Investments in associates and joint ventures (at equity)	Other investments	Non-current loans	TOTAL
AS AT 01.01.2015	11	12	6	29

Impairments	—	12	4	16

AS AT 31.12.2015/ 01.01.2016	11	24	10	45

Impairments	—	6	2	8

AS AT 31.12.2016/ 01.01.2017	11	26	11	48

Currency adjustments	—	-3	-1	-4
Impairments	—	1	—	1
Reclassifications	—	—	—	—
Reclassification as assets held for sale	—	—	-1	-1

AS AT 31.12.2017	11	24	9	44

NET CARRYING AMOUNT AT 31.12.2015	242	37	20	299

NET CARRYING AMOUNT AT 31.12.2016	239	45	26	310

NET CARRYING AMOUNT AT 31.12.2017	219	42	42	303

The share of profit or loss from associates and joint ventures in the 2017 financial year was EUR 19 m (2016: EUR 13 m; 2015: EUR 12 m). Within the Gases Division, EUR 4 m of the total figure related to EMEA (2016: EUR 4 m; 2015: EUR 3 m), EUR 15 m to the Asia/Pacific segment (2016: EUR 9 m; 2015: EUR 11 m) and EUR 2 m to the Americas segment (2016 and 2015: EUR 0 m).

Of the profit or loss from associates and joint ventures, there were unrecognised losses of EUR 2 m (2016: EUR 1 m; 2015: EUR 0 m) as at 31 December 2017.

On the reporting date, there were no contingent liabilities relating to shares in associates or joint ventures (2016: EUR 0 m). There were no payment obligations relating to joint ventures and associates that had not been recognised in the statement of financial position (2016: EUR 1 m) at 31 December 2017.

As in the previous year, there were no significant restrictions on the ability of the associates and joint ventures to transfer dividends or funds to Linde or to repay loans to Linde.

AGGREGATE FINANCIAL INFORMATION ABOUT JOINT VENTURES (AT EQUITY)

in EUR m	2015	2016	2017
Profit for the year	14	14	21
Other comprehensive income (net of tax)	5	-2	-11

TOTAL COMPREHENSIVE INCOME	19	12	10

[15] Inventories

INVENTORIES

in EUR m	31.12.2016	31.12.2017
Raw materials, consumables and supplies	106	102
Unfinished goods and services in progress	192	239
Finished goods	601	561
Merchandise	223	200
Prepayments	109	109

TOTAL	1,231	1,211

At 31 December 2017, the total inventory allowance was EUR 129 m (2016: EUR 138 m). The inventories recognised as an expense in the 2017 financial year came to EUR 9.738 bn (2016: EUR 9.480 bn).

[16] Receivables from finance leases, trade receivables, miscellaneous receivables and assets and income tax receivables

RECEIVABLES AND OTHER ASSETS

	Current		Non-current		Total
in EUR m	31.12.2016	31.12.2017	31.12.2016	31.12.2017	31.12.2016	31.12.2017
RECEIVABLES FROM FINANCE LEASES	49	33	165	70	214	103

Receivables from percentage of completion contracts	160	188	—	—	160	188
Miscellaneous trade receivables	2,595	2,480	2	6	2,597	2,486

TRADE RECEIVABLES	2,755	2,668	2	6	2,757	2,674

Other tax receivables	198	185	21	13	219	198
Derivatives with positive fair values	119	75	95	92	214	167
Prepaid pension costs	—	—	115	139	115	139
Other receivables and assets	471	446	147	137	618	583

MISCELLANEOUS RECEIVABLES AND OTHER ASSETS	788	706	378	381	1,166	1,087

INCOME TAX RECEIVABLES	199	227	7	12	206	239

Receivables from finance leases

Almost all the receivables from finance leases relate to agreements which are classified as embedded finance leases according to IFRIC 4/IAS 17.

The counterparty risk arising from receivables from finance leases is covered by the air separation plants and other plants underlying the contracts.

The EUR 111 m drop in receivables from finance leases is attributable largely to the amendment of an on-site agreement and the resulting reclassification.

RECEIVABLES FROM FINANCE LEASES

in EUR m	31.12.2016	31.12.2017
TOTAL FUTURE MINIMUM LEASE PAYMENTS (GROSS INVESTMENT)	252	116

due within one year	61	38
due in one to five years	161	72
due in more than five years	30	6

PRESENT VALUE OF MINIMUM LEASE PAYMENTS	214	103

due within one year	49	33
due within one to five years	138	66
due in more than five years	27	4

UNEARNED FINANCE INCOME INCLUDED IN THE MINIMUM LEASE PAYMENT	38	13

Receivables from percentage of completion contracts

Receivables from percentage of completion (PoC) contracts comprise the aggregate amount of costs incurred and recognised profits, less advance payments received.

At the reporting date, costs incurred and profits recognised on long-term construction contracts amounted to EUR 4.937 bn (2016: EUR 5.035 bn), offset against advance payments of EUR 5.808 bn (2016: EUR 5.846 bn). This gave rise to receivables of EUR 188 m (2016: EUR 160 m) and liabilities of EUR 1.060 bn (2016: EUR 971 m).

Miscellaneous trade receivables

Miscellaneous trade receivables are due from a large number of customers in a wide variety of industry sectors and many different regions. To assess the recoverability of accounts receivable, the creditworthiness of customers is subject to constant review. Credit loss insurance is taken out if required.

FINANCIAL ASSETS PAST DUE BUT NOT IMPAIRED

2016, in EUR m	< 30 days	30-60 days	60-90 days	90-180 days	>180 days
Trade receivables	353	48	29	18	—
Other receivables and assets	1	—	—	1	1

2017, in EUR m	< 30 days	30-60 days	60-90 days	90-180 days	>180 days
Trade receivables	236	52	27	2	8
Other receivables and assets	3	—	—	—	—

In the case of financial assets which are neither past due nor impaired, there were no indications at the reporting date of any potential impairment.

[17] Securities

Short-term securities increased during the 2017 financial year, namely by EUR 492 m from EUR 131 m to EUR 623 m, mainly as a result of purchases.

There were held-to-maturity securities at 31 December 2017 of EUR 12 m (2016: EUR 13 m).

[18] Cash and cash equivalents

Cash and cash equivalents of EUR 1.432 bn (2016: EUR 1.463 bn) comprised mainly cash at banks and money market funds which have maturities of three months or less.

CASH AND CASH EQUIVALENTS

in EUR m	31.12.2016	31.12.2017
Bank balances	884	985
Money market funds	99	239
Cheques	4	3
Cash	3	2
Cash equivalents	473	203

TOTAL	1,463	1,432

The cash equivalents include an amount of EUR 193 m (2016: EUR 464 m) for bilateral Credit Support Annexes which are deposited as collateral under agreements with banks.

[19] Non-current assets classified as held for sale and disposal groups

On 31 December 2017, assets in the amount of EUR 941 m and liabilities in the amount of EUR 209 m were reported as non-current assets classified as held for sale and disposal groups.

These mainly relate to the logistics company Gist. Since December 2016, Gist’s business has been held for sale and reported as a discontinued operation. This means that assets with a carrying amount of EUR 595 m and liabilities with a carrying amount of EUR 145 m were reclassified within the Group statement of financial position. These mainly relate to goodwill (EUR 214 m), tangible assets (EUR 112 m) and trade receivables (EUR 113 m).

The cash flow from investing activities from discontinued operations in the amount of EUR-28 m largely includes cash outflows for investments in tangible assets. Due to the size and complexity of the business to be sold, the negotiations are taking longer than planned. Nevertheless, the sale is still considered to be extremely probable, and the transaction is expected to be completed within the next twelve months.

Furthermore, assets in the amount of EUR 61 m and liabilities in the amount of EUR 29 m were reported as non-current disposal groups held for sale. These relate to the gases business in Pakistan. The sale agreement was signed in the second quarter. The sale was completed in mid-January of this year.

In July 2017, the management decided to sell part of a production site within the EMEA segment. This means that assets worth EUR 219 m where reclassified to assets held for sale and disposal groups. The sale has already been concluded and will be executed in the course of the first quarter of 2018.

The German subsidiary Tega—Technische Gase und Gasetechnik GmbH is also to be sold in the first quarter of 2018. Assets with a carrying amount of EUR 60 m and liabilities in the amount of EUR 35 m were reclassified.

A further EUR 6 m relates to the planned sale of vehicles in the Asia/Pacific segment. The vehicles were purchased in the previous year and are to be sold again as part of a sale and operating lease-back agreement. The gases business in Slovenia, Bosnia and Croatia (assets worth around EUR 20 m and liabilities totaling EUR 4 m) was sold as planned in 2017. The proceeds from the disposal amounted to less than EUR 1 m (rounded to EUR 0 m).

The cumulative changes in equity not recognised in profit or loss contain expenses relating to the foreign currency valuation of the assets and liabilities reported as held for sale amounting to EUR 122 m on the reporting date.

PROFIT FROM DISCONTINUED OPERATIONS

in EUR m	2015	2016	2017
Revenue	607	602	591
Expenses	593	582	561
Loss resulting from valuation at fair value	—	75	—
PROFIT BEFORE TAX INCOME FROM DISCONTINUED OPERATIONS	14	-55	30
Income tax income from ordinary activities	-2	-3	—
PROFIT FOR THE YEAR FROM DISCONTINUED OPERATIONS	16	-52	30
attributable to Linde AG shareholders	16	-52	30

[20] Equity

EQUITY

in EUR m	31.12.2016	31.12.2017
SHARE CAPITAL	475,476,940.80	475,476,940.80
Nominal value of own shares	243,479.04	243,479.04
ISSUED SHARE CAPITAL	475,233,461.76	475,233,461.76
AUTHORISIED CAPITAL (TOTAL)	94,000,000.00	94,000,000.00
Authorised Capital I	47,000,000.00	47,000,000.00
Authorised Capital II	47,000,000.00	47,000,000.00
CONDITIONALLY AUTHORISED CAPITAL (TOTAL)	57,240,000.00	57,240,000.00
2012 Conditionally Authorised Capital	10,240,000.00	10,240,000.00
2013 Conditionally Authorised Capital	47,000,000.00	47,000,000.00

Share capital

The company’s share capital at the reporting date amounts to EUR 475,476,940.80 and is fully paid up. It is divided into 185,733,180 shares at a notional par value of EUR 2.56 per share. The shares are no-par value bearer shares. Each share confers a voting right and is entitled to dividend. In accordance with § 71b of the German Stock Corporation Act (AktG), the company is not entitled to dividends or to voting rights in respect of the 95,109 own shares it holds at 31 December 2017. No new no-par value shares were issued in the 2017 financial year. This means that the company’s share capital did not change year-on-year.

NUMBER OF SHARES

	2016	2017
NUMBERS OF SHARES AT 01.01.	185,733,180	185,733,180
Number of shares at 31.12.	185,733,180	185,733,180
Own shares	95,109	95,109
NUMBERS OF SHARES OUTSTANDING AT 31.12.	185,638,071	185,638,071
Number of Shares Authorised Capital I	18,359,375	18,359,375
Number of Shares Authorised Capital II	18,359,375	18,359,375

Capital reserve

The capital reserve comprises, among other things, the accumulated premiums arising on the issue of shares and the expenses relating to the issue of option rights to employees in accordance with IFRS 2 Share-based Payments. The LTIP 2012 share option scheme was modified in the 2017 financial year. The options are now settled in cash, as opposed to in the form of equity instruments.

Revenue reserves

Included under this heading are the past earnings of the companies included in the Group financial statements, to the extent that these have not been distributed. In addition, the effects of the remeasurement of defined benefit plans and the effects of the limit on a defined benefit asset (asset ceiling as set out in IAS 19.64) have been recognised in revenue reserves. This makes it quite clear that these amounts will not be transferred to profit or loss in future periods. A deferred tax effect of EUR -67 m was recognised in the movement in revenue reserves as a result of actuarial gains and losses (2016: EUR 125 m).

Cumulative changes in equity not recognised through the statements of profit or loss

Disclosed under this heading are the differences arising on the translation of the financial statements of foreign subsidiaries and gains or losses on the remeasurement of securities and hedging instruments, accounted for in equity rather than being recognised in the statements of profit or loss. In the 2017 financial year, the depreciation of the US dollar and the British pound against the euro, in particular, resulted in a high exchange rate effect compared with the previous year.

Movements in cumulative changes in equity not recognised in profit or loss were as follows:

MOVEMENT IN CUMULATIVE CHANGES IN EQUITY NOT RECOGNISED THROUGH THE STATEMENTS OF PROFIT OR LOSS

	2015			2016			2017
in EUR m	Before tax	Tax effect	Net	Before tax	Tax effect	Net	Before tax	Tax effect	Net
MOVEMENT IN CURRENCY TRANSLATION DIFFERENCES	1,093	—	1,093	-132	—	-132	-1,782	—	-1,782
MOVEMENT IN UNREALISED
GAINS/LOSSES ON AVAILABLE-FOR-SALE FINANCIAL ASSETS	-9	2	-7	1	—	1	8	-2	6
Movement in accumulated unrealised gains/losses	-8	2	-6	1	—	1	8	-2	6
MOVEMENT IN UNREALISED GAINS/LOSSES ON HEDGING INSTRUMENTS	-484	7	-477	40	—	40	348	-6	342
Movement in accumulated unrealised gains/losses	-466	2	-464	64	-7	57	367	-11	356
Realised gains/losses	-18	5	-13	-24	7	-17	-19	5	-14

NON-CONTROLLING INTERESTS

in EUR m	31.12.2016	31.12.2017
LINDE LIENHWA INDUSTRIAL GASES CO. LTD., Taiwan	272	274
African Oxygen Limited, South Africa	94	97
BOC-TISCO GASES CO., Ltd., China	61	52
Ma’anshan BOC-M a Steel Gases Company Limited, China	47	46
Shanghai HuaLin Industrial Gases Co. Ltd., China	47	44
LINDE INDIA LIMITED, India	46	43
Linde Gas Algerie S.p.A., Algeria	34	31
MIG Production Company Limited, Thailand	35	29
Saudi Industrial Gas Company, Saudi Arabia	32	27
Linde Engineering (Dalian) Co. Ltd., China	23	25
Various other companies	212	209

TOTAL	903	877

The voting rights of non-controlling shareholders correspond to their share of the equity in the companies concerned in each case. Detailed information about individual subsidiaries which have non-controlling shareholders is not disclosed due to the individual figures not being material.

Capital structure management

Linde’s capital structure management is based on various financial performance indicators such as the equity ratio and the dynamic indebtedness factor. Linde aims to achieve an upper threshold for the dynamic indebtedness factor of 2.5. The aim of the capital structure management is to obtain unrestricted access to the capital market and to achieve a strong investment grade rating. Linde has a EUR 2.5 bn syndicated revolving credit line at its disposal, which is available until 2020. At 31 December 2017, financial debt came to EUR 8.019 bn (31 December 2016: EUR 8.528 bn) and the equity ratio came to 44.9 percent (31 December 2016: 44.0 percent).

Financing principles and objectives

The aim of external financing and liquidity management is to ensure that the Group has adequate liquidity at all times.

For Linde, external financial headroom is maintained primarily by the capital markets and a major international banking group. Within the Group, the principle of internal financing applies, i.e. the financing requirements of subsidiaries are covered wherever possible, and by intra-Group loans wherever it makes financial sense.

Group companies are financed either by the cash surpluses of other business units in cash pools, or by Group loans from Linde Finance B.V. and/or Linde AG, taking into consideration any risks specific to that particular country.

Group Treasury also negotiates credit facilities with local banks to take account of legal, fiscal or other requirements. Especially in countries with currency restrictions, local financing is used to finance small amounts or for projects that involve specific local circumstances.

Linde maintained an adequate liquidity position again in 2017. In addition to cash and cash equivalents of EUR 1.432 bn, Linde also holds securities totalling EUR 623 m. These securities are mainly German government bonds with maturities of less than one year.

[21] Provisions for pensions and similar obligations

PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS

in EUR m	31.12.2016	31.12.2017
Provisions for pension plans	1,552	1,273
Provisions for similar obligations	12	7
TOTAL PROVISIONS	1,564	1,280

Prepaid pension costs	115	139

Different countries have different pension systems, due to the variety of legal, economic and fiscal conditions applicable in each country. These are generally based on the remuneration and length of service of the employees.

The provisions for similar obligations include bridging allowances in Germany as well as other obligations. Occupational pension schemes can be either defined contribution or defined benefit schemes. In the case of defined benefit plans, the company’s obligation is to meet the defined benefit commitments to current and former employees. Two different methods can be distinguished: the recognition of provisions for pensions and the use of externally financed pension schemes. The Linde Group’s main defined benefit plans are described below.

The defined benefit commitments in Germany relate to old age pensions, invalidity pensions and surviving dependants pensions. These commitments are based principally on defined contribution pension rules, whereby vested rights for periods of service prior to 1 January 2002 based on earlier final-salary pension scheme rules have to be taken into account. In addition, there are direct commitments in respect of the salary conversion scheme in the form of cash balance plans. The resulting pension payments are calculated on the basis of an interest guarantee and the performance of the corresponding investment. There are no minimum funding requirements. The pension obligations in Germany are partly funded by a Contractual Trust Arrangement (CTA).

Defined benefit commitments in the UK agreed prior to 1 July 2003 are earnings-related and dependent on the period of service, and relate to old age pensions, invalidity pensions and surviving dependants pensions. With effect from 1 April 2011, the amount of future increases in inflation-linked pensions and of increases in pensionable emoluments was restricted.

Legal, regulatory and contractual minimum funding requirements are in place. Regulatory funding obligations to resolve a deficit, based on the local valuation, mainly relate to the UK. Negotiations on a multi-year funding plan are currently being conducted with the trustees. The annual payments are expected to come to around GBP 40 m. In addition, there are a small number of such obligations in Ireland and Canada as well. Pension obligations in the UK are to a great extent funded. Defined benefit pension plans were closed to new entrants from 1 July 2003.

Defined benefit commitments in the United States relate to old age pensions, invalidity pensions and surviving dependants pensions. The commitments are based on pension regulations which are dependent on the period of service and salary of the employee. Most of the pension plans take the form of cash balance plans. The plan participants have the option to take a lumpsum payment or annual pension payments. The cash balance plan was closed to new entrants with effect from 1 July 2016. For existing plan participants, the cash balance plan will come to an end in 2021. Legal and regulatory minimum funding requirements are in place.

The amount of the pension obligation (actuarial present value of the defined benefit obligation, or DBO) was calculated using actuarial valuation methods, which require the use of estimates. In addition to assumptions about mortality and disability, the following assumptions, which depend on the economic situation in that particular country, are also relevant; for countries classed as “Other Europe” and “Other countries”, weighted average figures based on the obligation are given:

ASSUMPTIONS USED TO CALCULATE THE PROVISIONS FOR PENSIONS

	Germany		UK		Other Europe		USA		Other countries
in percent	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017
Discount rate	1.90	1.90	2.70	2.50	1.55	1.63	3.40	3.10	4.40	3.73
Growth in future benefits	2.53	2.50	2.50	2.50	1.64	2.04	—	—	3.71	3.66
Growth in pensions	1.65	1.62	3.40	3.30	1.09	1.23	1.88	1.78	1.51	1.19

The growth in future benefits comprises expected future increases in salaries, which are estimated annually, taking inflation and the economic situation into account.

The growth in pensions represents the expected pension payment trend for pension payments to former employees, which is estimated annually considering the underlying pension scheme rules, inflation and the economic situation.

The sensitivity analysis below demonstrates the extent to which the present value of the defined benefit obligation changes when, in each case, just one of the actuarial assumptions changes while the other actuarial assumptions remain the same.

For the pension plans in Germany, an increase of one year in life expectancy would result in an increase in the defined benefit obligation of 5.4 percent. The sensitivity analysis of life expectancy in Germany is based on pension funds held at 31 December 2016.

For the pension plans in the UK, an increase of one year in life expectancy would result in an increase in the DBO of 4.0 percent (2016: 4.0 percent). For the pension plans in the United States, no sensitivity analysis of life expectancy was prepared, as the plan participants generally avail themselves of the option to be paid a lump sum.

In Germany, life expectancy is calculated on the basis of the “2005 G mortality tables” produced by Professor Dr Klaus Heubeck. Pension plans in the UK use their own mortality tables and biometric assumptions. These are determined on the basis of actual experience in a pool of comparable pension plans. At the reporting date, the average life expectancy applicable to pension plans in the UK is 22.4 years for a male pensioner aged 65 (2016:

22.0 years) and 24.3 years for a female pensioner aged 65 (2016: 23.6 years), while the future average life expectancy at the pensionable age of 65 for active members of the pension plans is currently 24.8 years for men aged 45 (2016: 23.9 years) and 27.1 years for women aged 45 (2016: 26.2 years).

The weighted average duration of the defined benefit obligations in The Linde Group at 31 December 2017 is 17.1 years (2016: 17.8 years).

SENSITIVITY ANALYSIS

		Discount rate		Growth in future benefits		Growth in pensions
in EUR m	Change	+50 bp	- 50 bp	+50 bp	- 50 bp	+50 bp	- 50 bp
Germany	31.12.2016	-133	151	12	-13	72	-66
	31.12.2017	-130	147	11	-11	68	-63
UK	31.12.2016	-396	437	15	-15	353	-326
	31.12.2017	-340	390	17	-17	318	-283
Other Europe	31.12.2016	-48	54	6	-5	32	-28
	31.12.2017	-41	46	5	-5	28	-25
USA	31.12.2016	-27	28	—	—	—	—
	31.12.2017	-19	20	—	—	—	—
Other countries	31.12.2016	-12	13	3	-7	3	-3
	31.12.2017	-10	12	3	-6	2	-2
TOTAL	31.12.2016	-616	683	36	-40	460	-423
	31.12.2017	-540	615	36	-39	416	-373

RECONCILIATION OF THE DBO AND OF THE PLAN ASSETS

	Germany		UK		Other Europe		USA		Other countries		Total
in EUR m	Defined Benefit Obligation	Plan assets	Defined Benefit Obligation	Plan assets	Defined Benefit Obligation	Plan assets	Defined Benefit Obligation	Plan assets	Defined Benefit Obligation	Plan assets	Defined Benefit Obligation	Plan assets
AS AT 01.01.2016	1.391	-807	4.030	-3.957	590	-353	597	-562	270	-261	6.878	-5.940
Service cost	34	—	13	—	-11	—	1	—	11	—	48	—
Current service cost	34	—	24	—	17	—	19	—	11	—	105	—
Past service cost	—	—	-11	—	-20	—	—	—	—	—	-31	—
Effects from plan curtailments	—	—	—	—	-1	—	-18	—	—	—	-19	—
Effects from plan settlements	—	—	—	—	-7	—	—	—	—	—	-7	—
Interest expense (+)/interest income (-)	34	-21	138	-133	11	-6	21	-20	12	-13	216	-193
Remeasurements	139	-50	905	-401	25	-8	—	-15	-6	1	1.063	-473
Return on plan assets (excluding amounts included in interest expenses and income)	—	-50	—	-401	—	-8	—	-15	—	1	—	-473
Actuarial gains (-)/losses (+)	139	—	905	—	25	—	—	—	-6	—	1.063	—
Effects from changes in demographic assumptions	—	—	—	—	2	—	-7	—	1	—	-4	—
Effects from changes in financial assumptions	151	—	936	—	24	—	7	—	-2	—	1.116	—
Effects from changes in experience assumptions	-12	—	-31	—	-1	—	—	—	-5	—	-49	—
Employers´ contributions	—	—	—	-54	—	-12	—	—	—	-9	—	-75
Employees´ contributions	13	-13	1	-1	3	-3	—	—	1	-1	18	-18
Pensions payments made	-51	1	-160	160	-21	14	-33	29	-29	26	-294	230
Settlement payments	—	—	—	—	-18	18	—	—	-2	2	-20	20
Effects of changes in exchange rates	—	—	-569	541	1	-6	19	-18	14	-16	-535	501
Changes in Group structure/other changes	—	—	-82	85	3	-3	—	—	-5	13	-84	95
AS AT 31.12.2016/01.01.2017	1.560	-890	4.276	-3.760	583	-359	605	-586	266	-258	7.290	-5.853

Service cost	41	—	25	—	-9	—	7	—	10	—	74	—
Current service cost	41	—	25	—	15	—	19	—	10	—	110	—
Past service cost	—	—	—	—	1	—	—	—	—	—	1	—
Effects from plan curtailments	—	—	—	—	-13	—	—	—	—	—	-13	—
Effects from plan settlements	—	—	—	—	-12	—	-12	—	—	—	-24	—
Interest expense (+)/interest income (-)	30	-17	106	-96	8	-4	18	-17	11	-11	173	-145
Remeasurements	-8	-8	-89	-135	-5	-11	14	-20	11	-9	-77	-183
Return on plan assets (excluding amounts included in interest expenses and income)	—	-8	—	-135	—	-11	—	-20	—	-9	—	-183
Actuarial gains (-)/losses (+)	-8	—	-89	—	-5	—	14	—	11	—	-77	—
Effects from changes in demographic assumptions	—	—	-45	—	—	—	5	—	—	—	-40	—
Effects from changes in financial assumptions	2	—	54	—	1	—	13	—	6	—	76	—
Effects from changes in experience assumptions	-10	—	-98	—	-6	—	-4	—	5	—	-113	—
Effect due to asset ceiling	—	—	—	—	—	—	—	—	—	—	—	—
Employers´ contributions	—	-1	—	-32	—	1	—	—	—	-9	—	-41
Employees´ contributions	13	-13	—	—	4	-4	—	—	1	-1	18	-18
Pensions payments made	-51	2	-167	167	-23	15	-33	29	-27	25	-301	238
Settlement payments	—	—	—	—	-26	26	-104	104	—	—	-130	130
Effects of changes in exchange rates	—	—	-169	151	-24	17	-70	66	-20	15	-283	249
Changes in Group structure/other changes	-12	1	—	3	2	-2	—	—	-1	2	-11	4
AS AT 31.12.2017	1.573	-926	3.982	-3.702	510	-321	437	-424	251	-246	6.753	-5.619

In 2017, the restructuring and (in some cases) settlement of pension plans in the Netherlands, Spain, Finland and the US had a positive impact on operating profit in the amount of EUR 36 min total. In the previous year, such measures had had a positive impact on operating profit in the amount of EUR 57 m. Actual income from plan assets in external pension funds in 2017 was EUR 328 m (2016: EUR 666 m). This was higher than the interest income from plan assets of EUR 145 m (2016: EUR 193 m) calculated at the corresponding DBO interest rate. Employer’s contributions in the 2017 financial year totalled EUR 41 m (2016: EUR 75 m). Payments of employer’s contributions to increase plan assets in external pension funds in the 2018 financial year are expected to amount to EUR 83 m. The drop in the expected contributions as against the previous year (2016: EUR 123 m) is mainly due to the lower expected special payments in the UK to close the ongoing shortfall in the UK pension plans in accordance with local valuation rules. The expense for newly acquired pension entitlements in the financial year and the net interest cost for each respective financial year are determined each year on the basis of the prior year’s net obligation at the reporting date.

PENSION EXPENSE RELATING TO DEFINED BENEFIT PLANS RECOGNISED IN THE INCOME STATEMENT

	Germany			UK			Other Europe			USA			Other countries			Total
in EUR m	2015	2016	2017	2015	2016	2017	2015	2016	2017	2015	2016	2017	2015	2016	2017	2015	2016	2017
Service cost	42	34	41	52	13	25	-37	-11	-9	19	1	7	10	11	10	86	48	74
Current service cost	42	34	41	52	24	25	21	17	15	19	19	19	11	11	10	145	105	110
Past service cost	—	—	—	—	-11	—	-4	-20	1	—	—	—	—	—	—	-4	-31	1
Gains (-)/ losses (+) from plan curtailments	—	—	—	—	—	—	-24	-1	-13	—	-18	—	-1	—	—	-25	-19	-13
Gains (-)/ losses (+) from plan settlements	—	—	—	—	—	—	-30	-7	-12	—	—	-12	—	—	—	-30	-7	-24
Net interest expense (+) / income (-)	14	13	13	5	5	10	7	5	4	-1	1	1	-1	-1	—	24	23	28
Interest expense from DBO	31	34	30	152	138	106	14	11	8	20	21	18	13	12	11	230	216	173
Interest income from plan asset	-17	-21	-17	-147	-133	-96	-7	-6	-4	-21	-20	-17	-14	-13	-11	-206	-193	-145
Other effects recognised in the statement of profit or loss	—	—	—	3	3	2	—	1	—	—	—	—	1	1	—	4	5	2

Total net pension cost	56	47	54	60	21	37	-30	-5	-5	18	2	8	10	11	10	114	76	104

For the external financing of defined benefit obligations, The Linde Group uses standard international models for the transfer of pension assets (e. g. pension funds and Contractual Trust Arrangements). Pension plans financed via external pension funds exist principally in Australia, Canada, Germany, Ireland, South Africa, Switzerland, the UK and the US. In some countries, Linde is obliged to make contributions on plan assets as a result of legal requirements or contractual agreements. In certain countries, however, these increases in plan assets will not lead to the recognition of an asset because of the asset ceiling described in IAS 19.64 (IFRIC 14). In 2017, as in the previous year, there was no asset ceiling.

FUNDING STATUS OF THE DEFINED BENEFIT OBLIGATION

	Germany		UK		Other Europe		USA		Other countries		Total
in EUR m	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017
Actuarial present value of pension obligations (defined benefit obligation)	1,560	1,573	4,276	3,982	583	510	605	437	266	251	7,290	6,753
of which unfunded pension obligations	74	61	—	—	141	132	81	77	42	22	338	292
of which funded pension obligations	1,486	1,512	4,276	3,982	442	378	524	360	224	229	6,952	6,461
Fair value of plan assets	-890	-926	-3,760	-3,702	-359	-321	-586	-424	-258	-246	-5,853	-5,619
NET OBLIGATION	670	647	516	280	224	189	19	13	8	5	1,437	1,134
AMOUNT AT 31.12 .	670	647	516	280	224	189	19	13	8	5	1,437	1,134
of which pension provision (+)	670	647	522	305	224	189	83	78	53	54	1,552	1,273
of which pension asset (-)	—	—	-6	-25	—	—	-64	-65	-45	-49	-115	-139

The Linde Group is exposed to various risks in relation to defined benefit pension schemes. In addition to general actuarial risks, the Group is exposed to currency risk and investment risk in respect of the plan assets. Plan assets and the defined benefit obligation may fluctuate over time. To compensate for such fluctuations, potential fluctuations in the defined benefit obligation are taken into account in the course of the investment management of the plan assets. In ideal circumstances, plan assets and pension obligations are influenced in the same way by external factors, which provides a natural protection against such factors (liability-driven investment). Moreover, the broadly-based portfolio structure of plan assets in The Linde Group results in diversification of capital market risk.

PORTFOLIO STRUCTURE OF PENSION ASSETS

	Germany		UK		Other Europe		USA		Other countries		Total
in EUR m	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016	in %	2017	in %
Shares	221	250	630	694	91	82	98	49	81	74	1,121	19.2	1,149	20.4
Fixed-interest securities	449	459	2,438	2,292	125	136	388	290	105	98	3,505	59.9	3,275	58.3
Property	49	38	88	24	45	44	—	—	10	9	192	3.3	115	2.0
Insurance	—	—	—	—	72	33	—	—	17	16	89	1.5	49	0.9
Other	171	179	604	692	26	26	100	85	45	49	946	16.1	1,031	18.4

TOTAL	890	926	3,760	3,702	359	321	586	424	258	246	5,853	100.0	5,619	100.0

Plan assets comprise mainly shares and fixed-interest securities. Prices quoted in an active market are not available in the case of property and insurance. Around half of the fixed-interest securities relate to government bonds issued by first-rate debtors (the UK, the US and Germany) as part of the “liability-driven investment” strategies pursued by the corresponding pension plans, while the rest relate to broadly diversified portfolios of bonds issued by companies and emerging markets, as well as loans to finance companies and property. Financial instruments issued by companies in The Linde Group are not included in plan assets to any significant extent. The plan assets do not include any real estate used by Group companies.

Defined contribution plans

The total of all pension costs relating to defined contribution plans was EUR 202 m (2016: EUR 200 m). Of this amount, contributions to state pension schemes in 2017 totalled EUR 122 m (2016: EUR 124 m).

[22] Miscellaneous provisions

MISCELLANEOUS PROVISIONS

	Current		Non-current		TOTAL
in EUR m	2016	2017	2016	2017	2016	2017
PROVISIONS FOR TAXES	27	27	—	—	27	27
Obligations from delivery transactions	123	70	61	14	184	84
Warranty obligations and risks from transactions in course of completion	79	62	23	24	102	86
Provisions for legal disputes	45	40	60	38	105	78
Obligations relating to personnel	546	514	63	83	609	597
Dismantling obligations	6	8	259	252	265	260
Restructuring provisions	94	201	3	36	97	237
Provisions for follow-up costs	88	85	—	—	88	85
Other obligations	132	102	57	31	189	133
OTHER PROVISIONS	1,113	1,082	526	478	1,639	1,560

TOTAL	1,140	1,109	526	478	1,666	1,587

Provisions for taxes include only other taxes.

The provisions for warranties and onerous contracts consist principally of provisions for onerous contracts, guarantees and warranties. The provisions for warranties relate mainly to the Engineering Division and are generally utilised within three years.

The provisions for obligations relating to personnel comprise mainly provisions for profit-sharing.

The provisions for dismantling obligations are stated at the discounted settlement amount on the date the plant comes on stream. A corresponding item is recognised in tangible assets and is subject to depreciation. The provision is compounded over the duration of the underlying contracts. Due to the wide range of residual terms of the contracts, the residual term of the provision falls mainly in a range of between one and twenty years.

Changes in estimates, where these involve a change in assumptions about future cost trends or changes in interest rates are adjusted for in the carrying amount of the relevant plant without affecting profit or loss.

As in the previous year, the restructuring provisions include provisions for the Focus and LIFT efficiency programmes.

The other obligations consist largely of environmental provisions in the amount of EUR 28 m (2016: EUR 48 m). The unwinding of interest applied to miscellaneous long-term provisions amounted to EUR 8 m (2016: EUR 4 m).

MOVEMENTS IN MISCELLANEOUS PROVISIONS

in EUR m	Opening balance at 01.01.2017	Changes in scope of consolidation[1]	Utilisation	Release	Addition	Transfer	Closing balance at 31.12.2017
PROVISIONS FOR TAXES	27	-1	4	1	6	—	27
Obligations from delivery transactions	184	-61	28	38	27	—	84
Warranty obligations and risks from transactions in course of completion	102	-6	29	39	57	—	85
Provisions for legal disputes	105	-6	23	13	16	—	79
Obligations relating to personnel	609	-9	321	20	340	-2	597
Dismantling obligations	265	-19	4	1	19	—	260
Restructuring provisions	97	2	60	3	199	2	237
Provisions for follow-up costs	88	-5	16	36	69	-15	85
Other obligations	189	-12	38	47	26	15	133
OTHER PROVISIONS	1,639	-116	519	197	753	—	1,560

TOTAL	1,666	-117	523	198	759	—	1,587

[1]	Including currency adjustments

[23] Financial debt

Financial debt comprises interest-bearing obligations of The Linde Group:

FINANCIAL LIABILITIES

	Current		Non-current				Total
	Due within one year		Due in one to five years		Due in more than five years
in EUR m	2016	2017	2016	2017	2016	2017	2016	2017
Other bonds	1,242	1,224	3,852	3,508	2,397	2,353	7,491	7,085
Commercial papers (CP)	111	82	—	—	—	—	111	82
Bank loans and overdrafts	455	515	246	198	10	—	711	713
Other financial liabilities	46	109	131	27	38	3	215	139

FINANCIAL LIABILITIES	1,854	1,930	4,229	3,733	2,445	2,356	8,528	8,019

Of the other bonds, EUR 2.407 bn was in a fair value hedging relationship at 31 December 2017 (2016: EUR 2.825 bn). If there had been no adjustment to the carrying amount as a result of fair value hedging relationships, which had been agreed and were outstanding at the end of the year, the other bonds would be EUR 8 m (2016: EUR 37 m) lower.

Of the other bonds, EUR 232 m was in a cash flow hedging relationship at 31 December 2017 (2016: EUR 641 m).

The bank loans and overdrafts include an amount of EUR 41 m (2016: EUR 41 m) for bilateral Credit Support Annexes (CSAs). In the 2017 and 2016 financial years, there were no defaults or breaches of loans payable.

FIXED-INTEREST BONDS

Issuer	Nominal volume in relevant currency (ISO code)	EUR m1	Weighted average residual term (in years)	Weighted average effective interest rate (in percent)[2]
Linde Finance B .V., Amsterdam/Linde AG, Munich	EUR 5,780 m	5,754	4.4	1.8
Linde Finance B .V., Amsterdam/Linde AG, Munich	USD 700 m	582	2.7	2.1
Linde Finance B .V., Amsterdam	GBP 300 m	342	5.3	5.9
Linde Finance B .V., Amsterdam	AUD 100 m	65	1.5	4.3
TOTAL		6,743

[1]	Includes adjustments relating to hedging transactions.
[2]	Effective interest rate in the relevant currency.

VARIABLE-INTEREST BONDS

Isuuer	Nominal volume in relevant currency (ISO code)	EUR m	Weighted average residual term (in years)	Weighted average coupon (in percent)[1]
Linde Finance B .V., Amsterdam	USD 350 m	292	1.5	2.0
Linde Finance B .V., Amsterdam	EUR 50 m	50	0.4	0.3
TOTAL		342

[1]	Current coupon in the relevant currency.

Financial covenants

No financial covenants are contained in the agreement relating to the EUR 2.5 bn syndicated credit facility. The bank loans and overdrafts of African Oxygen Limited include various financial covenants relating to key financial figures in African Oxygen Limited. All the financial covenants relating to African Oxygen Limited were fulfilled in the 2017 and 2016 financial years.

[24] Liabilities from finance leases

Liabilities from finance leases are repaid over the lease term. They have the following residual lease terms at the reporting date:

LIABILITIES FROM FINANCE LEASES

in EUR m	31.12.2016	31.12.2017
TOTAL FUTURE MINIMUM LEASE PAYMENTS (GROSS INVESTMENT)	114	86

due within one year	22	14
due in one to five years	40	27
due in more than five years	52	45
PRESENT VALUE OF MINIMUM LEASE PAYMENTS	74	54

due within one year	21	14
due in one to five years	33	21
due in more than five years	20	19
FINANCE CHARGE INCLUDED IN THE MINIMUM LEASE PAYMENTS	40	32

The carrying amounts of assets held under finance leases are disclosed principally under tangible assets. These assets comprise distribution equipment, vehicles and other fixtures and fittings. Buildings are also included here. Some of the lease agreements contain extension clauses, purchase options or price adjustment clauses customary in the market.

[25] Trade payables, miscellaneous liabilities, liabilities from income taxes

TRADE PAYABLES AND OTHER LIABILITIES

	Current		Non-current		Total
in EUR m	2016	2017	2016	2017	2016	2017
Percentage of completion (PoC)	971	1,060	—	—	971	1,060
Other	2,599	2,754	1	1	2,600	2,755
TRADE PAYABLES	3,570	3,814	1	1	3,571	3,815

Payments received on account of orders	150	186	4	4	154	190
Other taxes	176	216	6	7	182	223
Social security	60	53	2	2	62	55
Derivatives with negative fair values	239	64	403	235	642	299
Other liabilities	583	640	310	289	893	929
MISCELLANEOUS LIABILITIES	1,208	1,159	725	537	1,933	1,696

INCOME TAX LIABILITIES	549	551	—	—	549	551

TOTAL	5,327	5,524	726	538	6,053	6,062

Percentage of completion trade payables of EUR 1.060 m (2016: EUR 971 m) relate to advance payments received on construction contracts, where these exceed the state of completion of the contract.

Income tax liabilities are disclosed as current in accordance with IAS 1.69 (d) as they are due with immediate effect and generally Linde has no option to defer them. Included in the income tax liabilities disclosed are amounts which may not fall due until more than twelve months after the reporting date.

Also included in income tax liabilities are liabilities relating to prior periods arising from external tax audits in various countries.

OTHER INFORMATION

[26] Share option schemes

Linde Performance Share Programme 2012

It was resolved at the Annual General Meeting of Linde AG held on May 4 2012 to introduce a performance share programme for management (Long Term Incentive Plan 2012—LTIP 2012), under which up to four million options can be issued over a total period of five years. For this purpose, the issued share capital can be increased by up to EUR 10,240,000 by the issue of up to four million bearer shares with a notional par value of EUR 2.56 if certain conditions are met (2012 conditionally authorised capital).

The options may be issued in annual tranches during the authorised period. Each option confers the right to purchase one share in Linde AG at the exercise price, which is equivalent in each case to the lowest issue price, currently EUR 2.56 per share. Linde AG may decide, at its own discretion, at any time until the beginning of the exercise period that the option entitlements of the option holders may be met by providing own shares or making a payment in cash instead of issuing new shares out of the share capital conditionally authorised for this purpose. The Linde Performance Share Programme 2012 is designed as share-based payment with compensation provided in the form of equity instruments. Each individual tranche may be issued within a period of 16 weeks after the Annual General Meeting of Linde AG. The options may not be exercised until a qualifying period has expired. The qualifying period begins on the issue date which has been determined and ends on the fourth anniversary of the issue date. If options are to be exercised, this must take place during a period of twelve months from the end of the relevant qualifying period (the exercise period).

LTIP 2012 modification

In the second quarter of 2017, a resolution passed by the Executive Board and the Supervisory Board modified the regulations of the Linde LTIP in respect of the subscription rights granted. In future, options are only to allow for cash settlement. It is still the case that options may only be exercised if and to the extent that performance targets are reached.

Performance targets

The performance targets for each individual tranche of options are based on movements in (i) earnings per share and (ii) relative total shareholder return. Within each individual tranche of options, equal weighting is given to the “earnings per share” performance target and the “relative total shareholder return” performance target. Within each of these performance targets, a minimum target must be reached if the options are to become exercisable, and there is also a stretch target. If the stretch target for one of these performance targets is reached, all the options relating to that performance target become exercisable.

“Earnings per share” performance target

The minimum target for the “earnings per share” performance target is reached if the diluted earnings per share of the company adjusted for special items for the financial year ending before the expiry of the qualifying period achieves a compound average growth rate (CAGR) of 6 percent when compared with the diluted earnings per share of the company adjusted for special items for the financial year ending before the issue of the options. The stretch target for the “earnings per share” performance target is reached if the diluted earnings per share of the company adjusted for special items for the financial year ending before the expiry of the qualifying period achieves a CAGR of at least 11 percent when compared with the diluted earnings per share of the company adjusted for special items for the financial year ending before the issue of the options. The calculation of the “earnings per share” performance target is derived from the diluted earnings per share of the company adjusted for special items disclosed in the audited Group financial statements of The Linde Group for the appropriate financial year. If no adjustment for special items has been made in that financial year, the relevant figure is the diluted earnings per share disclosed in the Group financial statements. Special items are items which, due to their nature, frequency and/or scope, might have an adverse impact on the extent to which the diluted earnings per share figure provides an informative picture of the ability of The Linde Group to sustain its profitability in the capital market. Adjusting diluted earnings per share for special items is designed to increase transparency in respect of the Group’s ability to sustain profitability. If the minimum target is reached, 12.5 percent of all the options in the relevant tranche may be exercised. If the stretch target is reached, 50 percent of all the options in the relevant tranche may be exercised: i.e. all the options dependent on this performance target. If the minimum target is exceeded, but the stretch target is not reached, the number of options that may be exercised is determined on a straight-line basis and will lie between 12.5 percent and 50 percent of all options issued on the same issue date, depending on the extent by which the minimum target is exceeded and the proximity of the figure to the stretch target. If this calculation does not result in a round figure, the percentage should be rounded to one decimal point.

The “earnings per share” performance target is regarded as a non-market performance condition as defined by IFRS 2.

“Relative total shareholder return” performance target

The minimum target for the “relative total shareholder return” performance target is reached if the total shareholder return of the Linde AG share exceeds the median of the values for total shareholder return in the control group (described below) in the period between the issue date and the beginning of the exercise period. If the control group contains an even number of values, the average of the two values lying in the middle is deemed to be the median. The stretch target for the “relative total shareholder return” performance target is reached if the total shareholder return of the Linde AG share is in the upper quartile (third quartile) of the values for total shareholder return in the control group in the period between the issue date and the beginning of the exercise period. The total shareholder return of the Linde AG share comprises (i) the absolute increase or decrease in the price of a Linde AG share when compared to its initial value and (ii) the dividend per share paid plus the value of any statutory subscription rights attributable to one Linde AG share (as a result of capital increases). In each case, the calculation relates to the period between (and inclusive of) the issue date and the third last stock exchange trading day in the Xetra trading system (or in a comparable successor system) of the Frankfurt Stock Exchange before the exercise period. The absolute increase or decrease in price of the Linde AG share corresponds to the difference between the average of the closing prices (or of equivalent successor prices) of Linde shares in the Xetra trading system (or in a comparable successor system) of the Frankfurt Stock Exchange over the period between (and inclusive of) the 62nd stock exchange trading day to the third last stock exchange trading day before the exercise period (the final value) and the initial value. The initial value of the share for the determination of the total shareholder return is the average of the closing prices (or of equivalent successor prices) of Linde shares on the last 60 stock exchange trading days in the Xetra trading system (or in a comparable successor system) of the Frankfurt Stock Exchange before the issue date of the subscription rights. For the purposes of the LTIP 2012, the value of one statutory subscription right is the volume-weighted average of the closing prices in that period in which the subscription rights are traded in the Xetra trading system (or a comparable successor system) of the Frankfurt Stock Exchange. The control group comprises companies in the DAX 30 at that time, with the exception of Linde itself. Companies which are either excluded from or included in the DAX 30 during the period on which the calculation of the total shareholder return is based are ignored for the purposes of the calculation. When determining the total shareholder return for shares in the control group, Linde may have recourse to data supplied by a recognised independent provider of financial data. If a company in the control group trades different classes of share or shares with differing profit entitlements on the stock exchange, only the shares which form the basis for the determination of the DAX 30 value are taken into consideration. If the minimum target is reached, 12.5 percent of all the options in the relevant tranche may be exercised. If the stretch target is reached, 50 percent of all the options in the relevant tranche may be exercised: i.e. all the options dependent on this performance target. If the minimum target is exceeded, but the stretch target is not reached, the number of options that may be exercised is determined on a straight-line basis and will lie between 12.5 percent and 50 percent of all options issued on the same issue date, depending on the extent by which the minimum target is exceeded and the proximity of the figure to the stretch target. If this calculation does not result in a round figure, the percentage should be rounded to one decimal point. The “relative total shareholder return” target is regarded as a market-based performance condition as defined by IFRS 2 and is included in the measurement of the option price. The total value calculated of the share options at the issue date is allocated as a personnel expense over the period in which the company receives service in return from the employee. This period is generally the same as the agreed qualifying period. The counter entry is made directly in liabilities.

OPTIONS – LONG TERM INCENTIVE PLAN 2012

LTIP – Number of options
AT 01.01.2015	1,003,836

granted	322,456
forfeited	49,470
AT 31.12.2015 / 01.01.2016	1,276,822

of which exercisable at 31.12.2015	—

granted	349,874
forfeited	446,047
AT 31.12.2016 / 01.01.2017	1,180,649

of which exercisable at 31.12.2016	—

granted	234,740
forfeited	418,758
AT 31.12.2017	996,631

of which exercisable at 31.12.2017	—

The average remaining period in the LTIP 2012 is 23 months (2016: 25 months). The exercise price for all the tranches in the LTIP 2012 is EUR 2.56.

As of the time of modification, the expenses were calculated taking into account the updated number of outstanding options on the reporting date, the price of the shares in Linde AG on the reporting date, less the issue price of EUR 2.56 per share, the expected target achievement level and the pro rata service rendered by the employee in question on the reporting date.

Personal investment, matching shares

A pre-condition of participation in the LTIP 2012 for plan participants in certain top management levels in Linde’s internal management structure is compulsory personal investment in shares of the company at the beginning of each tranche of the scheme. In the case of members of the Executive Board, the number of shares that each individual Board member must purchase as a personal investment is determined by the Supervisory Board. For other Linde executives in certain top management levels, it is the Executive Board which determines the number of shares that must be purchased by each individual. For each share acquired by a scheme participant as a personal investment and held by the participant in respect of each tranche throughout the qualifying period for the options, one matching share in Linde AG will be granted at the end of the qualifying period at no cost to the participant. However, Linde is permitted to pay an amount in cash to those entitled to options instead of granting them matching shares. Conditions which apply to the granting of matching shares include: a personal investment in Linde AG shares by the scheme participant at the appropriate time, the unrestricted holding of such shares during the qualifying period of the corresponding tranche and, except in the event of the termination of the service or employment contract of the scheme participant before the end of the qualifying period (special cases) when different rules shall apply, the existence of a service or employment contract with the scheme participant at the end of the qualifying period in respect of which no notice has been given. Plan participants in certain top management level of Linde’s internal management structure may make a voluntary personal investment in Linde AG shares and will be granted matching shares accordingly, subject to the aforementioned conditions.

MATCHING SHARES—LONG TERM INCENTIVE PLAN 2012

LTIP – Number of matching Shares
AT 01.01.2016	119,176

granted	38,950
forfeited	14,954
allocated	32,330
AT 31.12.2016/ 01.01.2017	110,842

granted	27,722
forfeited	18,224
allocated	25,938
AT 31.12.2017	94,402

Modification—personal investment, matching shares

In the second quarter of 2017, a resolution passed by the Executive Board and the Supervisory Board also modified the regulations of the Linde LTIP in respect of the personal investment, matching shares. In future, these are only to allow for settlement in the form of a cash payment. The cash settlement is calculated based on the price of Linde’s shares on the last 60 stock exchange trading days in the qualifying period.

Due to the modification and changeover to a cash settlement for subscription rights granted and the personal investment, matching shares, a net total of EUR 15 m was reclassified from the capital reserve in the 2017 financial year. In addition, the matching shares relating to the 2013 tranche were allocated in the form of a cash payment. The resulting liability of EUR 4 m had been settled by the reporting date.

The effect on earnings of the recognition of the expense in the statements of profit or loss of The Linde Group is shown in the table below. The same amount was recognised in liabilities (in the previous years in the capital reserve):

PERSONNEL EXPENSES—LONG TERM INCENTIVE PLAN 2012

in EUR m	2015	2016	2017
TOTAL	6	13	30

The liability amounted to EUR 41 m on the reporting date.

[27] Financial instruments

FINANCIAL ASSETS

	Fair Value		Carrying Amount		Statement of financial position figures
					Financial instruments outside scope of IAS 39		Total
in EUR m	2016	2017	2016	2017	2016	2017	2016	2017
AVAILABLE-FOR-SALE FINANCIAL ASSETS
Investments and securities	138	640	138	640	—	—	138	640
LOANS AND RECEIVABLES
Investments and securities	6	5	6	5	—	—	6	5
Trade receivables	2,597	2,486	2,597	2,486	—	—	2,597	2,486
Receivables from percentage of completion contracts	160	188	160	188	—	—	160	188
Other receivables and assets	733	722	394	372	339	350	733	722
HELD-TO-MATURITY FINANCIAL ASSETS
Investments and securities	15	14	15	14	—	—	15	14
DERIVATIVES WITH POSITIVE FAIR VALUES
Freestanding derivatives	82	34	82	34	—	—	82	34
Derivatives designated as hedging instruments	132	133	132	133	—	—	132	133
CASH AND CASH EQUIVALENTS	1,463	1,432	1,463	1,432	—	—	1,463	1,432

RECEIVABLES FROM FINANCE LEASES	242	123	—	—	214	103	214	103

TOTAL	5,568	5,777	4,987	5,304	553	453	5,540	5,757

FINANCIAL LIABILITIES

	Fair value		Carring amount		Statement of financial position figures
					Financial instruments outside scope of IAS 39		Total
in EUR m	2016	2017	2016	2017	2016	2017	2016	2017
FINANCIAL LIABILITIES AT AMORTISED COST
Financial liabilities	9,059	8,397	8,528	8,019	—	—	8,528	8,019
Trade payables (excluding PoC)	2,601	2,755	2,600	2,755	—	—	2,600	2,755
Miscellaneous liabilities	893	929	542	549	351	380	893	929
DERIVATIVES WITH NEGATIVE FAIR VALUES
Freestanding derivatives	42	49	42	49	—	—	42	49
Derivatives designated as hedging instruments	600	250	600	250	—	—	600	250
LIABILITIES FROM FINANCIAL LEASES	67	55	—	—	74	54	74	54

TOTAL	13,262	12,435	12,312	11,622	425	434	12,737	12,056

The fair value of financial instruments is generally determined using stock exchange prices. If stock exchange prices are not available, the fair value is determined using measurement methods customary in the market, based on market parameters specific to the instrument. The fair value of derivative financial instruments is determined as follows: Options are valued using an option pricing model. Futures are measured with recourse to the quoted market price in the relevant market. All other derivative financial instruments are measured by discounting expected future cash flows using the net present value method. As far as possible the entry parameters used in these models are relevant observable market prices and interest rates at the reporting date.

The following table shows the financial instruments in The Linde Group which are measured at fair value. Linde uses the following hierarchy to determine and disclose fair values based on the method used to ascertain their fair values:

Level 1: Quoted prices (unadjusted) in active markets for identical assets and liabilities.

Level 2: Inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs for the assets or liabilities that are not based on observable market data.

FINANCIAL ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

in EUR m	Level 1		Level 2		Level 3
	31.12.2016	31.12.2017	31.12.2016	31.12.2017	31.12.2016	31.12.2017
Investments and securities	121	623	—	—	—	—
Freestanding derivatives with positive fair values	—	—	82	34	—	—
Derivatives designated as hedging instruments with positive fair values	—	—	132	133	—	—
Freestanding derivatives with negative fair values	—	—	42	49	—	—
Derivatives designated as hedging instruments with negative fair values	—	—	600	250	—	—

During the reporting year, there were no transfers between Levels 1, 2 and 3 of the fair value hierarchy. The investments and securities category also included financial assets (available-for-sale financial assets) of EUR 17 m (2016: EUR 17 m) for which a fair value cannot be reliably determined. There is currently no intention to sell these assets.

The fair value of financial instruments in the “loans and receivables”, “held-to-maturity financial assets” and “financial liabilities at amortised cost” categories is determined by discounting the expected cash flows. The interest rates applied are the same as those that would apply to new financial instruments with a similar risk structure, currency and maturity. Fair value is determined using the discounted cash flow method, taking into account individual credit ratings and other market circumstances in the form of credit and liquidity spreads generally applied in the market (Level 2). The exception to this is bonds issued by Linde AG and Linde Finance B.V., which are traded in the capital market (Level 1). The fair value of these instruments is determined using the current stock exchange price. In cases involving short-term financial instruments in the “loans and receivables”, “held-to-maturity financial assets” and “financial liabilities at amortised cost” categories, it is assumed that the fair value corresponds to the carrying amount.

In the 2017 financial year, there were no differences between the fair value of a financial instrument when it was first recognised and the amount which would have been recognised at that time had the valuation methods described above been used.

NET FINANCIAL GAINS AND LOSSES

in EUR m	2015	2016	2017
From freestanding derivatives	180	-111	-147
From held-to-maturity financial assets	—	—	—
From loans and receivables	93	-248	-271
From available-for-sale financial assets	-8	—	8
of which reported in the income statement	1	—	—
of which reported in cumulative changes in equity not recognised in the income statement	-9	—	8
From financial liabilities at amortised cost	-414	177	266
TOTAL	-149	-182	-144
of which recognised in net financial result	-13	-14	-4

2015 to 2016

The net financial gains and losses on financial instruments arise from changes in fair value, the recognition and reversal of impairment losses, eliminations and exchange rate fluctuations. In the financial year under review, there was an increase in the impairment losses for trade receivables.

The net financial gains and losses correspond to the valuation gains and losses of the financial instruments, but exclude interest and dividends.

Free-standing derivatives comprise all those derivatives which are not designated as hedging instruments. They include those derivatives in economic hedging relationships not designated as hedges in respect of which gains and losses arising from the underlying transaction and the hedged item are recognised at the same time in the Group statements of profit or loss.

The financial result includes fees and other costs of capital of EUR 17 m (2015: EUR 15 m) relating to financial instruments not at fair value through profit or loss.

No interest income has been accrued which relates to impaired financial instruments, especially receivables.

2016 to 2017

The net financial gains and losses on financial instruments arise from changes in fair value, the recognition and reversal of impairment losses, eliminations and exchange rate fluctuations.

The net financial gains and losses correspond to the valuation gains and losses of the financial instruments, but exclude interest and dividends.

Free-standing derivatives comprise all those derivatives which are not designated as hedging instruments. They include those derivatives in economic hedging relationships not designated as hedges in respect of which gains and losses arising from the underlying transaction and the hedged item are recognised at the same time in the Group statements of profit or loss.

The financial result includes fees and other costs of capital of EUR 19 m (2016: EUR 17 m) relating to financial instruments not at fair value through profit or loss. No interest income has been accrued which relates to impaired financial instruments, especially receivables.

IMPAIRMENT LOSS AT 31.12. 1

	2016				2017
in EUR m	Carrying amount before impairment	Cumulative impairment loss	Carrying amount after impairment	Of which impairment loss for 2015 financial year	Carrying amount before impairment	Cumulative impairment loss	Carrying amount after impairment	Of which impairment loss for 2016 financial year
Investments and securities at fair value	157	19	138	7	658	18	640	1
Investments and securities at amortised cost	26	5	21	—	23	4	19	—
Receivables from finance leases	214	—	214	—	103	—	103	—
Trade receivables	2.968	371	2.597	163	2.835	349	2.486	133
Receivables from percentage of completion contracts	160	—	160	—	188	—	188	—
Derivatives with positive fair values	214	—	214	—	167	—	167	—
Other receivables and assets	737	4	733	1	723	1	722	—
Cash and cash equivalents	1.463	—	1.463	—	1.432	—	1.432	—

[1]	In 2017, the impairment loss recognised in the financial result came to EUR 1m (2016: EUR 4 m)

IMPAIRMENT LOSS ON TRADE RECEIVABLES

	Cumulative impairment loss
in EUR m	2016	2017
AT 01.01.	326	371
Currency adjustments	10	-36
Increase in impairment losses recorded in the statement of	163	133
Write-offs charged against cumulative impairment losses	-128	-119
AT 31.12.	371	349

The carrying amounts of the financial assets recognised take into account the highest possible risk of default.

INTEREST INCOME/EXPENSE FROM FINANCIAL INSTRUMENTS NOT MEASURED AT FAIR VALUE

in EUR m	2015	2016	2017
Interest income	40	30	27
Interest expense	350	245	192
TOTAL	-310	-215	-165
of which recognised in net financial result	-328	-229	-174

[1]	Income and expenses are shown as positive figures where the line item designation is clear. In the “ total” line item, net expenses are shown as negative figures.

Not included here are the interest income and interest expense from derivatives or the interest income and interest expense from assets and liabilities outside the scope of IFRS 7.

Risk positions and risk management

The Linde Group is exposed to a variety of financial risks. These include in particular: counterparty risk, liquidity risk, interest rate risk, exchange rate risk and other market price risks. These are described below.

Counterparty risk

Counterparty risk is the risk that a counterparty does not meet his or her contractual payment obligations and that this leads to a loss for The Linde Group.

In order to counteract this risk, regular reviews are performed on the creditworthiness of major counter- parties, in particular, and clearly defined limits have been set. Experience during the economic crisis has shown that credit standings can change very quickly. It is therefore possible that, despite the Group’s monitoring process, counterparties might delay payments or fail to make them at all. The Linde Group does not believe that it has any significant exposure to default risk arising from any individual counterparty. The concentration of the counterparty risk is limited due to the Group’s broad and uncorrelated customer base. With the exception of Medicare, the federal health insurance programme within the US health system, the single largest debtor constitutes less than 1 percent of the total figure for trade receivables in The Linde Group. Medicare constitutes 7 percent of the Group’s trade receivables.

The risk positions outstanding are subject to strict limits and are continually monitored. The carrying amounts of financial assets reported in the Statement of Financial Position, taking into account impairment losses, represent the highest possible default risk, without including the value of any collateral.

A significant criterion for managing counterparty risk relating to financing and capital market transactions and setting corresponding limits is the credit rating of the relevant counterparty. Regular reviews are performed by a supervisory unit which is independent of the trading department to ensure compliance with all the limits set. The Linde Group has concluded bilateral Credit Support Annexes (CSAs) with the majority of the banks with which financial instruments are traded. On the basis of such agreements, the positive and negative fair values of derivatives held by Linde AG and Linde Finance B. V. for the purpose of interest rate and currency management are collateralised with cash on a regular basis. In this way, the default risk arising from these instruments is minimised. These transactions are subject to the rules of the framework agreement for financial derivative transactions, whereby the rights and obligations associated with the exchange of collateral do not qualify for netting in the Group statement of financial position.

A willingness to enter into CSAs with Linde AG and Linde Finance B. V. is an essential prerequisite to being accepted as a counterparty by Linde. In this connection, The Linde Group issued EUR 193 m (2016: EUR 464 m) as collateral for derivatives with negative fair values and received EUR 41 m (2016: EUR 41 m) as collateral for derivatives with positive fair values. In addition, a unilateral CSA was concluded for commodities derivatives and EUR 7 m (2016: EUR 7 m) was issued as collateral, while EUR 3 m (2016: EUR 0 m) was received as collateral. The Linde Group also has financial assets with a carrying amount of EUR 1 m (2016: EUR 6 m) which are pledged as collateral for liabilities or contingent liabilities. In the 2017 and 2016 financial years, no additional significant collateral was held by The Linde Group apart from the CSAs described above.

FINANCIAL ASSETS/LIABILITIES SUBJECT TO OFFSETTING OR ENFORCEABLE MASTER AGREEMENTS FOR FINANCIAL DERIVATIVE TRANSACTIONS

in EUR m	Gross amount of recognised financial assets / liabilities	Gross amount of recognised financial assets/liabilities set off in the balance sheet	Net amount of financial assets / liabilities presented in the balance sheet	Financial instruments that qualify for netting	Net amount before collateral	Cash collateral received[1]	Cash collateral pledged[1]	Net amount
31.12.2016
Derivatives with positive fair values	214	—	214	-143	71	-25	34	80
Derivatives with negative fair values	-642	—	-642	143	-499	-16	437	-78
Trade receivables	10	-4	6	—	6	—	—	6
Trade payables	-6	4	-2	—	-2	—	—	-2
TOTAL	-424	—	-424	—	-424	-41	471	6

31.12.2017	—	—	—	—	—	—	—	—
Derivatives with positive fair values	167	—	167	-87	80	-34	24	70
Derivatives with negative fair values	-299	—	-299	87	-212	-10	169	-53
Trade receivables	3	-1	2	—	2	—	—	2
Trade payables	-2	1	-1	—	-1	—	—	-1
TOTAL	-131	—	-131	—	-131	-44	193	18

[1]	The terms governing CSAs may result in the net fair value position per counterparty being over-secured.

Liquidity risks

Liquidity risk is the risk that the Group will no longer be able to meet its financial payment obligations. Contractual undiscounted expected future cash flows from financial liabilities are shown in the table below:

FUTURE CASH FLOWS FROM FINANCIAL LIABILITIES

in EUR m	Due within one year		Due in one to five years		Due in more than five years
	2016	2017	2016	2017	2016	2017
Cash outflows from non-derivative financial liabilities	5,244	5,414	5,035	4,439	2,718	2,567
Cash outflows from derivative financial liabilities	855	416	1,065	621	1,009	794

Within this context, it is important to note that the cash outflows from derivative financial liabilities in the amount of EUR 1.831 bn (2016: EUR 2.929 bn) are offset by cash inflows from derivatives with gross settlement in the amount of EUR 1.363 bn (2016: EUR 2.116 bn).

Interest rate risks

Interest rate risks arise from market fluctuations in interest rates. As a result of its financing activities, The Linde Group is exposed to a risk from interest rate changes. At 31 December 2017, The Linde Group held interest-bearing instruments (net, including interest rate derivatives/hedges) totalling EUR 5.967 bn (2016: EUR 7.190 bn). Of these, EUR 1.525 bn (2016: EUR 2.618bn) related to instruments bearing interest at variable interest rates and EUR 4.442 bn (2016: EUR 4.572 bn) to instruments bearing interest at fixed rates. This is equivalent to a Group-wide fixed-rate ratio of 74 percent (2016: 64 percent).

Linde has used forward payer swaps to provide an element of hedging against exposure to rising interest rates with regard to future bond issues.

Based on instruments bearing interest at variable rates and financial instruments hedging interest rate risks which The Linde Group holds or has issued, a hypothetical change in the interest rates applicable to the respective instruments would have had the following effects (if exchange rates remained constant):

EFFECT OF CHANGES IN INTEREST RATES

in EUR m	Change	Recognised in profit or loss			Directly in equity
		2015	2016	2017	2015	2016	2017
Currency
EUR	+ 100 bp	-22	-38	-38	89	82	77
	-100 bp	22	38	38	-95	-87	-81
GBP	+ 100 bp	1	12	13	-6	-3	-1
	-100 bp	-1	-12	-13	6	3	1
USD	+ 100 bp	-2	-3	3	68	52	35
	-100 bp	2	3	-3	-69	-53	-35
AUD	+ 100 bp	-3	—	-2	8	11	6
	-100 bp	3	—	2	-8	-11	-6
Ohter currencies	+ 100 bp	1	3	8	7	7	14
	-100 bp	-1	-3	-8	-7	-7	-14

Exchange rate risks

Due to its activities as an international group, The Linde Group is exposed to exchange rate risks. Its broad spread of activities over many different currency areas and its local business model result in a low concentration of risk for the Group.

The Linde Group monitors and manages its exchange rate risk, a risk which has an impact on its operations. The gross exchange rate risk encompasses all the operating activities of the Group. This gross exchange rate risk is reduced by around 82 percent (2016: 78 percent). Therefore, The Linde Group is exposed at the reporting date to a net exchange rate risk from operating activities involving foreign currency corresponding to 18 percent (2016: 22 percent) of the original unsecured risk.

The risk of exchange rate movements is monitored for internal management purposes on the basis of a value-at-risk, which relates to positions in currencies other than the relevant functional currency. The value-at-risk is calculated on the basis of historical data (250 working days) in accordance with international banking standards. The value-at-risk presents the maximum potential loss based on a probability of 97.5 percent for a holding period of twelve months. The calculation takes into account correlations between the transactions being considered; the risk of a port-folio is generally lower than the total of the respective individual risks. At December 31, 2017, the value-at-risk was EUR 19 m (2016: EUR 31 m).

Other market price risks

As a result of its energy purchases, The Linde Group is exposed to risks arising from changes in commodity prices. The Linde Group monitors and manages these commodity price risks arising from the purchase of electricity, natural gas and propane for use in production. These hedging operations are governed by strict risk management guidelines, compliance with which is constantly being monitored. Commodity price risks are hedged in the main by long-term supply contracts or limited by the form and structure of sales contracts. Derivatives are also used to a much lesser extent to hedge against the exposure to changes in the price of electricity, natural gas and propane gas. The commodity price risk from financial instruments is therefore not material.

Hedge Accounting

Cash flow hedges

The Linde Group hedges cash flows at both Group and company levels, based on agreed minimum hedging rates. At the company level, future transactions which are highly probable are hedged against foreign exchange risks. A rolling 15-month budget or the budgets for individual customer-specific projects are used for this purpose.

In general, these hedges are accounted for as cash flow hedges in accordance with IAS 39 Financial Instruments: Recognition and Measurement. The effective portion of the gain or loss on the hedging instruments is recognised directly in equity and released to the Group statements of profit or loss when the hedged cash flows are also recognised in the Group statements of profit or loss or if a hedged future transaction is no longer expected to occur. In addition, the risks associated with changes in interest rates relating to certain financial liabilities or future financing measures are hedged by derivative financial instruments and accounted for as cash flow hedges.

The Linde Group also hedges the exposure to commodity price risks which arise in the normal course of business from its procurement transactions and result in open risk positions. To reduce the extent of the risk, The Linde Group enters into a small number of electricity, natural gas and propane gas derivatives.

Usually, hedging relationships of this type are also designated as cash flow hedging relationships, if this accords with the facts.

If the hedged future transactions (forecast transactions as defined by IAS 39) result in the recognition of a non-financial asset or liability, the initial carrying amounts of these are adjusted for the amount recorded in equity. This is usually the case for non-current assets and inventories.

The following table presents a reconciliation of the reserve for cash flow hedges:

RESERVE FOR CASH FLOW HEDGES

in EUR m	2015	2016	2017
OPENING BALANCE AT 01.01	-259	-270	-305

Additions	7	-59	-4
Transfers to the statement of profit or loss [1]	-18	24	19
of which relating to revenue	-12	4	5
of which relating to cost of sales	-11	14	-4
of which relating to financial income and expenses	5	6	18
CLOSING BALANCE AT 31.12	-270	-305	-290

[1]	Transfers to the statement of profit or loss are shown as negative figures if they relate to income and positive figures if they relate to a loss.

In the 2017 financial year, EUR 1 m (2016: EUR 0 m) was recognised in the financial result as a result of ineffectiveness in cash flow hedges.

CASH FLOWS, GAINS AND LOSSES FROM CASH FLOW HEDGES

in EUR m	Within one year			in one to five years			in more than five years			Total
	2015	2016	2017	2015	2016	2017	2015	2016	2017	2015	2016	2017
Cash flows from hedging instruments	4	-51	-68	-454	-323	-281	-199	-201	-157	-649	-575	-515
Gain/loss	-4	1	-17	-134	-134	-117	-132	-172	-156	-270	-305	-290

Fair value hedges

The Linde Group uses interest rate swaps to hedge the exposure to changes in the fair value of financial assets and financial liabilities as a result of interest rate changes. If the hedge is deemed to be effective, the carrying amount of the hedged item is adjusted for changes in the fair value attributable to the hedged risk.

The following table shows the changes in underlying transactions and hedging instruments in fair value hedging relationships recognised in the profit or loss.

FAIR VALUE HEDGES

in EUR m	2015	2016	2017
From hedged transactions	35	21	14
From hedging instruments	-34	-20	-16
INEFFECTIVENESS	1	1	- 2

[1]	Income is shown in the form of positive figures and expenses in the form of negative figures

Hedges of a net investment in a foreign operation

The Linde Group hedges its exposure to translation risk by taking out loans in foreign currency and by entering into forward exchange contracts and cross-currency interest rate swaps. These hedges generally qualify as hedges of a net investment in a foreign operation (referred to below as net investment hedges) in accordance with IAS 39 Financial Instruments: Recognition and Measurement, and hence the effective portion of the hedge is transferred to equity. If the foreign operation is subsequently sold or relinquished, the amount recognised in equity is released to the Group statements of profit or loss.

FAIR VALUE OF FINANCIAL INSTRUMENTS DESIGNATED AS HEDGES

in EUR m	2015	2016	2017
Cash flow hedges
Forward exchange transactions	12	—	—
Interest rate/cross-currency interest rate swaps	-234	-329	-164
Commodities	-22	6	13
Financial liabilities	240	244	216
Fair value hedges		—	—

Interest rate swaps	90	12	-6
Net investment hedges		—	—

Forward exchange transactions	-60	-45	44
Cross-currency interest rate swaps	-99	-112	-4
Financial liabilities in foreign currencies	1,435	1,017	875

The following table shows the composition of net financial gains and losses.

RECONCILIATION TO NET FINANCIAL GAINS AND LOSSES [NOTE 9]

in EUR m	2015	2016	2017
Net financial income and expenses	-13	-14	-4
thereof releases form cash flow hedges	-5	-6	-18
Net interest expense	-328	-229	-174
ineffectiveness from cashflow hedges	—	—	-1
ineffectiveness from fair value hedge	1	1	-2
Fees and other costs of capital	-15	-17	-19
Net interest expense/income from defined benefit plans	-24	-23	-28
Income from long-term equity investments	—	1	1
Net interest expense/income from interest rate swaps	-1	-25	-31
Miscellaneous expenses and income from other assets and liabilities as financial instruments	-17	-18	-7
Net financial result	-397	-324	-265

[28] Group statements of cash flows

The statements of cash flows shows the source and application of funds. In accordance with IAS 7 Cash Flow Statements, cash flows from operating activities are distinguished from cash flows from investing and financing activities.

The cash and cash equivalents disclosed in the statements of cash flows comprise all cash and cash equivalents disclosed in the statement of financial position: i.e. cash in hand, bank balances and money market funds with a maturity of three months or less. Cash and cash equivalents of EUR 5 m (2016: EUR 5 m) are subject to drawing restrictions as a result of currency export restrictions. These relate to cash holdings of the subsidiaries in Argentina and Venezuela. Although transfer restrictions apply in other countries, too, The Linde Group is able to access the cash holdings in these countries via dividend payments. In addition, these cash holdings are available to the Group on location and are required and used for local operational business purposes there.

The cash flows from investing and financing activities are calculated on the basis of payments, while the cash flow from operating activities is derived indirectly from profit before tax.

When the cash flow from operating activities is calculated, the changes in assets and liabilities are adjusted for the effects of currency translation and changes in Group structure. As a result, it is not possible to reconcile the figures to the differences between the headings in the published Group statement of financial position.

Distributions received and income taxes paid included in cash inflow from operating activities are disclosed separately. Cash inflows from associates and joint ventures are disclosed in cash inflow from operating activities. Finance income from embedded finance leases (IFRIC 4/IAS 17) has been included in cash inflow from operating activities, due to the fact that such income is clearly related to the operating business of The Linde Group, while capitalised borrowing costs of EUR 11 m (2016: EUR 24 m) are disclosed in cash flow from investing activities. All other interest payments are disclosed in cash flow from financing activities.

For cash outflows relating to newly consolidated companies, please refer to the Group statements of cash flows. In the Group statement of financial position, EUR 3 m (2016: EUR 2 m) has been recognised as liabilities which are not included in the cash outflows for consolidated companies. The total increase in cash and cash equivalents as a result of acquisitions was EUR 4 m (2016: EUR 12 m).

Investing activities comprise additions to and disposals of tangible assets, financial assets, intangible assets and consolidated companies. Additions and disposals in foreign currency have been translated at average rates.

Reconciliation of liabilities arising from financing activities

			Non-cash changes
in EUR m	Opening balance at 01.01.2017	Cash flows	Changes in the consolidated group	Exchange rate effects [1]	Changes in fair value	Other changes [2]	Closing balance at 31.12.2017
Non-current financial debt	6,674	-43	14	-29	—	-527	6,089
Current financial debt	1,854	-269	39	-221	—	527	1,930
Derivate financial
instruments	180	-204	—	—	16	—	-8
Liabilities from finance
leases	74	-17	—	-6	—	3	54

LIABILITIES FROM FINANCING ACTIVITIES	8,782	-533	53	-256	16	3	8,065

[1]	For financial debt, incl. adjustments due to hedging transactions.
[2]	Under financial debt, reclassification from non-current to current financial debt; under liabilities from finance leases, addition of new leases.

[29] Segment information

IFRS 8 Operating Segments requires information to be provided for each operating segment. The definition of operating segments and the scope of the information prepared for segment reporting is based, among other things, on the information made available on a regular basis to the full Executive Board and, as a result, on the internal management within the organisation.

Changes in segment structure

Other Activities comprises Gist, a leading supplier of logistics and supply chain solutions with business operations mainly in England. As this business area is to be sold, it has been reported as a discontinued operation in this Annual Report. Since 2017, this business area has no longer formed part of the reports submitted to the Executive Board, meaning that it no longer forms part of the segment report either.

The full Executive Board is regularly provided with key profitability and revenue figures that are relevant from a decision-making perspective for the following areas:

•	EMEA (Europe, Middle East and Africa)

•	Asia/Pacific

•	Americas

•	Engineering Division

In accordance with IFRS 8, The Linde Group therefore reports in four segments. The “Reconciliation” column comprises corporate activities and consolidation adjustments.

Core financial performance indicators

One of the key elements of Linde’s corporate strategy is the pursuit of sustainable earnings-based growth, with the aim of achieving a steady increase in corporate value. To measure the medium-term and long-term financial success of this value-based management strategy, the Group uses the following core performance indicators:

•	Group revenue and the revenue of the Gases Division and the Engineering Division,

•	Segment group operating profit (Earnings before Interest, Tax, Depreciation and Amortisation, EBITDA) and the operating profit of the Gases Division and the Engineering Division.

These performance indicators are submitted on a regular basis to the entire Executive Board and are used for internal management purposes. The variable remuneration of the Executive Board is also based on these performance indicators.

Calculation of the core financial performance indicators

Operating profit is calculated by adjusting the Net profit on operating activities for the amortisation of intangible assets and depreciation of tangible assets. The amortisation of intangible assets and depreciation of tangible assets are included in functional costs.

In addition, the Net profit on operating activities is also adjusted for special items (i.e cost reduction programs and merger costs).

A brief description of the segments is given below:

Gases Division (EMEA, Asia/Pacific and Americas):

The activities of the Gases Division comprise the production, sale and distribution of gases for applications in industry, medicine, environmental protection and in research and development. In addition, this division offers technical application know-how, specialised services and the necessary hardware to use the gases. The business model in the three segments within the Gases Division (EMEA, Asia/Pacific and Americas) is largely identical in each segment.

Engineering Division:

The activities of the Engineering Division comprise the design and realisation of turnkey olefin plants, plants for the production of hydrogen and synthesis gases and the processing of natural gas, and air separation plants. This division also develops and manufactures plant components and offers specialised services.

Segment accounting policies

The same accounting policies as those set out in NOTE [5] apply to the segments. Exceptions apply to Group financing, which is allocated to Corporate. Pension obligations are allocated to the segment in which the relevant employees work. The provision for existing pension obligations arising from the BOC pension plan in respect of the legal entities in the UK is allocated to the EMEA segment. The service cost was charged to the EMEA and Corporate segments. Transactions between the reportable segments described above are conducted under the same conditions as for non-related third parties.

To arrive at the figure for the Gases Division as a whole from the figures for the three segments within the Gases Division, consolidation adjustments of EUR 174 m (2016: EUR 185 m) have been applied to revenue. This means that it is not possible to arrive at the figure for the Gases Division as a whole by merely adding together the segments in the Gases Division. Segment profit is calculated on the basis of operating profit.

Capital expenditure per segment represents the amounts invested during the financial year from the point of view of the subsidiary. Included in the “Reconciliation” column are not only consolidation adjustments required from the Group’s point of view, but also adjustments as a result of variances in Group acquisition and manufacturing cost as a result of supplies made by the Engineering Division to the Gases Division.

RECONCILIATIONS OF SEGMENT REVENUE AND OF THE SEGMENT RESULT

in EUR m	2015	2016	2017
Revenue
Total revenue from the segments	17,762	17,243	17,376
Consolidation	-417	-295	-263
GROUP REVENUE FROM CONTINUING OPERATIONS	17,345	16,948	17,113

Operating profit
Operating profit from segments	4,367	4,406	4,488
Operating profit from corporate activities	-288	-338	-273
Consolidation	8	30	-2
Restructuring and merger costs (special items)	192	126	373
Amortisation	1,866	1,897	1,896
Financial income	42	29	37
Financial expenses	439	353	302
PROFIT BEFORE TAX FROM CONTINUING OPERATIONS	1,632	1,751	1,679

REVENUE BY PRODUCT AREA

in EUR m	2016	2017
GASES DIVISION	14,892	14988

On-Site	3,757	3,994
Healthcare	3,740	3,361
Liquefied gases	3,575	3,767
Cylinder gases	3,820	3,866
ENGINEERING DIVISION	2,351	2,388

Olefin plants	819	848
Natural gas plants	448	639
Air separation plants	419	494
Hydrogen and synthesis gas plants	485	236
Other	180	171
CONSOLIDATION	-295	-263

GROUP REVENUE FROM CONTINUING OPERATION	16,948	17,113

[30] Recommendation for the approval of the annual financial statements and appropriation of profit of Linde AG

The unappropriated profit of Linde AG at 31 December 2017 was EUR 1,299,466,497.00 (2016: EUR 686,860,862.70). The annual financial statements of Linde AG prepared in accordance with the German Commercial Code

(HGB) and the German Stock Corporation Act (AktG) are published and filed in the German Federal Gazette (Bundesanzeiger).

The Executive Board recommends that, when the annual financial statements of Linde AG are approved at the meeting of the Supervisory Board on 7 March 2018, the Supervisory Board proposes that the appropriation of profit of EUR 1,299,466,497.00 (2016: EUR 686,860,862.70) be voted on at the Annual General Meeting on 3 May 2018:

•

payment of a dividend of EUR 7.00 (2016: EUR 3.70) per no-par value share entitled to dividend. The total dividend payout for 185,638,071 (2016: 185,638,071) no-par value shares entitled to dividend therefore amounts to EUR 1,299,466,497.00 (2016: EUR 686,860,862.70).

The 95,109 treasury shares held by the company without any dividend entitlement at the time of the proposal are not included in the calculation of the amount to be distributed.

[31] Related party transactions

In addition to the subsidiaries included in the Group financial statements, Linde AG is related, directly or indirectly, while carrying out its normal business activities, to non-consolidated subsidiaries, joint ventures and associates. The business relationships with these companies are generally conducted under the same conditions as for non-related third parties. Related companies which are controlled by The Linde Group or over which The Linde Group may exercise significant influence are disclosed in the list of shareholdings, arranged by division.

REVENUE WITH RELATED PARTIES

	2015				2016				2017
in EUR m	Non- consolidated subsidiaries	Associates or joint ventures	Other related parties	Total	Non- consolidated subsidiaries	Associates and joint ventures	Other related parties	Total	Non- consolidated subsidiaries	Associate and joints ventures	Other related parties	Total
Sales of goods	—	14	—	14	—	18	—	18	—	23	—	23
Revenue based on PoC	—	7	—	7	—	40	—	40	—	59	—	59
Other revenue	—	—	—	—	—	2	—	2	—	2	—	2

PURCHASED GOODS AND SERVICES FROM RELATED PARTIES

	2015				2016				2017
in EUR m	Non- consolidated subsidiaries	Associates and joint ventures	Other related parties	Total	Non- consolidated subsidiaries	Associates and joint ventures	Other related parties	Total	Non- consolidated subsidiaries	Associates and joint ventures	Other related parties	Total
Goods and services purchased from related parties	4	110	—	114	2	88	—	90	3	112	—	115

Related persons are mainly the members of the Executive Board and Supervisory Board. In 2017, there were no significant transactions (2016: none; 2015: none) between The Linde Group and members of the Executive Board and Supervisory Board or their family members which were outside the bounds of existing employment, service or appointment agreements or remuneration contracts.

Some members of Linde’s Executive Board and Supervisory Board hold similar positions in other companies. Linde has normal business relationships with virtually all these companies. The sale and purchase of goods and services to and from these companies take place under the usual market conditions.

RECEIVABLES FROM AND LIABILITIES TO RELATED PARTIES

	31.12.2016				31.12.2017
in EUR m	Non- consolidated subsidiaries	Associates or joint ventures	Other related parties	Total	Non- consolidated subsidiaries	Associates or joint ventures	Other related parties	Total
Receivables from related parties	—	46	—	46	1	67	—	68
Liabilities to related parties	—	63	—	63	2	45	—	47

There were no charge-free guarantee agreements in place for associates or joint ventures on the reporting date (2016 and 2015: EUR 0 m), nor any open purchase orders relating to joint ventures (2016: EUR 1 m).

[32] Additional information about the Supervisory Board and Executive Board

Supervisory Board

The total emoluments of the Supervisory Board shown in the table below are based on the cost incurred in the financial year in accordance with IAS 24.17. In the 2017 financial year, there were no advances or loans to members of the Supervisory Board.

EMOLUMENTS OF THE SUPERVISORY BOARD (INCL. VAT)

in EUR m	2015	2016	2017
Fixed emoluments	2,891,700	2,886,433	2,892,433
Attendance fees	97,580	133,280	149,940
TOTAL EMOLUMENTS	2,989,280	3,019,713	3,042,373

Executive Board

SHARES GRANTED FROM SHARE-BASED PAYMENTS

	2015		2016		2017
	units	Value per unit when granted in EUR	units	Value per unit when granted in EUR	units	Value per unit when granted in EUR
Options (LTIP 2012)	40,231	67.11	41,196	55.83	29,840	78.42
Matching shares (LTIP 2012)	4,275	157.91	4,737	121.40	3,672	159.31

In the reporting year as well as the in the year before, there were no advances or loans to members of the Executive Board.

Total remuneration paid to former members of the Executive Board and their surviving dependants amounted to EUR 2,944,748 (2016: EUR 10,202,212). A provision of EUR 58,364,954 (2016: EUR 59,710,818) has been made in The Linde Group for current pensions and future pension benefits in respect of former members of the Executive Board and their surviving dependants. Within Linde AG, the corresponding provision was EUR 47,625,733 (2016: EUR 46,747,736).

The emoluments of the Executive Board in accordance with IAS 24.17, based on the cost incurred in the financial year, were as follows:

EMOLUMENTS OF THE EXECUTIVE BOARD IN ACCORDANCE WITH IFRS

in EUR	2015	2016	2017
Short-term cash emoluments	8,665,205	7,551,570	7,017,232
Long-term cash emoluments	2,912,840	2,519,268	2,358,568
TOTAL CASH EMOLUMENTS	11,578,045	10,070,838	9,375,800

Change in value of virtual shares	65,644	-133,253	41,526
Cost Long Term Incentive Plan	1,122,133	-161,942	1,397,378
Service cost for pension obligation	2,105,419	953,525	1,112,822
TOTAL EMOLUMENTS (IFRS)	14,871,241	10,729,168	11,927,526

No post-employment benefits arose in the 2017 financial year (2016: EUR 6,565,134).

The remuneration report presents the basic features and structure of the remuneration of the Executive Board.

[33] Contingent liabilities and other financial commitments

CONTINGENT LIABILITIES

in EUR m	31.12.2016	31.12.2017
Guarantees	1	2
Warranties	—	—
Other contingent liabilities	73	69
TOTAL	74	71

Warranties and guarantee agreements

Contingent liabilities arise at Linde from guarantees and warranties, among other things. In exceptional cases, Linde enters into warranties with banks to secure loans of non-consolidated companies. Other contingent liabilities mainly include penalties and interest for a potential subsequent tax payment in Brazil. Judicial proceedings have been ongoing in this matter for some years now. It is not possible to reliably pinpoint the timing of potential cash outflows. There is no entitlement to reimbursement.

In the 2017 financial year, contingent assets of EUR 2 m were also recognised. These relate, among other things, to potential reimbursements of litigation expenses if a judgment is passed in Linde’s favour.

Other contingencies

The Engineering Division regularly enters into contracts with consortium partners to build turnkey industrial plants, under which the consortium partners assume joint and several liability to the customer for the total volume of the contract. There are clear internal rules here as to how the liability should be split between the partners. At present, there are plant construction orders with one of our consortium partners totaling EUR 7 m (2016: EUR 732 m). Linde currently anticipates that there will be no joint and several liability claim and has therefore not disclosed any contingent liability in respect of these contracts.

Other financial commitments

Other financial commitments include lease commitments relating to operating leases and commitments relating to orders. Commitments relating to orders are in respect of open orders for which a contractual payment obligation has already been agreed.

OTHER FINANCIAL COMMITMENTS

in EUR m	31.12.2016	31.12.2017
Obligations under non-cancellable operating leases	538	485
Capital expenditure commitment (tangible fixed assets)	247	360
Capital expenditure commitment (intangible assets)	3	1
TOTAL	788	846

PROCUREMENT LEASES

in EUR m	31.12.2016	31.12.2017
Total future minimum lease payments (gross investment)
due within one year	131	119
due in one to five years	262	246
due in more than five years	145	120
Total	538	485

The minimum lease payments relate to leased buildings, technical equipment, fixtures, furniture and equipment (procurement leases). They are in respect of a large number of individual contracts. In the 2017 financial year, costs arising from operating leases of EUR 296 m (2016: EUR 297 m) were recognised.

Litigation

The Linde Group or one of its Group companies are involved in current or foreseeable legal or arbitration proceedings in the normal course of business.

In 2010, the Brazilian competition authority CADE imposed fines on a number of gases companies, including Linde’s Brazilian subsidiary, on the grounds of alleged anti-competitive business conduct in the years 1998 to 2004. An amount of around BRL 188 m is attributable to The Linde Group in this respect. Based on the exchange rate on the reporting date, this equates to around EUR 47 m. Seen from today’s perspective and as a result of positive judgments in the first and second instance, Linde assumes that this decision will not stand up to judicial review in the third instance either, and deems the possibility of cash outflows to be extremely unlikely. As a result, no provision has been set up as a liability, and the matter is not reflected in the contingent liabilities either.

Linde is also party to various current or foreseeable legal or arbitration proceedings in respect of which the probability of a claim is unlikely or the impact on the economic situation of The Linde Group will be immaterial.

Appropriate provisions for potential financial liabilities have been made in the relevant Group company for all other proceedings in which Linde is involved.

[34] Events after the reporting date

No significant events occurred for The Linde Group between the reporting date and 19 February 2018. On 19 February 2018, the Executive Board of Linde AG released the consolidated financial statements for submission to the Supervisory Board. It is the responsibility of the Supervisory Board to examine the consolidated financial statements and to state whether it approves them. The Group financial statements, the statutory financial statements of Linde AG and the annual report are published on 8 March 2018 after they have been approved at the Supervisory Board meeting on 7 March 2018.